Filed pursuant to Rule 424(b)(3)

Registration No. 333-217557

PROSPECTUS SUPPLEMENT No. 2

(To prospectus dated June 13, 2017)

16,100,000 Shares

Select Energy Services, Inc.

CLASS A COMMON STOCK

This prospectus supplement No. 2 supplements the prospectus dated June 13, 2017 filed pursuant to Rule 424(b)(1) (the “Prospectus”) by Select Energy Services, Inc. (the “Company” or “we”) as supplemented by the prospectus supplement No. 1 dated July 14, 2017. Pursuant to the Prospectus, this prospectus supplement relates to the offering of 16,100,000 shares of Class A common stock by the selling shareholders named in the Prospectus.

This prospectus supplement incorporates into our Prospectus the information contained in our attached Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on July 19, 2017.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our Class A common stock are traded on the New York Stock Exchange under the symbol “WTTR.”

Investing in our Class A common stock involves risks. Please see “Risk Factors” beginning on page 11 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 19, 2017.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2017

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 North I-35, P.O. Box 1715

Gainesville, Texas 76241

(Address of Principal Executive Offices)

(940) 668-0259

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Merger Agreement

On July 18, 2017, Select Energy Services, Inc., a Delaware corporation (the “Company” or “Select”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rockwater Energy Solutions, Inc., a Delaware corporation (“Rockwater”), Rockwater Energy Solutions, LLC, a Delaware limited liability company and a subsidiary of Rockwater (“RES Holdings”), SES Holdings, LLC, a Delaware limited liability company and a subsidiary of Select (“SES Holdings”), Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Select (“Corporate Merger Sub”), Raptor Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of SES Holdings (“LLC Merger Sub”), pursuant to which Select will merge with Rockwater in a stock-for-stock transaction. As more fully described below, subject to certain exceptions, holders of common stock of Rockwater will receive common stock in Select, and holders of units in RES Holdings will receive units in SES Holdings. Upon consummation of the transactions, the Company expects that current Select stockholders will own approximately 64.4% of the combined company and current Rockwater stockholders will own approximately 35.6% of the combined company.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Corporate Merger Sub will be merged with and into Rockwater, with Rockwater continuing as the surviving entity as a wholly owned subsidiary of Select (the “Corporate Merger”), and LLC Merger Sub will be merged with and into RES Holdings, with RES Holdings continuing as the surviving entity as a wholly owned subsidiary of SES Holdings (the “LLC Merger” and together with the Corporate Merger, the “Merger”).

Under the terms of the Merger Agreement and at the effective time of the Corporate Merger, subject to certain exceptions, (x) each share of Rockwater’s Class A Common Stock, $0.01 par value per share (“Rockwater Class A Common Stock”), then outstanding will be converted into the right to receive a number of shares of Select’s Class A Common Stock, $0.01 par value per share (“Select Class A Common Stock”), equal to 0.7777 per each such share (subject to certain adjustments in the Merger Agreement, the “Exchange Ratio”), (y) each share of Rockwater’s Class A-1 Common Stock, $0.01 par value per share, then outstanding will be converted into the right to receive a number of shares of Select Class A-2 Common Stock (as defined below in the Amended and Restated Certificate (as defined below)) equal to the Exchange Ratio, and (z) each share of Rockwater’s Class B Common Stock, $0.01 par value per share, then outstanding will be converted into the right to receive a number of shares of Select’s Class B Common Stock, $0.01 par value per share, equal to the Exchange Ratio (such issuance of common stock, the “Stock Issuance”). Under the terms of the Merger Agreement and at the effective time of the LLC Merger, subject to certain exceptions, each unit of RES Holdings (the “RES Holdings Units”) then outstanding (including RES Holdings Units held by Rockwater) will be converted into the right to receive a number of units in SES Holdings equal to the Exchange Ratio.

At the effective time of the Corporate Merger (the “Corporate Merger Effective Time”), each outstanding option to purchase shares of Rockwater Class A Common Stock (each, a “Rockwater Stock Option”) will be converted into an option (a “Select Stock Option”) to acquire, on the same terms and conditions as were applicable to such Rockwater Stock Option immediately prior to the Corporate Merger Effective Time, the number of shares of Select Class A Common Stock determined by multiplying the number of shares of Rockwater Class A Common Stock subject to such Rockwater Stock Option as of immediately prior to the Corporate Merger Effective Time by the Exchange Ratio, at an exercise price per share of Select Class A Common Stock equal to the exercise price per share of Rockwater Class A Common Stock under such Rockwater Stock Option divided by the Exchange Ratio (such conversions, collectively, the “Option Conversion”). Additionally, at the Corporate Merger Effective Time, each share of restricted Rockwater Class A Common Stock (each, a “Rockwater Restricted Stock Award”) that is outstanding immediately prior to the Corporate Merger Effective Time will cease to represent Rockwater Class A Common Stock and will be converted into a new award of restricted shares, subject to the same terms and conditions as were applicable to such Rockwater Restricted Stock Award prior to the Corporate Merger Effective Time, equal to the number of shares of Select Class A Common Stock determined by multiplying the number of shares of Rockwater Class A Common Stock subject to such Rockwater Restricted Stock Award as of immediately prior to the Corporate Merger Effective Time by the Exchange Ratio (such conversions, collectively, the “Restricted Stock Conversion”). Subject to certain New York Stock Exchange (“NYSE”) restrictions, the shares available under the Rockwater Energy Solutions, Inc. Amended and Restated 2017 Long Term Incentive Plan (the “Rockwater Equity Plan”) as of the Corporate Merger Effective Time (as appropriately adjusted to reflect the Exchange Ratio) may be

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used for post-transaction grants under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended from time to time, the “Select Equity Plan”). The Option Conversion, Restricted Stock Conversion and assumption of shares available under the Rockwater Equity Plan described in the preceding sentence are collectively referred to as the “Equity Award Actions.” In order to effectuate the Equity Award Actions, subject to and contingent upon the closing of the Merger (the “Closing”), Select has adopted the First Amendment to the Select Equity Plan (the “Equity Plan Amendment”), which provides for a means to grant the substitute awards contemplated by the Option Conversion and Restricted Stock Conversion and assume the shares available under the Rockwater Equity Plan.

Further, pursuant to the Merger Agreement, at or prior to the effective time of the Corporate Merger, the certificate of incorporation of Select will be amended and restated (such amended certificate, the “Amended and Restated Certificate”) to, among other things, make certain changes with respect to the previously outstanding shares of Class A-1 Common Stock of Select, par value $0.01 per share in order to issue shares of “Class A-2 Common Stock” to the former holders of Rockwater Class A-1 Common Stock. The former holders of Rockwater Class A-1 Common Stock will be entitled to the benefits of the registration rights agreement entered into in connection with their purchase of Rockwater Class A-1 Common Stock as a result of Select’s assumption of such agreement.

On July 18, 2017, holders of approximately 61.5% of the outstanding shares of common stock of Select (voting as a single class) executed and delivered a written consent adopting and approving the Stock Issuance  (including, for purposes of satisfying certain requirements under Rule 303A.08 of the NYSE Listed Company Manual, the Equity Award Actions), the Equity Plan Amendment and the Amended and Restated Certificate, which consent (the “Select Stockholders Consent”) became effective immediately following the execution of the Merger Agreement.

On July 18, 2017, (i) holders of approximately 53.2% of the outstanding shares of common stock of Rockwater (voting as a single class) executed and delivered a written consent adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Corporate Merger, which consent became effective immediately following the execution of the Merger Agreement, and (ii) holders of approximately 85.8% of the outstanding RES Holdings Units approved and adopted a written consent approving and adopting the Merger Agreement and the transactions contemplated thereby, including the LLC Merger.

As a result of the consents described above, no further approval by the stockholders of Select or Rockwater is required to consummate the transactions contemplated by the Merger Agreement.

In connection with the Closing, John Schmitz, the current Chairman and Chief Executive Officer of Select, will continue as Executive Chairman of the board of directors of Select, and Holli C. Ladhani, the current President, Chief Executive Officer and Chairman of the board of directors of Rockwater, will be appointed President and Chief Executive Officer of Select. At the Closing, Select will take all necessary corporate action to appoint to the board of directors of Select the following persons: (i) Holli C. Ladhani, as President and Chief Executive Officer, and three directors who are current members of Rockwater’s board of directors designated by Rockwater, after consultation with Select.

The Merger Agreement contains customary representations and warranties from both Select and Rockwater, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Closing. The parties are required to use their reasonable best efforts to consummate the transactions and obtain any required regulatory approvals, subject to certain exceptions. The Merger Agreement also prohibits Rockwater and Select from soliciting alternative acquisition proposals.

The Closing is subject to the satisfaction or waiver of closing conditions, including, among others, (1) the mailing of an information statement to Select’s stockholders at least twenty days prior to the closing date, (2) the authorization for listing of the Select Class A Common Stock issued in connection with the Merger on the NYSE, (3) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions having expired or being terminated, (4) there being no law or injunction prohibiting the consummation of the Merger, (5) the divestiture by Rockwater of certain specified businesses, (6) the receipt of a legal opinion by each of Select and Rockwater with respect to certain tax matters, (7) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (8) compliance by each other party in all material respects with their respective covenants and (9) the absence of a Company Material Adverse Effect or a Parent Material Adverse Effect (each as defined in the Merger Agreement), as applicable.

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Select and Rockwater may each terminate the Merger Agreement if the other commits certain breaches, subject to certain exceptions. Furthermore, the Merger Agreement may be terminated if the Merger has not been consummated by November 1, 2017, subject to an extension to December 31, 2017 or March 31, 2018 in certain circumstances. No termination fees are payable under the Merger Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement (including the Amended and Restated Certificate attached as Exhibit B thereto), which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amended and Restated Registration Rights Agreement

In connection with the Merger Agreement, Select entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), with SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC, SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P and WDC Aggregate LLC (collectively, the “Registration Rights Holders”), which, effective at the Closing, amends and restates the Registration Rights Agreement, dated December 20, 2016, among Select, SES Legacy Holdings, LLC and Crestview Partners II SES Investment B, LLC. Pursuant to the Amended and Restated Registration Rights Agreement, the Registration Rights Holders will have the right to participate in certain future underwritten public offerings of Select Class A Common Stock, subject to certain conditions, and certain Registration Rights Holders will have the right to initiate an underwritten offering of Select Class A Common Stock, subject to certain conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On July 18, 2017, the Select Stockholders Consent became effective immediately following the execution of the Merger Agreement. No further approval by Select’s stockholders is required to approve the Stock Issuance (including the Equity Award Actions), the Equity Plan Amendment or the Amended and Restated Certificate. Select will file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders an information statement describing, among other things, the Stock Issuance (including the Equity Award Actions), the Equity Plan Amendment, the Amended and Restated Certificate and the other material transactions contemplated by the Merger Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On July 18, 2017, the Company issued a press release announcing the Merger. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

In addition, on July 18, 2017, the Company posted an investor presentation to its website at www.selectenergyservices.com under the tab “Events and Presentations” related to the Merger. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01                   Other Events.

Cautionary Statement Regarding Forward Looking Statements

All statements in this report (including statements incorporated by reference herein) other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We

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have attempted to identify any forward-looking statements by using words such as “expect,” “will,” “estimate” and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, the factors discussed or referenced in the “Risk Factors” section of the prospectus we filed with the SEC on April 24, 2017, relating to our recently completed initial public offering.

You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s information statement in preliminary and definitive form. Stockholders are advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting the Company at 1820 N I-35, Gainesville, TX 76240 or (940)-668-1818.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Holdings, LLC, Raptor Merger Sub, Inc., Raptor Merger Sub, LLC, Rockwater Energy Solutions, Inc. and Rockwater Energy Solutions, LLC.*

4.1

Amended and Restated Registration Rights Agreement, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC, SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P and WDC Aggregate LLC.

99.1	Press Release, dated July 18, 2017.

99.2	Investor Presentation, dated July 18, 2017.

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Select Energy Services, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2017

SELECT ENERGY SERVICES, INC.

	By:	/s/ Gary Gillette
Gary Gillette
Chief Financial Officer and Senior Vice President

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EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Holdings, LLC, Raptor Merger Sub, Inc., Raptor Merger Sub, LLC, Rockwater Energy Solutions, Inc. and Rockwater Energy Solutions, LLC.*

4.1

Amended and Restated Registration Rights Agreement, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC, SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P and WDC Aggregate LLC.

99.1	Press Release, dated July 18, 2017.

99.2	Investor Presentation, dated July 18, 2017.

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Select Energy Services, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

SELECT ENERGY SERVICES, INC.,
a Delaware corporation,

RAPTOR MERGER SUB, INC.,
a Delaware corporation,

SES HOLDINGS, LLC,
a Delaware limited liability company,

RAPTOR MERGER SUB, LLC,
a Delaware limited liability company,

ROCKWATER ENERGY SOLUTIONS, INC.,
a Delaware corporation

and

ROCKWATER ENERGY SOLUTIONS, LLC,
a Delaware limited liability company

Dated as of July 18, 2017

TABLE OF CONTENTS

ARTICLE 1 THE MERGERS		3
1.1	Merger of Corporate Merger Sub Into the Company	3
1.2	Merger of LLC Merger Sub Into Company Holdco	4
1.3	Matters Concerning Parent	5
1.4	Closing Date	6

ARTICLE 2 CONVERSION OF SHARES AND MEMBERSHIP INTERESTS; EXCHANGE PROCEDURES		6
2.1	Conversion of Shares by the Corporate Merger	6
2.2	Conversion of Units by the LLC Merger	8
2.3	Treatment of Company Equity Awards	9
2.4	Closing of Transfer Books	10
2.5	Exchange in the Corporate Merger	11
2.6	Exchange in the LLC Merger	13
2.7	Appraisal Rights	15
2.8	Further Action	16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY HOLDCO		16
3.1	Organization and Good Standing	16
3.2	Authority; No Conflict	17
3.3	Capitalization	18
3.4	Financial Statements	20
3.5	Absence of Certain Changes and Events	21
3.6	Information Supplied	21
3.7	Intellectual Property	22
3.8	Property	22
3.9	Taxes	23
3.10	Employee Benefits	25
3.11	Compliance With Legal Requirements; Governmental Authorizations	27
3.12	Environmental Matters	28
3.13	Legal Proceedings	29
3.14	Contracts; No Defaults	29
3.15	Insurance	31
3.16	Labor and Employment Matters	32
3.17	Brokers	33
3.18	Customers and Suppliers	33
3.19	Anti-Takeover Statutes	33
3.20	No Other Representations and Warranties	33

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARENT GROUP PARTIES		34
4.1	Organization and Good Standing	34

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4.2	Authority; No Conflict	35
4.3	Capitalization	36
4.4	Parent SEC Filings	37
4.5	Financial Statements	39
4.6	Absence of Certain Changes and Events	39
4.7	Information Supplied	39
4.8	Intellectual Property	40
4.9	Property	40
4.10	Benefit Plans	41
4.11	Taxes	44
4.12	Environmental Matters	45
4.13	Compliance with Legal Requirements	46
4.14	Legal Proceedings	47
4.15	Contracts; No Defaults	47
4.16	Insurance	49
4.17	Labor and Employment Matters	49
4.18	Brokers	50
4.19	Financing	50
4.20	Customers and Suppliers	50
4.21	Ownership of Company Common Stock	50
4.22	No Other Representations and Warranties	50

ARTICLE 5 CERTAIN COVENANTS		51
5.1	Operation of the Company’s Business	51
5.2	Operation of Parent’s Business	55
5.3	Access to Information	59
5.4	Notification	59
5.5	No Solicitation by the Company	60
5.6	No Solicitation by Parent	60
5.7	Information Statement	61
5.8	Cooperation; Regulatory Approvals	61
5.9	Disclosure	62
5.10	Tax Matters	63
5.11	Listing	63
5.12	Takeover Laws and Provisions	63
5.13	Company Stockholder Consent	64
5.14	Employee Benefits	64
5.15	Indemnification of Officers and Directors	65
5.16	Transaction Litigation	67
5.17	Registration Rights Agreement	67
5.18	Financing Cooperation	67
5.19	Financing	68
5.20	Board Observer	69
5.21	Required Divestiture	69

ARTICLE 6 CONDITIONS PRECEDENT		69
6.1	Conditions to Each Party’s Obligations	69

ii

6.2	Conditions of Parent Group Parties	70
6.3	Conditions of the Company	71

ARTICLE 7 TERMINATION		73
7.1	Termination	73
7.2	Effect of Termination	74
7.3	Expenses	74

ARTICLE 8 MISCELLANEOUS PROVISIONS		74
8.1	Amendment	74
8.2	Remedies Cumulative; Waiver	74
8.3	Survival	75
8.4	Entire Agreement	75
8.5	Execution of Agreement; Counterparts; Electronic Signatures	75
8.6	Governing Law	76
8.7	Exclusive Jurisdiction; Venue	76
8.8	WAIVER OF JURY TRIAL	76
8.9	Disclosure Schedules	76
8.10	Assignments and Successors	77
8.11	No Third-Party Rights	78
8.12	Notices	78
8.13	Construction; Usage	79
8.14	Enforcement of Agreement	80
8.15	Severability	81
8.16	Lenders	81
8.17	Certain Definitions	81

Exhibits

Exhibit A	-	Certificate of Incorporation of the Surviving Corporation

Exhibit B	-	Parent Charter Amendment

Exhibit C	-	Limited Liability Company Agreement of the Surviving LLC

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of July 18, 2017, by and among SELECT ENERGY SERVICES, INC., a Delaware corporation (“Parent”), RAPTOR MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Corporate Merger Sub”), SES HOLDINGS, LLC, a Delaware limited liability company (“Parent Holdco”), RAPTOR MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent Holdco (“LLC Merger Sub”), ROCKWATER ENERGY SOLUTIONS, INC., a Delaware corporation (the “Company”), and ROCKWATER ENERGY SOLUTIONS, LLC, a Delaware limited liability company (“Company Holdco”). Certain capitalized terms used in this Agreement are defined in Section 8.17.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Company Board”), by unanimous vote at a meeting duly called and held, (i) determined that a strategic business combination between the Company and Parent is in the best interests of the Company’s stockholders, (ii) determined that this Agreement and the transactions contemplated hereby (the “Transactions”), including the merger of Corporate Merger Sub with and into the Company (the “Corporate Merger”), are fair to, and in the best interests of, the Company’s stockholders, (iii) approved and declared advisable this Agreement and the Transactions, including the Corporate Merger, (iv) recommended to the stockholders of the Company that they vote in favor of the approval and adoption of this Agreement in accordance with the DGCL and (v) directed that this Agreement be submitted to the stockholders of the Company for approval and adoption;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), by unanimous vote at a meeting duly called and held, (i) determined that a strategic business combination between the Company and Parent is in the best interests of Parent’s stockholders, (ii) determined that this Agreement and the Transactions, including the issuance of the shares of Parent Class A Common Stock, Parent Class A-1 Common Stock and Parent Class B Common Stock pursuant to this Agreement (the “Parent Stock Issuance”) and the Parent Charter Amendment, are fair to, and in the best interests of, Parent’s stockholders, (iii) approved and declared advisable this Agreement and the Transactions, including the Parent Stock Issuance and the Parent Charter Amendment, (iv) directed that the Parent Stock Issuance and the Parent Charter Amendment be submitted to the holders of Parent Common Stock for approval and adoption and (v) recommended that the holders of Parent Common Stock approve the Parent Stock Issuance and adopt the Parent Charter Amendment;

WHEREAS, the Board of Directors of Corporate Merger Sub approved and declared advisable this Agreement and the Transactions, including the Corporate Merger, and recommended that Parent, as sole stockholder of Corporate Merger Sub, approve and adopt this Agreement and the Transactions, including the Corporate Merger;

WHEREAS, prior to the execution and delivery of this Agreement, Parent, as the sole stockholder of Corporate Merger Sub, has executed and delivered a consent to adopt this Agreement, which consent shall become effective immediately following the approval of this Agreement by the Board of Directors of Corporate Merger Sub and the execution of this

Agreement pursuant to Section 228(c) of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, prior to the execution and delivery of this Agreement, holders of approximately 53.2% of the outstanding shares of Company Common Stock (voting together as a single class) (each, a “Company Consenting Stockholder”) have executed and delivered a written consent (the “Company Stockholder Consent”), which satisfies the Company Requisite Stockholder Approval, adopting and approving this Agreement and the Transactions, including the Corporate Merger, which consent shall become effective immediately following the approval of this Agreement by the Company Board and the execution of this Agreement in accordance with Section 228(c) of the DGCL;

WHEREAS, prior to the execution and delivery of this Agreement, holders of approximately 61.5% of the outstanding shares of Parent Common Stock (voting together as a single class) (each, a “Parent Consenting Stockholder”) have executed and delivered a written consent (the “Parent Stockholder Consent”), which satisfies the Parent Requisite Stockholder Approval, adopting and approving the Parent Stock Issuance and the Parent Charter Amendment, which consent shall become effective immediately following the approval of this Agreement by the Parent Board and the execution of this Agreement in accordance with Section 228(c) of the DGCL;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, certain of the Company Consenting Stockholders and Parent Consenting Stockholders have entered into a registration rights agreement (the “New Registration Rights Agreement”) to be effective as of the Corporate Merger Effective Time;

WHEREAS, concurrently with the execution and delivery of this Agreement, each Tax Receivable Agreement was amended by an Amendment No. 1 thereto (collectively, the “TRA Amendments”) with respect to, among other things, this Agreement and the Transactions;

WHEREAS, the Company, in its capacity as the sole managing member of Company Holdco, (i) determined that this Agreement and the Transactions, including the merger of LLC Merger Sub with and into Company Holdco (the “LLC Merger” and together with the Corporate Merger, the “Mergers”), are fair to, and in the best interests of, the holders of Company Holdco Units and (ii) approved and declared advisable this Agreement and the Transactions, including the LLC Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, holders of approximately 85.8% of the outstanding Company Holdco Units have approved and adopted a written consent (the “Company Holdco Unitholder Consent”), adopting and approving this Agreement and the Transactions, including the LLC Merger;

WHEREAS, Parent, in its capacity as the sole managing member of Parent Holdco, in its individual capacity and its capacity as the sole member of Select Energy Services, LLC, in its capacity as the sole member of LLC Merger Sub, has approved and adopted a written consent (the “Parent Subsidiary Consent”), approving and declaring advisable this Agreement and the Transactions, including the LLC Merger;

WHEREAS, for U.S. federal income tax purposes, (i) it is intended that the Corporate Merger qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the LLC Merger be treated as an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), and (ii) this Agreement is intended to be and hereby is adopted as a “plan of reorganization” for the Corporate Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agree as follows:

ARTICLE 1

THE MERGERS

1.1                               Merger of Corporate Merger Sub Into the Company.

(a)                                 Corporate Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Corporate Merger Effective Time, Corporate Merger Sub shall be merged with and into the Company and the separate existence of Corporate Merger Sub shall cease. Following the Corporate Merger Effective Time, the Company shall continue as the surviving corporation of the Corporate Merger (the “Surviving Corporation”).

(b)                                 Effect of the Corporate Merger. The Corporate Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Corporate Merger Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Corporate Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Corporate Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(c)                                  Corporate Merger Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the “Corporate Certificate of Merger”) shall be duly executed by the Company and, as promptly as reasonably practicable following the Closing, filed with the Secretary of State of the State of Delaware (the “Secretary of State”). The Corporate Merger shall become effective upon the later of: (i) the date and time of the filing of the Corporate Certificate of Merger with the Secretary of State, or (ii) such later date and time as may be specified in the Corporate Certificate of Merger as agreed to by the Parties. The date and time the Corporate Merger becomes effective is referred to in this Agreement as the “Corporate Merger Effective Time.” The Parent Charter Amendment shall be filed with the Secretary of State prior to the filing of the Corporate Certificate of Merger and shall become effective at or prior to the Corporate Merger Effective Time.

(d)                                 Organizational Documents.

(i)                                     At the Corporate Merger Effective Time, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Legal Requirements. At the Corporate Merger Effective Time, the bylaws of the Company shall be amended and restated to conform to the bylaws of Corporate Merger Sub as in effect immediately prior to the Corporate Merger Effective Time and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and applicable Legal Requirements.

(ii)                                  At or prior to the Corporate Merger Effective Time, the certificate of incorporation of Parent shall be amended as set forth in Exhibit B (the “Parent Charter Amendment”) and, such certificate of incorporation as amended by the Parent Charter Amendment, shall be the certificate of incorporation of Parent until thereafter amended in accordance with its terms or by applicable Legal Requirements.

(e)                                  Directors and Officers of the Surviving Corporation. The Parties shall take all necessary action such that, from and after the Corporate Merger Effective Time, the directors and officers of Corporate Merger Sub shall be the directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.

1.2                               Merger of LLC Merger Sub Into Company Holdco.

(a)                                 LLC Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the LLC Merger Effective Time, LLC Merger Sub shall be merged with and into Company Holdco and the separate existence of LLC Merger Sub shall cease. Following the LLC Merger Effective Time, Company Holdco shall continue as the surviving limited liability company of the LLC Merger (the “Surviving LLC”).

(b)                                 Effect of the LLC Merger. The LLC Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the LLC Merger Effective Time, all the property, rights, privileges, powers and franchises of each of Company Holdco and LLC Merger Sub shall vest in the Surviving LLC, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Company Holdco and LLC Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving LLC.

(c)                                  LLC Merger Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DLLCA (the “LLC Certificate of Merger”) shall be duly executed by the Company and, as promptly as reasonably practicable following the Closing, filed with the Secretary of State. The LLC Merger shall become effective upon the later of: (i) the date and time of the filing of the LLC Certificate of Merger with the Secretary of State, or (ii) such later date and time as may be specified in the

LLC Certificate of Merger as agreed to by the Parties; provided, however, that in no event shall the LLC Merger Effective Time occur prior to the Corporate Merger Effective Time. The date and time the LLC Merger becomes effective is referred to in this Agreement as the “LLC Merger Effective Time.”

(d)                                 Organizational Documents. At the LLC Merger Effective Time, the certificate of formation of Company Holdco as in effect immediately prior to the LLC Merger Effective Time shall remain unchanged except that the name of the Surviving LLC shall be changed to “Select Energy Solutions (RW), LLC.” At the LLC Merger Effective Time, the limited liability company agreement of Company Holdco as in effect immediately prior to the LLC Merger Effective Time shall be amended and restated to read in its entirety as set forth in Exhibit C and, as so amended and restated, shall be the limited liability company agreement of the Surviving LLC until thereafter amended in accordance with its terms and applicable Legal Requirements.

(e)                                  Officers of the Surviving LLC. The Parties shall take all necessary action such that, from and after the LLC Merger Effective Time, the officers of LLC Merger Sub shall be the officers of the Surviving LLC, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving LLC.

1.3                               Matters Concerning Parent. Subject to the occurrence of the LLC Merger Effective Time:

(a)                                 Parent shall relocate the corporate headquarters of Parent to Houston, Texas;

(b)                                 Parent shall maintain the headquarters of its water business in Gainesville, Texas;

(c)                                  John Schmitz shall continue as Executive Chairman of the Board of Parent;

(d)                                 Parent shall appoint Holli Ladhani as President and Chief Executive Officer of Parent (the “Chief Executive Officer”); and

(e)                                  Parent shall take necessary corporate action so that, upon and after the Corporate Merger Effective Time, the size of the Parent Board shall be increased by four members, and the following persons shall be appointed to fill the vacancies on the Parent Board created by such increase: (i) the Chief Executive Officer and (ii) three directors who are current members of the Company Board (the “Designated Directors”) designated by the Company, after consultation with Parent, before the mailing of the Information Statement, all of whom shall qualify as independent directors under the rules and regulations of the NYSE (the “NYSE Rules”) and at least one of whom shall qualify as independent for purposes of the Audit Committee of the Parent Board under the NYSE Rules, the Exchange Act and SOX. Parent shall also take necessary corporate action so that, upon the Corporate Merger Effective Time, a Nominating and Governance Committee of the Parent Board shall be formed and one of the Designated Directors shall be appointed as the Chairman thereof. If prior to the Corporate

Merger Effective Time, any Designated Director is unwilling or unable to serve (or to continue to serve) as a director of Parent as a result of illness, death, resignation or any other reason, then, any replacement for such Person shall be selected by the Company Board, after consultation with Parent, and such replacement shall constitute a Designated Director.

1.4                               Closing Date. The closing of the Transactions (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 9:00 a.m. local time on the third (3rd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 (other than the condition set forth in Section 6.3(f), which must be satisfied immediately prior to the Closing, and those conditions that by their nature cannot be satisfied prior to the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or at such other time and date as may be mutually agreed by Parent and the Company (such date, the “Closing Date”).  Notwithstanding anything to the contrary in this Agreement, in no event shall the Closing occur prior to the expiration of the Marketing Period.

ARTICLE 2

CONVERSION OF SHARES AND MEMBERSHIP INTERESTS; EXCHANGE PROCEDURES

2.1                               Conversion of Shares by the Corporate Merger.

(a)                                 At the Corporate Merger Effective Time, by virtue of the Corporate Merger and without any further action on the part of Parent, Corporate Merger Sub, the Company or any holder of any of the Parties’ securities:

(i)                                     any shares of Company Common Stock then owned by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)                                  any shares of Company Common Stock then owned by Parent or Corporate Merger Sub or any of Parent’s Subsidiaries shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)                               except as provided in clauses (i) and (ii) of this Section 2.1(a) and subject to Sections 2.1(b), 2.1(c) and 2.1(d), (A) each share of Company Class A Common Stock then outstanding (including any such shares held by any wholly owned Subsidiary of the Company or any wholly owned Subsidiary of Parent, but excluding any Appraisal Shares) shall be converted into the right to receive a number of shares of Parent Class A Common Stock equal to the Exchange Ratio, (B) each share of Company Class A-1 Common Stock then outstanding (including any such shares held by any wholly owned Subsidiary of the Company or any wholly owned Subsidiary of Parent, but excluding any Appraisal Shares) shall be converted into the right to receive a number of shares of Parent Class A-1 Common Stock equal to the Exchange Ratio and (C) each share of Company Class B Common Stock then outstanding (including any such shares held by any wholly owned Subsidiary of the Company or any wholly owned

Subsidiary of Parent, but excluding any Appraisal Shares) shall be converted into the right to receive a number of shares of Parent Class B Common Stock equal to the Exchange Ratio; and

(iv)                              each share of the common stock, $0.01 par value per share, of Corporate Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

(b)                                 If, between the date of this Agreement and the Corporate Merger Effective Time, the outstanding shares of any class of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization, or other similar transaction or event, or there occurs a record date with respect to any of the foregoing, then the Exchange Ratio with respect to such class and any similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of Company Common Stock and Company Equity Awards with the same economic effect as was contemplated by this Agreement prior to giving effect to such event.

(c)                                  No fractional shares of Parent Common Stock shall be issued in connection with the Corporate Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Class A Common Stock or Company Class A-1 Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder), in lieu of such fraction of a share and, upon surrender of such holder’s Company Stock Certificate or Book Entry Shares in accordance with Section 2.5, shall receive a cash payment, without interest, in an amount equal to the product of (i) such fractional part of a share of Parent Class A Common Stock or Parent Class A-1 Common Stock, as applicable, multiplied by (ii) the volume weighted average price of Parent Class A Common Stock for the five (5) consecutive trading days ending on the date immediately prior to the Closing Date as reported by Bloomberg, L.P.. Notwithstanding any other provision of this Agreement, if any holder of Company Class B Common Stock would otherwise be entitled to receive a fraction of a share of Parent Class B Common Stock (after aggregating all fractional shares of Parent Class B Common Stock issuable to such holder), such fraction of a share of Parent Class B Common Stock shall be canceled, and such holder shall not be entitled to any additional consideration in exchange for such fractional share of Parent Class B Stock. The Parties acknowledge and agree that any such fractional shares of Parent Class B Common Stock have no fair value for purposes of Section 155 of the DGCL.

(d)                                 Notwithstanding anything in this Agreement to the contrary, (i) if any holder of Company Class A Common Stock or Company Class A-1 Common Stock is not an Accredited Investor, such holder shall receive, in lieu of receiving the consideration set forth in Section 2.1(a), a cash payment, without interest, in an amount equal to the product of (x) the number of shares of Parent Common Stock that such stockholder would otherwise be entitled to receive pursuant to Section 2.1(a) and (y) the volume weighted average price of Parent Class A Common Stock for the five (5) consecutive trading days ending on the date immediately prior to the Closing Date as reported by Bloomberg, L.P., and (b) if any holder of Company Class B Common Stock is not an Accredited Investor, then such shares of Company Class B Common Stock shall be canceled, and such holder shall not be entitled to any consideration in exchange for such shares.

2.2                               Conversion of Units by the LLC Merger.

(a)                                 At the LLC Merger Effective Time, by virtue of the LLC Merger and without any further action on the part of Parent Holdco, LLC Merger Sub, Company Holdco or any holder of any of the Parties’ securities:

(i)                                     any Company Holdco Units then owned by Company Holdco (or held in Company Holdco’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)                                  any Company Holdco Units then owned by Parent Holdco or LLC Merger Sub shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)                               except as provided in clauses (i) and (ii) of this Section 2.2(a) and subject to Sections 2.2(b), 2.2(c) and 2.2(d), each Company Holdco Unit then outstanding (including any Company Holdco Units held by any wholly owned Subsidiary of Company Holdco or any wholly owned Subsidiary of Parent Holdco (including the Company)) shall be converted into the right to receive a number of Parent Holdco Units equal to the Exchange Ratio; and

(iv)                              each limited liability company interest in LLC Merger Sub then outstanding shall be converted into one limited liability company interest of the Surviving LLC.

(b)                                 If, between the date of this Agreement and the LLC Merger Effective Time, the Parent Holdco Units or the Company Holdco Units are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization, or other similar transaction or event, or there occurs a record date with respect to any of the foregoing, then the Exchange Ratio with respect to such class and any similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of Company Holdco Units with the same economic effect as was contemplated by this Agreement prior to giving effect to such event.

(c)                                  No fractional Parent Holdco Units shall be issued in connection with the LLC Merger, and no certificates or scrip for any such fractional Parent Holdco Units shall be issued. Any holder of Company Holdco Units who would otherwise be entitled to receive a fraction of a Parent Holdco Unit (after aggregating all fractional Parent Holdco Units issuable to such holder), in lieu of such fraction of a share and, upon surrender of such holder’s Company Holdco Certificate or Book Entry Units in accordance with Section 2.6, shall receive a cash payment, without interest, in an amount equal to the product of (i) such fractional part of a Parent Holdco Unit multiplied by (ii) the volume weighted average price of Parent Class A Common Stock for the five (5) consecutive trading days ending on the date immediately prior to the Closing Date as reported by Bloomberg, L.P.

(d)                                 Notwithstanding anything in this Agreement to the contrary, if any holder of Company Holdco Units is not an Accredited Investor, such holder shall receive, in lieu of receiving the consideration set forth in Section 2.2(a), a cash payment, without interest, in an amount equal to the product of (x) the number of Parent Holdco Units that such stockholder would otherwise be entitled to receive pursuant to Section 2.2(a) and (y) the volume weighted average price of Parent Class A Common Stock for the five (5) consecutive trading days ending on the date immediately prior to the Closing Date as reported by Bloomberg, L.P.

2.3                               Treatment of Company Equity Awards. In accordance with the Company’s Amended and Restated 2017 Long Term Incentive Plan (as amended from time to time, the “Company Equity Plan”) and the applicable award agreements governing equity-based awards granted thereunder that are outstanding immediately prior to the Corporate Merger Effective Time, the following treatment shall apply with respect thereto:

(a)                                 Company Stock Options. By virtue of the Corporate Merger and without any action on the part of the holders thereof, each option to purchase shares of Company Class A Common Stock granted under the Company Equity Plan (each, a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Corporate Merger Effective Time shall, as of the Corporate Merger Effective Time, cease to represent a right to acquire shares of Company Class A Common Stock and shall be converted into an option (a “Parent Stock Option”) to acquire, on the same terms and conditions (including with respect to vesting, exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Company Stock Option immediately prior to the Corporate Merger Effective Time, the number of shares of Parent Class A Common Stock (rounded, if necessary, down to the nearest whole share) determined by multiplying the number of shares of Company Class A Common Stock subject to such Company Stock Option as of immediately prior to the Corporate Merger Effective Time by the Exchange Ratio, at an exercise price per share of Parent Class A Common Stock (rounded, if necessary, up to the nearest whole cent) equal to the exercise price per share of Company Class A Common Stock under such Company Stock Option divided by the Exchange Ratio; provided, however, that the adjustments provided in this Section 2.3(a) with respect to any Company Stock Options, whether or not they are “incentive stock options” as defined in Section 422 of the Code, are intended to be effected in a manner that is consistent with Section 424(a) of the Code and Section 409A of the Code and the respective regulations promulgated thereunder; provided, further, that, for the avoidance of doubt, each Company Stock Option that entitles its holder to accelerated vesting solely upon the occurrence of a “Change in Control” (as defined in the Company Equity Plan) pursuant to the terms of the applicable award agreement governing such Company Stock Option shall be converted into a Parent Stock Option that is fully vested and exercisable as of the Corporate Merger Effective Time, as described in this Section 2.3(a).

(b)                                 Company Restricted Stock Awards. By virtue of the Corporate Merger and without any action on the part of the holders thereof, each award of Company Class A Common Stock subject to vesting, repurchase or other lapse restriction granted under the Company Equity Plan (each, a “Company Restricted Stock Award” and together with the Company Stock Options, the “Company Equity Awards”) that is outstanding as of immediately prior to the Corporate Merger Effective Time, shall, as of the Corporate Merger Effective Time, cease to represent Company Class A Common Stock and shall be converted into a new award (each, a “Parent Restricted Stock Award”) of restricted shares, subject to the same terms and conditions (including with respect to vesting, forfeiture and the ability to satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Company Restricted Stock Award immediately prior to the Corporate Merger Effective Time, which consists of the number of shares of Parent Class A Common Stock (rounded, if necessary, down to the nearest whole share) determined by multiplying the number of shares of Company Class A Common Stock subject to such Company Restricted Stock Award as of immediately prior to the Corporate Merger Effective Time by the Exchange Ratio.

(c)                                  Prior to the Corporate Merger Effective Time, the Company Board (or the appropriate committee thereof) and the Parent Board (or the appropriate committee thereof) shall take such action and adopt such resolutions as are required to effectuate the treatment of the Company Equity Awards pursuant to the terms of this Section 2.3, including that (i) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to assume and continue the Company Equity Plan subject to any amendment or termination in accordance with the terms of the Company Equity Plan; (ii) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to reserve for issuance a sufficient number of shares of Parent Class A Common Stock for delivery upon the exercise of a Parent Stock Option or the vesting of a Parent Restricted Stock Award; and (iii) the Company Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to ensure that after the Corporate Merger Effective Time, neither the Company nor any of its Subsidiaries will be required to deliver Company Class A Common Stock or any other securities to any person upon the exercise of Company Stock Options or the vesting of a Company Restricted Stock Award.

(d)                                 As promptly as reasonably practicable following the Corporate Merger Effective Time, Parent shall file a new or amended Form S-8 registration statement or a post-effective amendment to an existing Form S-8 registration statement (or any other appropriate form) with respect to the shares of Parent Class A Common Stock available for grant and delivery under the Company Equity Plan or Parent Equity Plan from and after the Corporate Merger Effective Time and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such shares of Parent Class A Common Stock are available for grant and delivery under the Company Equity Plan. In the event that, prior to the Corporate Merger Effective Time, the Company changes the number of shares of Company Class A Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Class A Common Stock issued and outstanding, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Exchange Ratio shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Exchange Ratio.

2.4                               Closing of Transfer Books.

(a)                                 At the Corporate Merger Effective Time: (i) all holders of shares of Company Common Stock (other than the Appraisal Shares) that were outstanding immediately prior to the Corporate Merger Effective Time shall cease to have any rights as stockholders of the Company other than the right to receive the consideration contemplated by Section 2.1, cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions payable pursuant to Section 2.5(c); and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Corporate Merger Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Corporate Merger Effective Time. If, after the Corporate Merger Effective Time, any shares of Company Common Stock are presented to the Exchange Agent or to the Surviving Corporation or Parent, such shares of Company Common Stock shall be canceled and shall be exchanged as provided in Section 2.5.  No later than one (1) Business Day prior to the Closing Date, the Company shall deliver to Parent a true and correct stock ledger of the Company with respect to the Company Common Stock and the Company Equity Awards. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to rely upon such information for all purposes of this Agreement and, to the fullest extent permitted by applicable Legal Requirements, none of the Parent Group Parties or the Exchange Agent or their respective Affiliates shall have any liability to any stockholder of the Company (including any holder of Company Equity Awards) or any other Person relying on or taking actions in accordance with such information.

(b)                                 At the LLC Merger Effective Time: (i) all holders of Company Holdco Units that were outstanding immediately prior to the LLC Merger Effective Time shall cease to have any rights as unitholders of Company Holdco other than the right to receive the consideration contemplated by Section 2.2, cash in lieu of any fractional share of Parent Common Stock and any dividend or other distributions payable pursuant to Section 2.6(c); and (ii) the transfer books of Company Holdco shall be closed with respect to all Company Holdco Units outstanding immediately prior to the LLC Merger Effective Time. No further transfer of any such Company Holdco Units shall be made on such transfer books after the LLC Merger Effective Time. If, after the LLC Merger Effective Time, any Company Holdco Units are presented to the Exchange Agent or to the Surviving LLC or Parent Holdco, such Company Holdco Units shall be canceled and shall be exchanged as provided in Section 2.6.  No later than one (1) Business Day prior to the Closing Date, the Company shall deliver to Parent a true and correct unit ledger of Company Holdco with respect to the equity interests in Company Holdco. Parent, Parent Holdco, the Surviving LLC and the Exchange Agent shall be entitled to rely upon such information for all purposes of this Agreement and, to the fullest extent permitted by applicable Legal Requirements, none of the Parent Group Parties or the Exchange Agent or their respective Affiliates shall have any liability to any equityholder of Company Holdco or any other Person relying on or taking actions in accordance with such information.

2.5                               Exchange in the Corporate Merger.

(a)                                 Prior to the Corporate Merger Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as exchange agent in the Corporate Merger (the “Exchange Agent”). Parent shall make available to the Exchange Agent (by instruction to Parent’s transfer agent) as promptly as reasonably practicable after the Corporate Merger Effective Time, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1, bearing customary legends noting that such securities constitute restricted securities under the Securities Act (or make appropriate alternative arrangements if uncertificated shares of Parent Common Stock represented by a book entry will be issued) and an aggregate amount of cash comprising approximately the amount to be delivered pursuant to Section 2.1(c). Any cash and shares of Parent Common Stock deposited with the Exchange Agent (including as payment in accordance with Section 2.1(c) and Section 2.1(d) and any dividends or other distributions in accordance with Section 2.5(c)) shall hereinafter be referred to as the “Exchange Fund.”

(b)           As promptly as reasonably practicable after the Corporate Merger Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail to the record holders of Company Common Stock (i) if required by the processes and procedures of the Exchange Agent, a letter of transmittal in customary form and containing such provisions as Parent and the Company reasonably agree prior to the Corporate Merger Effective Time (including a provision confirming that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Stock Certificates to the Exchange Agent or, in the case of Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use in effecting the surrender of such holder’s Company Stock Certificates and Book Entry Shares in exchange for (A) certificates representing Parent Common Stock bearing customary legends noting that such securities constitute restricted securities under the Securities Act (or appropriate alternative arrangements if uncertificated shares of Parent Common Stock represented by a book entry will be issued) or cash in lieu of such shares as provided in Section 2.1(d), (B) any cash in lieu of any fractional share of Parent Common Stock pursuant to Section 2.1(c) and (C) any dividends or other distributions payment pursuant to Section 2.5(c). Exchange of any Book Entry Shares shall be effected in accordance with the Exchange Agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a Company Stock Certificate or Book Entry Share to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Company Stock Certificate or Book Entry Shares shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (or uncertificated shares of Parent Common Stock represented by a book entry) that such holder has the right to receive pursuant to the provisions of Section 2.1 or cash in lieu of such shares as provided in Section 2.1(d), cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions payable pursuant to Section 2.5(c). The Company Stock Certificate or Book Entry Share so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.5, each Company Stock Certificate or Book Entry Share shall be deemed, from and after the Corporate Merger Effective Time, to represent only the right to receive shares of Parent Common Stock pursuant to Section 2.1 or cash in lieu of such shares as provided in Section 2.1(d), cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions payable pursuant to Section 2.5(c). If any Company Stock Certificate shall have been lost, stolen, or destroyed, Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen, or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Exchange Agent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent, or the Surviving Corporation with respect to such Company Stock Certificate.

(c)           No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Corporate Merger Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate or Book Entry Share with respect to the shares of Parent Common Stock that such holder has the right to receive in the Corporate Merger until such holder surrenders such Company Stock Certificate or Book Entry

Shares in accordance with this Section 2.5 (at which time such holder shall be entitled, subject to the effect of applicable escheat law or similar Legal Requirement, to receive all such dividends and distributions, without interest).

(d)           Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates or Book Entry Shares as of the date 12 months after the Corporate Merger Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Book Entry Shares who have not theretofore surrendered their Company Stock Certificates or Book Entry Shares in accordance with this Section 2.5 and submitted a letter of transmittal, shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock, in each case without interest thereon.

(e)           Each of the Exchange Agent, Parent, the Company, Corporate Merger Sub, the Surviving Corporation, Parent Holdco, Company Holdco, and the Surviving LLC shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local, or non-U.S. Tax Legal Requirements or under any other applicable Legal Requirement (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Parent Common Stock). To the extent such amounts are so deducted or withheld and paid over to the relevant Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, and, if withholding is taken in Parent Common Stock, the relevant withholding party shall be treated as having sold such Parent Common Stock on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate Tax authority.

(f)            Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official pursuant to any applicable abandoned property law, escheat law, or similar Legal Requirement.

2.6          Exchange in the LLC Merger.

(a)           Parent Holdco shall make available to the Exchange Agent as promptly as reasonably practicable after the LLC Merger Effective Time, certificates representing the Parent Holdco Units issuable pursuant to Section 2.2, bearing customary legends noting that such securities constitute restricted securities under the Securities Act (or make appropriate alternative arrangements if uncertificated Parent Holdco Units represented by a book entry will be issued) and an aggregate amount of cash comprising approximately the amount to be delivered pursuant to Section 2.2(c). Any cash and Parent Holdco Units deposited with the Exchange Agent (including in accordance with Section 2.2(c) and Section 2.2(d) and any dividends or other distributions in accordance with Section 2.6(c)) shall hereinafter be referred to as the “Holdco Exchange Fund.”

(b)           As promptly as reasonably practicable after the LLC Merger Effective Time, the Surviving LLC shall instruct the Exchange Agent to mail to the record holders of Company Holdco Units (i) if required by the processes and procedures of the Exchange Agent, a letter of transmittal in customary form and containing such provisions as Parent and the Company reasonably agree prior to the LLC Merger Effective Time (including a provision confirming that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Holdco Certificates to the Exchange Agent or, in the case of Book Entry Units, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use in effecting the surrender of such holder’s Company Holdco Certificates and Book Entry Units in exchange for (A) certificates representing Parent Holdco Units bearing customary legends noting that such securities constitute restricted securities under the Securities Act (or appropriate alternative arrangements if uncertificated Parent Holdco Units represented by a book entry will be issued) or cash in lieu of such units as provided in Section 2.2(d), (B) any cash in lieu of any fractional Parent Holdco Unit pursuant to Section 2.2(c) and (C) any dividends or other distributions payment pursuant to Section 2.6(c). Exchange of any Book Entry Units shall be effected in accordance with the Exchange Agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a Company Holdco Certificate or Book Entry Unit to the Exchange Agent for exchange, together with a duly executed letter of transmittal, joinder to the Parent Holdco LLC Agreement and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Company Holdco Certificate or Book Entry Units shall be entitled to receive in exchange therefor a certificate representing the number of whole Parent Holdco Units (or uncertificated Parent Holdco Units represented by a book entry) that such holder has the right to receive pursuant to the provisions of Section 2.2 or cash in lieu of such units as provided in Section 2.2(d), cash in lieu of any fractional Parent Holdco Unit and any dividends or other distributions payable pursuant to Section 2.6(c). The Company Holdco Certificate or Book Entry Unit so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.6, each Company Holdco Certificate or Book Entry Unit shall be deemed, from and after the LLC Merger Effective Time, to represent only the right to receive Parent Holdco Units pursuant to Section 2.2 or cash in lieu of such units as provided in Section 2.2(d), cash in lieu of any fractional Parent Holdco Unit and any dividends or other distributions payable pursuant to Section 2.6(c). If any Company Holdco Certificate shall have been lost, stolen, or destroyed, Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Holdco Units, require the owner of such lost, stolen, or destroyed Parent Holdco Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Exchange Agent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent Holdco, or the Surviving LLC with respect to such certificate representing Company Holdco Units.

(c)           No dividends or other distributions declared or made with respect to Parent Holdco Units with a record date after the LLC Merger Effective Time shall be paid to the holder of any unsurrendered Company Holdco Certificates or Book Entry Units with respect to the Parent Holdco Units that such holder has the right to receive in the LLC Merger until such holder surrenders such Company Holdco Certificates or Book Entry Units in accordance with this Section 2.6 (at which time such holder shall be entitled, subject to the effect of applicable escheat law or similar Legal Requirement, to receive all such dividends and distributions, without interest).

(d)           Any portion of the Holdco Exchange Fund that remains undistributed to holders of Company Holdco Certificates or Book Entry Units as of the date 12 months after the LLC Merger Effective Time shall be delivered to Parent Holdco upon demand, and any holders of Company Holdco Certificates or Book Entry Units who have not theretofore surrendered their Company Holdco Certificates or Book Entry Units in accordance with this Section 2.6 and submitted a letter of transmittal, shall thereafter look only to Parent Holdco for satisfaction of their claims for Parent Holdco Units, cash in lieu of fractional Parent Holdco Units, and any dividends or distributions with respect to Parent Holdco Units, in each case without interest thereon.

(e)           Each of the Exchange Agent, Parent, the Company, Corporate Merger Sub, the Surviving Corporation, Parent Holdco, Company Holdco, and the Surviving LLC shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Holdco Units such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local, or non-U.S. Tax Legal Requirements or under any other applicable Legal Requirement (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Parent Holdco Units). To the extent such amounts are so deducted or withheld and paid over to the relevant Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, and, if withholding is taken in Parent Holdco Units, the relevant withholding party shall be treated as having sold such Parent Holdco Units on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate Tax authority.

(f)            Neither Parent Holdco nor the Surviving LLC shall be liable to any holder or former holder of Company Holdco Units or to any other Person with respect to any Parent Holdco Units (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official pursuant to any applicable abandoned property law, escheat law, or similar Legal Requirement.

2.7          Appraisal Rights.

(a)           Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Corporate Merger Effective Time that are held by any record holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Appraisal Shares”) shall not be converted into the right to receive applicable shares of Parent Common Stock pursuant to Section 2.1(a)(iii), calculated by applying the Exchange Ratio in accordance with Section 2.1(a)(iii), but instead at the Corporate Merger Effective Time shall be converted into the right to receive payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL, and at the Corporate Merger Effective Time all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and cease to exist. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such shares of Company

Common Stock shall thereupon cease to constitute Appraisal Shares and each such share shall thereafter be deemed to have been converted into and to have become, as of the Corporate Merger Effective Time, the right to receive, without interest thereon, any consideration for the Corporate Merger pursuant to Section 2.1. The Company shall deliver notice as promptly as reasonably practicable to Parent of any demands for appraisal of any shares of Company Common Stock and the Company shall provide Parent with the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Corporate Merger Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

(b)           No dissenters’ or appraisal rights shall be available to any holders of any Company Holdco Units with respect to the Transactions.

2.8          Further Action. If, at any time after the LLC Merger Effective Time, any further action is determined by Parent or Parent Holdco to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Surviving LLC with full right, title, and possession of and to all rights and property of, with respect to the Surviving Corporation, Corporate Merger Sub or the Company, or, with respect to the Surviving LLC, LLC Merger Sub or Company Holdco, the officers and directors of the Surviving Corporation, the Surviving LLC, Parent and Parent Holdco, as applicable, shall be fully authorized (in the name of the applicable Party) to take such action.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY HOLDCO

Except as set forth in the Company Disclosure Schedule, each of the Company and Company Holdco, jointly and severally, represents and warrants to each of the Parent Group Parties as follows:

3.1          Organization and Good Standing.

(a)           The Company and each of its Subsidiaries are corporations or other entities duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or organization, with full corporate or other entity power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets are bound, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries are duly qualified to do business as foreign corporations or other entities and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Section 3.1(b) of the Company Disclosure Schedule contains a complete and correct list as of the date of this Agreement of (A) the name, equity capitalization and schedule of equityholders of each Subsidiary of the Company and (B) the name of, and the Company’s percentage equity ownership interest in, each Company Joint Venture. Other than the Subsidiaries of the Company set forth on Section 3.1(b) of the Company Disclosure Schedule and the Company Joint Ventures, as of the date of this Agreement, the Company does not own any shares of capital stock or other equity interests in any Person, and has no binding obligations, whether contingent or otherwise, to purchase any shares of capital stock or other equity interests in any Person. Other than Company Holdco, and except as set forth on Section 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock and other equity interests of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company (or a direct or indirect wholly owned Subsidiary of Company Holdco), free and clear of all Encumbrances, except for such Encumbrances as may be provided under the Securities Act, Permitted Liens or any transfer restrictions set forth in the Organizational Documents of such Subsidiary. Each outstanding share of capital stock or other equity interests of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid, and nonassessable.

(c)           Copies of the Organizational Documents of the Company and each of its Subsidiaries, as in effect on the date of this Agreement, have been made available to Parent.

3.2          Authority; No Conflict.

(a)           Each of the Company and Company Holdco has all necessary entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. The execution and delivery of this Agreement by the Company and Company Holdco and the consummation by the Company and Company Holdco of the Transactions have been duly and validly authorized by all necessary entity action and no other entity proceedings on the part of the Company or Company Holdco are necessary to authorize this Agreement or to consummate the Transactions. The Company Stockholder Consent, which has been executed and delivered and shall become effective immediately following the execution of this Agreement, is the only vote or approval of the holders of any class or series of equity securities of the Company necessary to adopt and approve this Agreement and the Transactions. The Company Holdco Unitholder Consent, which has been executed and delivered and shall become effective immediately following the execution of this Agreement, is the only vote or approval of the holders of any class or series of equity securities of Company Holdco necessary to adopt and approve this Agreement and the Transactions. The Company Board has unanimously (i) determined that this Agreement and the Transactions, including the Corporate Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Corporate Merger, (iii) recommended to the stockholders of the Company that they vote in favor of the approval and adoption of this Agreement in accordance with the DGCL and (iv) directed that this Agreement be submitted to the stockholders of the Company for approval and adoption. This Agreement has been duly and validly executed and delivered by the Company and Company Holdco and, assuming the due and valid execution of this Agreement by each of the Parent Group Parties, constitutes the legal, valid, and binding obligation of each of the Company and Company Holdco, enforceable against the Company and Company Holdco in accordance with its terms, except as such enforcement may be limited by the Bankruptcy and Equity Exception.

(b)           Neither the execution and delivery of this Agreement nor the consummation of any of the Transactions do or will (with or without notice or lapse of time or both) (i) contravene, conflict with, or result in a violation of the Organizational Documents of the Company or any of its Subsidiaries; (ii) assuming compliance with the matters referred to in Section 3.2(c), contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of the assets owned or used by any of the Company or any of its Subsidiaries, is subject; (iii) assuming compliance with the matters referred to in Section 3.2(c), contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or any of its Subsidiaries; (iv) result in any violation or default (with or without notice or lapse of time, or both) under, or acceleration of any obligation or the loss, suspension, limitation or impairment of a benefit under (or right of the Company or any of its Subsidiaries to own or use any assets or properties required for the conduct of their respective businesses) or result in (or give rise to) the creation of any Encumbrance or any rights of termination, cancellation, first offer or first refusal, in each case, with respect to any of the properties or assets of the Company or any of its Subsidiaries under any provision of any Contract evidencing Indebtedness, any lease, any Company Material Contract, any Company Permit or any Organizational Document of any Company Joint Venture; or (v) result in the imposition or creation of any Encumbrance (other than a Permitted Lien) upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii), (iv) and (v), for any such conflicts, violations, breaches, defaults, or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           The execution and delivery of this Agreement by the Company and Company Holdco does not, and the performance of this Agreement and the consummation of the Transactions by the Company and Company Holdco will not, require any Consent of, or filing with or notification to, any Person, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” Legal Requirements (“Blue Sky Laws”), (B) the pre-merger notification requirements of the HSR Act, (C) filing of the Corporate Certificate of Merger and the LLC Certificate of Merger and (D) the Company Stockholder Consent and the Company Holdco Unitholder Consent and (ii) where failure to obtain such Consents, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.3          Capitalization.

(a)           The authorized capital stock of the Company consists of 450,000,000 shares of capital stock, consisting of (1) 50,000,000 shares of Company Preferred Stock, (2) 250,000,000 shares of Company Class A Common Stock, (3) 30,000,000 shares of Company

Class A-1 Common Stock and (4) 120,000,000 shares of Company Class B Common Stock. At the close of business on July 14, 2017 (the “Capitalization Reference Date”), (i) 34,009,785 shares of Company Class A Common Stock were issued and outstanding; (ii) 8,797,500 shares of Company Class A-1 Common Stock were issued and outstanding; (iii) 5,693,258 Company Holdco Units and 5,693,258 shares of Company Class B Common Stock were issued and outstanding and were together exchangeable for 5,693,258 shares of Company Class A Common Stock pursuant to the Company Holdco LLC Agreement and the Organizational Documents of the Company; (iv) no shares of Company Preferred Stock were outstanding; (v) no Voting Debt of the Company was outstanding; (vi) 485,811 shares of Company Class A Common Stock were reserved for issuance upon the vesting of the outstanding Company Restricted Stock Awards; (vii) no shares of Company Common Stock were held in the treasury of the Company; (viii) 3,347,461 Company Stock Options were outstanding at the exercise prices set forth on Section 3.3(a) of the Company Disclosure Schedule; and (ix) 485,811 Company Restricted Stock Awards were outstanding. Except as set forth in this Section 3.3(a), and except for changes since the Capitalization Reference Date resulting from the exchange of Company Holdco Units and Company Class B Common Stock for Company Class A Common Stock pursuant to and in accordance with the Organizational Documents of the Company and Company Holdco or the vesting or settlement of Company Equity Awards, as of the date of this Agreement, there are outstanding: (1) no shares of capital stock of the Company; (2) no securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or Voting Debt of the Company and (3) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any of its Subsidiaries is a party or by which it is bound in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock of the Company or any Voting Debt of the Company or other voting securities of the Company, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(b)           All outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights. All outstanding shares of Company Common Stock have been issued in compliance in all material respects with applicable securities or other Legal Requirements.

(c)           There are not any stockholder agreements, voting trusts or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock. There are not any voting trusts or other agreements to which Company Holdco is a party or by which it is bound relating to the voting of any Company Holdco Units.

(d)           At the Capitalization Reference Date, 48,500,543 Company Holdco Units were issued and outstanding. Except as set forth in this Section 3.3(d) and except for changes since the Capitalization Reference Date resulting the exchange of Company Holdco Units and Company Class B Common Stock for Company Class A Common Stock pursuant to and in accordance with the Organizational Documents of the Company and Company Holdco, as of the date of this Agreement, there are outstanding: (1) no equity interests in Company Holdco; (2) no Voting Debt of Company Holdco; (3) no securities of Company Holdco or any Subsidiary of

Company Holdco convertible into or exchangeable or exercisable for equity interests in Company Holdco or Voting Debt of Company Holdco and (4) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Company Holdco or any Subsidiary of Company Holdco is a party or by which it is bound in any case obligating Company Holdco or any Subsidiary of Company Holdco to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional equity interests of the Company or any Voting Debt of Company Holdco or other voting securities of Company Holdco, or obligating Company Holdco or any Subsidiary of Company Holdco to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, no advances have been made pursuant to Section 6.2(b) of the Company Holdco LLC Agreement.

(e)           All outstanding Company Holdco Units are validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA) and not subject to any preemptive rights. All outstanding Company Holdco Units have been issued in compliance in all material respects with applicable securities or other Legal Requirements.

(f)            Section 3.3(f) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and correct list of outstanding Company Equity Awards, setting forth with respect to each such award, to the extent applicable: the name of the holder thereof; the plan under which such Company Equity Award was granted, if any; the number of shares of Company Common Stock or other equity security subject to such Company Equity Award; the per-share price at which such Company Equity Award may be exercised or the shares of Company Common Stock or other equity security subject to such Company Equity Award were sold or issued; the grant and expiration dates; and the terms of vesting, including whether (and to what extent) the vesting will be accelerated in any way by this Agreement or by termination of employment or change in position following consummation of the Transactions.

3.4          Financial Statements.

(a)           Section 3.4(a) of the Company Disclosure Schedule sets forth (i) the audited consolidated balance sheets of the Company as of December 31, 2016 and 2015 and the audited consolidated statement of operations, owners’ equity and cash flows of the Company and its Subsidiaries for the twelve month period ended December 31, 2016 and 2015 and (ii) the unaudited consolidated balance sheet of the Company as of March 31, 2017 (the “Last Balance Sheet”) and the unaudited consolidated statement of operations, owners’ equity and cash flows of the Company for the three month period ended March 31, 2017 (the financial statements referred to in clauses (i) and (ii), collectively, the “Company Financial Statements”). The Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the Company Financial Statements or the notes thereto) and fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flow of the Company and its Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of the Last Balance Sheet, to (x) the omission of notes to the extent permitted by Regulation S-X and (y) normal, recurring year-end adjustments. No financial statements of any

Person other than the Company and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

(b)           Section 3.4(b) of the Company Disclosure Schedule sets forth (i) the audited consolidated balance sheets of Crescent as of December 31, 2016 and December 31, 2015 and the audited consolidated statement of operations, owners’ equity and cash flows of Crescent and its Subsidiaries for the twelve month period ended December 31, 2016 and December 31, 2015 and (ii) the unaudited consolidated balance sheet of the Company as of the Last Balance Sheet and the unaudited consolidated statement of operations, owners’ equity and cash flows of the Crescent for the three month period ended March 31, 2017 (the financial statements referred to in clauses (i) and (ii), collectively, the “Crescent Financial Statements”). The Crescent Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the Crescent Financial Statements or the notes thereto) and fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flow of Crescent and its Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of the Last Balance Sheet, to (x) the omission of notes to the extent permitted by Regulation S-X and (y) normal, recurring year-end adjustments.

(c)           There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would otherwise be required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries, other than: (i) liabilities adequately provided for on the Last Balance Sheet (including the notes thereto) contained in the Company Financial Statements; (ii) liabilities incurred in the ordinary course of business subsequent to March 31, 2017; (iii) current liabilities for fees and expenses incurred in connection with the Transactions; (iv) liabilities incurred as permitted under Section 5.1(b)(viii); and (v) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.5          Absence of Certain Changes and Events. Since December 31, 2016 and through the date of this Agreement, (a) the Company and each of its Subsidiaries have conducted their respective businesses only in the ordinary course of business and (b) there has not been any circumstance, development, change, event, effect or occurrence that would reasonably be expected to have a Company Material Adverse Effect.

3.6          Information Supplied. None of the information supplied or to be supplied by the Company or Company Holdco for inclusion or incorporation by reference in the Information Statement will, at the date it is mailed to stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, to the extent it relates to the Company or its Subsidiaries or other information supplied by the Company or Company Holdco for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by the Company or Company Holdco with respect to statements made therein based on information supplied by the Parent Group Parties.

3.7                               Intellectual Property.

(a)                                 Section 3.7(a) of the Company Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of all U.S., state and foreign: (i) Patents owned by the Company or any of its Subsidiaries, (ii) Registered Trademarks owned by the Company or any of its Subsidiaries and (iii) Registered Copyrights owned by the Company or any of its Subsidiaries. To the Knowledge of the Company, the Owned Company IP is valid, subsisting, and enforceable as permitted by applicable Legal Requirements.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries collectively own all right, title, and interest in, or have the right to use, all of the Company IP free and clear of all Encumbrances and (ii) the Company and its Subsidiaries are the sole beneficial owners, and, with respect to applications and registrations, record owners, of all the Owned Company IP. The Company and its Subsidiaries have taken reasonable actions to protect the confidentiality of their Trade Secrets and other confidential information in their possession.

(c)                                  To the Knowledge of the Company, no third party is in default of any material obligation related to an express grant to such third party of a right to use the Intellectual Property set forth on Section 3.7(a) of the Company Disclosure Schedule. To the Knowledge of the Company, use by the Company and its Subsidiaries of any Company IP, and the conduct of their respective businesses, does not infringe, misappropriate, or otherwise violate and has not infringed, misappropriated or otherwise violated any Intellectual Property of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. No Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened in writing against the Company or any of its Subsidiaries with regard to the Company’s or its any of its Subsidiaries’ alleged infringement, misappropriation, or other violation of Intellectual Property or the validity or enforceability of any Owned Company IP, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d)                                 To the Knowledge of the Company, no Person, directly or indirectly, is infringing, misappropriating, diluting or otherwise violating or has infringed, misappropriated, diluted or otherwise violated any rights of the Company or any of its Subsidiaries in or to any Company IP in any material respect. No Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened in writing by the Company or any of its Subsidiaries against any Person with regard to such Person’s alleged infringement, misappropriation, or other violation any Owned Company IP, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

3.8                               Property.

(a)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) have good, valid and indefeasible title to, or a valid and subsisting leasehold interest or other comparable Contract rights in or relating to, all of the Company Real Property Interests, including real property that they purport to own in fee (the “Company Owned Real Property”) or lease (the

“Company Leased Real Property”), as applicable, or that is necessary for the conduct of their business as currently conducted, including good, valid and indefeasible title to all Company Owned Real Property and a valid and subsisting leasehold or comparable interest in all Company Leased Real Property reflected in the Last Balance Sheet as being owned or leased by the Company and its Subsidiaries or acquired after the date thereof (other than Company Owned Real Property and Company Leased Real Property sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date thereof), in each case free and clear of all Encumbrances except Permitted Liens, and (ii) are collectively the lessee of all Company Leased Real Property material to the business of the Company and its Subsidiaries which is purported to be leased by the Company and its Subsidiaries and are in undisturbed and peaceable possession of such properties, subject only to Permitted Liens, and each lease for such real property is valid and in full force and effect, without material default (or matters which, with notice or the passage of time, or both, would constitute a material default) thereunder by the lessee or, to the Knowledge of the Company, the lessor and enforceable in accordance with its terms, except as such enforcement may be limited by the Bankruptcy and Equity Exception.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) have good and valid title to, or a valid and subsisting leasehold interest or other comparable Contract rights in or relating to, all of the material personal properties and assets, tangible and intangible, that they purport to own or lease or hold an easement interest in and that are used in or necessary for the conduct of their business as currently conducted, including good and valid title to, or (as applicable) a valid and subsisting leasehold or comparable interest in, all material personal properties and assets, tangible and intangible, and all other assets, reflected in the latest audited Company Financial Statements as being owned or leased by the Company and its Subsidiaries or acquired after the date thereof (other than personal property sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date thereof), free and clear of all Encumbrances except Permitted Liens and (ii) are collectively the lessee of all personal property material to the business of the Company and its Subsidiaries which is purported to be leased by the Company and its Subsidiaries, and each lease for such personal property is valid and in full force and effect.

3.9                               Taxes.

(a)                                 All material Tax Returns required to be filed (taking into account extensions of time for filing) by or with respect to the Company or any of its Subsidiaries have been duly filed. All material Taxes that are due and payable by the Company or any of its Subsidiaries have been timely paid in full. All material Tax withholding and deposit requirements imposed on or with respect to the Company or any of its Subsidiaries have been satisfied. There are no Encumbrances (other than Permitted Liens for current period Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)                                 There is no outstanding material claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes that has been asserted or threatened in writing by any Governmental Body, and no written claim has been made, within the preceding three years, by a Governmental Body in a jurisdiction where the Company or any of its

Subsidiaries, as applicable, does not file Tax Returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination or other proceeding (and the Company and its Subsidiaries have not received notice in writing of any proposed or threatened audit, examination or other proceeding) relating to the assessment or collection of any material Taxes due from the Company or any of its Subsidiaries.

(c)                                  There is not in force any waiver or agreement for any extension of time (other than extensions to file Tax Returns obtained in the ordinary course) for the assessment or payment of any material Tax by the Company or any of its Subsidiaries.

(d)                                 None of the Company nor any of its Subsidiaries is a party to or bound by any material Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (1) an agreement or arrangement solely among the members of a group the common parent of which is the Company or any of its Subsidiaries or (2) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business consistent with past practice and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). None of the Company or any of its Subsidiaries has any liability for the unpaid Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal Requirements), as a transferee or successor, by Contract or otherwise. Other than the consolidated group the common parent of which was or is the Company, none of the Company or any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. tax purposes.

(e)                                  None of the Company of any of its Subsidiaries has requested, has received or is subject to any written ruling of a Governmental Body relating to Taxes that will be binding on it for any taxable period beginning on or after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Legal Requirements).

(f)                                   Neither the Company nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(g)                                  None of the Company or any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-deferred treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(h)                                 The Company is not an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(i)                                     Company Holdco is and has been since its formation properly treated as a partnership for U.S. federal and applicable state and local income tax purposes, and not as an association or publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(j)                                    After reasonable diligence, none of the Company or any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would prevent the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.10                        Employee Benefits.

(a)                                 Section 3.10(a) of the Company Disclosure Schedule includes a true and complete list of each of the following (collectively referred to as the “Company Benefit Plans,” and each individually referred to as a “Company Benefit Plan”) that is sponsored, maintained or contributed to or by the Company or any of its Subsidiaries or with respect to which the Company could have any liability, or has been so sponsored, maintained or contributed to within the last six (6) years by the Company or any of its Subsidiaries:

(i)                                     each “employee benefit plan,” as such term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

(ii)                                  each material equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity based compensation arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, change in control plan or agreement, retention plan, agreement or arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, policy, practice or understanding that is not described in Section 3.10(a)(i).

(b)                                 The Company has made available to Parent, upon request, true, correct and complete copies of each of the Company Benefit Plans, including all amendments thereto. The Company has also made available to Parent, with respect to each Company Benefit Plan and to the extent applicable, true, correct and complete copies of: (i) the most recent annual or other reports filed with each Governmental Body and all schedules thereto, (ii) the insurance contract and other funding agreement, and all amendments thereto, (iii) the most recent determination letter or opinion letter issued by the IRS and (iv) all material notices, letters or other correspondence from any Governmental Body.

(c)                                  Neither the Company nor any of the Company’s ERISA Affiliates contributes to or has any obligation to contribute to, or has at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, and no Company Benefit Plan is (i) a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Company Benefit Plan is funded through a trust that is intended to be exempt from U.S. federal income taxation pursuant to Section 501(c)(9) of the Code.

(d)                                 Except as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries:

(i)                                     the Company and its Subsidiaries have performed all material obligations, whether arising by operation of any Legal Requirement or by contract, required to be performed by it or them in connection with the Company Benefit Plans, and there have been no defaults or violations by any other party to the Company Benefit Plans;

(ii)                                  (A) all material reports and disclosures relating to the Company Benefit Plans required to be filed with or furnished to Governmental Bodies, Company Benefit Plan participants or Company Benefit Plan beneficiaries have been filed or furnished in accordance with applicable Legal Requirements in a timely manner, (B) each Company Benefit Plan has been documented, operated and administered in substantial compliance with its governing documents and applicable Legal Requirements, and (C) each Company Benefit Plan that could be a “nonqualified deferred compensation” arrangement under Section 409A of the Code is in compliance with Section 409A of the Code, and no service provider is entitled to a Tax gross-up or similar payment for any Tax or interest that may be due under Section 409A of the Code;

(iii)                               each of the Company Benefit Plans intended to be qualified under Section 401(a) of the Code (A) satisfies the requirements of Section 401(a) of the Code, (B) is maintained pursuant to a prototype document approved by the IRS, and is entitled to rely on a favorable opinion letter issued by the IRS with respect to such prototype document, or has received a favorable determination letter from the IRS regarding such qualified status, (C) has been amended as required by applicable Legal Requirements to maintain qualified status, and (D) has not been amended or operated in a way that would adversely affect such qualified status;

(iv)                              there are no claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of the Company Benefit Plans or their assets;

(v)                                 all contributions required to be made to the Company Benefit Plans pursuant to their terms and provisions or pursuant to applicable Legal Requirements have been timely made and all benefits accrued under any unfunded Company Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP;

(vi)                              as to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of the Company Benefit Plan within the meaning of Section 411(d)(3) of the Code;

(vii)                           no act, omission or transaction has occurred which would result in imposition on the Company, directly or indirectly, of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a penalty assessed pursuant to Section 502 of ERISA or (C) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

(viii)                        there is no matter pending (other than routine qualification determination filings) with respect to any of the Company Benefit Plans before any Governmental Body; and

(ix)                              the execution and delivery of this Agreement and the consummation of the Transactions will not (A) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater compensation, payments or benefits under, any Company Benefit Plan or under any Contract than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Company Benefit Plan or under any Contract.

(e)                                  Neither the Company nor any of its Subsidiaries is a party to any Contract, nor has the Company or any of its Subsidiaries established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any Person performing services for the Company or any of its Subsidiaries upon termination of such services that would not be payable or provided in the absence of the consummation of the Transactions.

(f)                                   In connection with the consummation of the Transactions, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made under this Agreement, under any agreement, plan or other program contemplated in this Agreement, under the Company Benefit Plans or under any Contract that, in the aggregate, would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(g)                                  Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Company Benefit Plan. Each Company Benefit Plan that is an “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

(h)                                 Except to the extent required pursuant to Section 4980B(f) of the Code and the corresponding provisions of ERISA or other applicable Legal Requirements, no Company Benefit Plan or Contract provides retiree medical or retiree life insurance benefits to any Person, and the Company is not contractually or otherwise obligated (whether or not in writing) to, and the Company has never represented that it will, provide any Person with life insurance or medical benefits upon retirement or termination of employment.

3.11                        Compliance With Legal Requirements; Governmental Authorizations.

(a)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2015 have been, in compliance with, and are not in default or in violation of, any Legal Requirement. Neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2015, any written notice or, to the Knowledge of the Company, other communication from any Governmental Body or any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any material Legal Requirement, or (B) any actual or alleged obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all of the permits, certificates, licenses, variances, exemptions, orders and other Governmental Authorizations that are necessary to operate the business of the Company and its Subsidiaries in accordance with applicable Legal Requirements (collectively, the “Company Permits”), (ii) the Company and its Subsidiaries are, and at all times since January 1, 2015, have been, in compliance with all Company Permits and (iii) each Company Permit is valid and in full force and effect.

3.12                        Environmental Matters.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)                                 the Company and its Subsidiaries are, and during the relevant time periods specified pursuant to all applicable statutes of limitations were, in compliance with, and are not currently in material violation of, any applicable Environmental Laws;

(b)                                 the Company and its Subsidiaries possess all material permits, certificates, licenses, registrations, exemptions, orders, approvals and other authorizations required under Environmental Laws to operate and conduct their respective businesses as currently operated and conducted;

(c)                                  there is no Contamination of or at the Company Facilities (including soils, groundwater, surface water, buildings, or other structures) with respect to which any remedial or corrective action is or may be required under Environmental Laws;

(d)                                 neither the Company nor any of its Subsidiaries is subject to material liability for a Release of any Hazardous Substance or Contamination on, under, from or to the property of any third Person;

(e)                                  neither the Company nor any of its Subsidiaries has Released any Hazardous Substance into the environment in material violation of Environmental Laws;

(f)                                   neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim, or request for information, and neither the Company nor any of its Subsidiaries is aware of any pending or threatened notice, demand, letter, claim, or request for information, alleging that the Company or any of its Subsidiaries may be in material violation of, liable under, or have unfulfilled obligations under any Environmental Law;

(g)                                  neither the Company nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Body or to any indemnity or other agreement with any third Person relating to a material liability or obligation under any Environmental Law or assigning liability to the Company or any of its Subsidiaries in respect of Hazardous Substances; and

(h)                                 to the Knowledge of the Company, there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, obligations, investigations, costs, or restrictions on the ownership, use, or transfer of any property of the Company or any of its Subsidiaries pursuant to any Environmental Law.

3.13                        Legal Proceedings. Except for such matters as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (a) Legal Proceeding pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (b) judgment, decree, injunction, ruling or order of any Governmental Body or arbitrator outstanding against the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, no officer or director of the Company is a defendant in any material Legal Proceeding in connection with his or her status as an officer or director of the Company or any of its Subsidiaries. There is no judgment, settlement, order, decision, direction, writ, injunction, decree, stipulation or legal or arbitration award of, or promulgated or issued by, any Governmental Body in effect to which any of the Company or any of its Subsidiaries is a party or subject that materially interferes with, or would be reasonably likely to materially interfere with, the business of the Company or any of its Subsidiaries as currently conducted.

3.14                        Contracts; No Defaults.

(a)                                 Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all Company Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” means each Company Contract (including any amendment thereto):

(i)                                     that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act if such item were applicable to the Company;

(ii)                                  to which or with respect to which any director, officer or Affiliate of the Company or any of its Subsidiaries are parties or express beneficiaries;

(iii)                               evidencing Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $1,000,000;

(iv)                              that expressly (A) restricts or prohibits the business activity of the Company or any of its Subsidiaries, (B) limits the freedom of the Company or its Subsidiaries to engage in any line of business or to compete with any other Person or in any geographic area, excluding, in each case clauses in commercial contracts entered into in the ordinary course of business consistent with past practice restricting the disclosure of confidential information, or (C) includes any provisions in respect of exclusivity, most favored nations pricing, minimum purchase or sale guarantees, non-solicitation of any Person or similar concepts that are material to the Company and its Subsidiaries;

(v)                                 relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any severance, termination, or similar payment to any current or former employee or director in excess of $250,000; or pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $250,000 to any single current or former employee, director, or consultant or in excess of $1,000,000 to any group of current or former employees, directors, or consultants;

(vi)                              providing for indemnification of any officer, director, employee, or agent;

(vii)                           (A) relating to the acquisition, issuance, voting, registration, sale, or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any securities, or (C) providing the Company or any of its Subsidiaries with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(viii)                        requiring that the Company or any of its Subsidiaries give any notice or provide any information to any Person prior to considering or accepting any Company Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement, or understanding relating to any Company Acquisition Transaction or similar transaction;

(ix)                              to which any Major Customer or any of its Affiliates is a party or under which such Major Customer or its Affiliates have any rights or obligations;

(x)                                 that requires the Company or any of its Subsidiaries to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, in excess of $500,000;

(xi)                              that relates to the sale, transfer or other disposition of a business, real or personal property, or assets by the Company or any of its Subsidiaries in excess of $1,000,000;

(xii)                           that relates to the purchase or acquisition of a business or assets where the remaining payment obligations as of the date of this Agreement are in excess of $1,000,000;

(xiii)                        pursuant to which the Company or any of its Subsidiaries has any potential continuing indemnification obligations in excess of $1,000,000;

(xiv)                       pursuant to which the Company or any of its Subsidiaries has any potential continuing guarantee, “earnout” or other contingent, deferred or fixed payment obligations in excess of $500,000;

(xv)                          that grants any third Person, or obligates the Company or any of its Subsidiaries to exercise, an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property of the Company or any of its Subsidiaries;

(xvi)                       any Contract with any financial advisor or investment or commercial bank that will be binding on the Company or any of its Subsidiaries after Closing (other than those that contain only customary indemnification provisions);

(xvii)                    any Contract that relates to or involves future expenditures, receipts or payments by the Company or any of its Subsidiaries of more than $1,000,000 in any one (1) year period that cannot be terminated on less than sixty (60) days’ notice without material payment or penalty;

(xviii)                 any Contract that contains any provisions that restrict any Person from (i) offering or proposing (whether publicly or otherwise) to acquire any capital stock of the Company (whether directly or indirectly or whether through an acquisition, tender offer, exchange offer, merger or otherwise) or (ii) taking actions that are intended to result in a change of control of the Company; and

(xix)                       any other Contract, if a breach or termination of such Contract could have a Company Material Adverse Effect.

(b)                                 Each Company Material Contract is valid and in full force and effect and is enforceable in accordance with its terms against the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, the other parties thereto (in each case subject to the Bankruptcy and Equity Exception), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)                                  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)                                     neither the Company nor any of its Subsidiaries has violated or breached in any respect, or committed any default under, any Company Material Contract; and, to the Knowledge of the Company, no other Person has violated or breached in any respect, or committed any default under, any Company Material Contract; and

(ii)                                  neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication that there has been any violation or breach of, or default under, any Company Material Contract by the Company or any of its Subsidiaries.

3.15                        Insurance. Section 3.15 of the Company Disclosure Schedule sets forth all material insurance policies issued in favor of the Company or any of its Subsidiaries (the “Company Insurance Policies”). The Company Insurance Policies are each valid and currently effective insurance policies issued in favor of the Company or its Subsidiary, as applicable, and is adequate and otherwise customary for companies of similar size, financial condition and operational risk profile. All Company Insurance Policies are in full force and effect, all premiums due thereon have been paid, and the Company and its Subsidiaries have complied with the provisions of such policies. As of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Company Insurance Policy. As of the date of this Agreement, there is no claim by the Company or any of its Subsidiaries pending under any Company Insurance Policy that, to the Knowledge of the Company, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or that, if not paid, would not be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier that there will be a cancellation or nonrenewal of any Company Insurance Policy.

3.16                        Labor and Employment Matters.

(a)                                 Since January 1, 2015, neither the Company nor any of its Subsidiaries has been a party to, or bound by, any collective bargaining agreement, or other Contract with a labor union or labor organization or other representative of employees.

(b)                                 Since January 1, 2015, there have been no strikes, lockouts or work stoppages existing or, to the Company’s Knowledge, threatened, with respect to any employees of the Company or any of its Subsidiaries.

(c)                                  Since January 1, 2015, there have been no union certification or representation petitions or demands with respect to any employees of the Company or its Subsidiaries and, to the Company’s Knowledge, no union organizing campaign or similar effort is pending or threatened with respect to any employees of the Company or its Subsidiaries.

(d)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no complaint, charge, grievance, investigation, audit, or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, consultant, former employee, retiree, labor organization, or other representative of its employees or relating to its employees or employment practices (including charges of or relating to: unfair labor practices, failure to pay wages, discrimination, retaliation or employee leave practices) or working conditions is pending or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(e)                                  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2015, have been, in compliance with all applicable Legal Requirements relating to labor and employment, including all such Legal Requirements relating to the engagement of leased employees, consultants, and independent contractors, non-discrimination, non-retaliation, affirmative action, terms and conditions of employment, collective bargaining, hours of work, wage and hour requirements (including the proper classification of, compensation paid to, and related withholding with respect to employees, leased employees, consultants, and independent contractors), overtime pay, immigration, recordkeeping, leaves of absence, WARN Act compliance, reasonable accommodation of disabilities, occupational health and safety requirements, workers’ compensation, payment of employment-related Taxes, and all other employment practices.

(f)                                   Each employee of the Company or any of its Subsidiaries (other than the Specified Business) located in the United States is on the payroll of, and employed by, Rockwater Energy Solutions Administrative Services, LLC.

3.17                        Brokers. No broker, finder, investment banker, or other Person is or may be entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions based upon arrangements or authorizations made by or on behalf of the Company or any of its Subsidiaries.

3.18                        Customers and Suppliers. The Company has made available to Parent a list of the 20 largest customers (by revenues received) and the 20 largest suppliers (by amounts spent) of the Company and its Subsidiaries, taken as a whole, in each case for the fiscal quarter ended March 31, 2017. Since March 31, 2017 and through the date of this Agreement, to the Knowledge of the Company, (a) no such Company customer or supplier has cancelled or otherwise terminated its relationship with the Company or any of its Subsidiaries, and (b) no such Company customer or supplier has threatened in writing to cancel or otherwise terminate its relationship with the Company or any of its Subsidiaries or its usage of the services of the Company or any of its Subsidiaries.

3.19                        Anti-Takeover Statutes. The Transactions are not subject to any applicable anti-takeover provisions related to business combinations in the DGCL or any other similar Takeover Laws or any similar provision in the Organizational Documents of the Company.

3.20                        No Other Representations and Warranties.

(a)                                 Except for the representations and warranties made in this Article 3, none of the Company, Company Holdco or any other Person makes any express or implied representation or warranty with respect to the Company, Company Holdco or their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company and Company Holdco hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of the Company, Company Holdco or any other Person makes or has made any representation or warranty to any Parent Group Party or any of their respective Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, Company Holdco or any of their Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company and Company Holdco in this Article 3, any oral or written information presented to any Parent Group Party or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company or its Subsidiaries, the negotiation of this Agreement or in the course of the Transactions.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, the Company and Company Holdco acknowledge and agree that none of the Parent Group Parties has made or is making any representations or warranties relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by any Parent Group Party in Article 4, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent or any of its Subsidiaries furnished or made available to the

Company and Company Holdco, or any of its Representatives, and that each of the Company and Company Holdco expressly disclaims reliance upon any such other representation or warranty not set forth in this Agreement. Each of the Company and Company Holdco expressly disclaims any obligation or duty by any Parent Group Party to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in this Agreement. Without limiting the generality of the foregoing, the Company and Company Holdco acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company, Company Holdco or any of their Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT GROUP PARTIES

Except (x) as set forth in the Parent Disclosure Schedule and (y) as set forth in any of the Parent SEC Reports (excluding any disclosures set forth in any such Parent SEC Reports under the headings “Risk Factors” or “Forward Looking Statements,” other than historical facts included therein), each of Parent, Corporate Merger Sub, Parent Holdco and LLC Merger Sub (each, a “Parent Group Party”), jointly and severally, represents and warrants to each of the Company and Company Holdco as follows:

4.1                               Organization and Good Standing.

(a)                                 Parent and each of its Subsidiaries are corporations or other entities duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or organization, with full corporate or other entity power and authority to conduct their respective businesses as now being conducted and to own or use the respective properties and assets that they purport to own or use, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries are duly qualified to do business as foreign corporations or other entities and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)                                 Corporate Merger Sub is a direct, wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Transactions. Since the date of its incorporation, Corporate Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto.

(c)                                  LLC Merger Sub is an indirect, wholly owned Subsidiary of Parent Holdco that was formed solely for the purpose of engaging in the Transactions. Since the date of its formation, LLC Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto.

4.2                               Authority; No Conflict.

(a)                                 Each of the Parent Group Parties has all necessary entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. The execution and delivery of this Agreement by the Parent Group Parties and the consummation by the Parent Group Parties of the Transactions have been duly and validly authorized by all necessary entity action and no other entity proceedings on the part of the Parent Group Parties are necessary to authorize this Agreement or to consummate the Transactions. The Parent Stockholder Consent, which has been executed and delivered and shall become effective immediately following the execution of this Agreement, is the only vote or approval of the holders of any class or series of equity securities of Parent necessary to adopt and approve this Agreement and the Transactions. The Parent Subsidiary Consent, which has been executed and delivered and shall become effective immediately following the execution of this Agreement, is the only vote or approval of the holders of any class or series of equity securities of Parent Holdco necessary to adopt or approve this Agreement and the Transactions. Parent Board has unanimously (i) determined that this Agreement and the Transactions, including the Parent Stock Issuance and the Parent Charter Amendment, are fair to, and in the best interests of, Parent’s stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Parent Stock Issuance and the Parent Charter Amendment, (iii) directed that the Parent Stock Issuance and the Parent Charter Amendment be submitted to the holders of Parent Common Stock for approval and adoption and (iv) recommended that the holders of Parent Common Stock approve the Parent Stock Issuance and adopt the Parent Charter Amendment. This Agreement has been duly and validly executed and delivered by the Parent Group Parties and, assuming the due and valid execution of this Agreement by the Company and Company Holdco, constitutes the legal, valid, and binding obligation of each of the Parent Group Parties, enforceable against such Parent Group Party in accordance with its terms, except as such enforcement may be limited by the Bankruptcy and Equity Exception.

(b)                                 Neither the execution and delivery of this Agreement nor the consummation of any of the Transactions do or will (with or without notice or lapse of time or both) (i) contravene, conflict with, or result in a violation of the Organizational Documents of Parent or any of its Subsidiaries; (ii) assuming compliance with the matters referred to in Section 4.2(c), contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, is subject; (iii) assuming compliance with the matters referred to in Section 4.2(c), contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries; (iv) result in any violation or default (with or without notice or lapse of time, or both) under, or acceleration of any obligation or the loss, suspension, limitation or impairment of a benefit under (or right of Parent or any of its Subsidiaries to own or use any assets or properties required for the conduct of their respective businesses) or result in (or give rise to) the creation of any Encumbrance or any rights of termination, cancellation, first offer or first refusal, in each case, with respect to any of the properties or assets of Parent or any of its Subsidiaries under any provision of any Contract evidencing Indebtedness, any lease, any Parent Material Contract or any Parent Permit; or (v) result in the imposition or creation of any Encumbrance (other than a Permitted Lien) upon or with respect to any of the assets owned or used by Parent or any of its Subsidiaries, except, in the case of clauses (ii), (iii), (iv) and (v), for any such conflicts, violations, breaches, defaults, or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The TRA Amendments are valid, in full force and effect, and enforceable in accordance with their terms against Parent and, to the Knowledge of Parent, each of the other parties thereto, except as such enforcement may be limited by the Bankruptcy and Equity Exception.

(c)                                  The execution and delivery of this Agreement by the Parent Group Parties does not, and the performance of this Agreement and the consummation of the Transactions by the Parent Group Parties will not, require any Consent of, or filing with, or notification to, any Person, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, and Blue Sky Laws, including the filing with the SEC of an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act (the “Information Statement”), (B) the pre-merger notification requirements of the HSR Act, (C) filing of the Corporate Certificate of Merger and the LLC Certificate of Merger, (D) the Parent Stockholder Consent and the Parent Subsidiary Consent, (E) filings with the NYSE and (ii) where failure to obtain such Consents, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.3                               Capitalization.

(a)                                 As of the date of this Agreement, the authorized capital stock of Parent consists of 450,000,000 shares of capital stock, consisting of (1) 50,000,000 shares of Parent Preferred Stock, (2) 250,000,000 shares of Parent Class A Common Stock, (3) 30,000,000 shares of Parent Class A-1 Common Stock, and (4) 120,000,000 shares of Parent Class B Common Stock. At the Capitalization Reference Date, (i) 30,311,340 shares of Parent Class A Common Stock were issued and outstanding; (ii) no shares of Parent Class A-1 Common Stock were issued and outstanding; (iii) 38,462,541 Parent Holdco Units and 38,462,541 shares of Parent Class B Common Stock were issued and outstanding and were together exchangeable for 38,462,541 shares of Parent Class A Common Stock pursuant to the Parent Holdco LLC Agreement and the Organizational Documents of Parent; (iv) no shares of Parent Preferred Stock were outstanding; (v) no Voting Debt of Parent was outstanding; (vi) no shares of Parent Common Stock were held in the treasury of Parent; (vii) 31,340 shares of Parent Class A Common Stock were reserved for issuance upon the vesting of the outstanding restricted stock units of Parent; (viii) 985,045 Parent Stock Options were outstanding at the exercise prices set forth on Section 4.3(a) of the Parent Disclosure Schedule; and (ix) 31,340 restricted stock units of Parent were outstanding. Except as set forth in this Section 4.3(a) and except for changes since the Capitalization Reference Date resulting from the exchange of Parent Holdco Units and Parent Class B Common Stock for Parent Class A Common Stock pursuant to and in accordance with the Organizational Documents of Parent and Parent Holdco or the vesting or settlement of equity awards of Parent, there are outstanding, as of the date of this Agreement: (1) no shares of capital stock of Parent; (2) no securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Parent or Voting Debt of Parent and (3)

no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or any of its Subsidiaries is a party or by which it is bound in any case obligating Parent or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock of Parent or any Voting Debt of Parent or other voting securities of Parent, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(b)                                 All outstanding shares of Parent Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights. All outstanding shares of Parent Common Stock have been issued in compliance in all material respects with applicable securities or other Legal Requirements.

(c)                                  There are not any stockholder agreements, voting trusts or other agreements to which Parent is a party or by which it is bound relating to the voting of any shares of Parent Common Stock. There are not any voting trusts or other agreements to which Parent Holdco is a party or by which it is bound relating to the voting of any Parent Holdco Units.

(d)                                 At the Capitalization Reference Date, 68,773,881 Parent Holdco Units were issued and outstanding. Except as set forth in this Section 4.3(d) and except for changes since the Capitalization Reference Date resulting the exchange of Parent Holdco Units and Parent Class B Common Stock for Parent Class A Common Stock pursuant to and in accordance with the Organizational Documents of Parent and Parent Holdco, as of the date of this Agreement, there are outstanding: (1) no equity interests in Parent Holdco; (2) no Voting Debt of Parent Holdco; (3) no securities of Parent Holdco or any Subsidiary of Parent Holdco convertible into or exchangeable or exercisable for equity interests in Parent Holdco or Voting Debt of Parent Holdco and (4) except for the exchange of Parent Holdco Units and Parent Class B Common Stock for Parent Class A Common Stock pursuant to and in accordance with the Organizational Documents of Parent and Parent Holdco, no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent Holdco or any Subsidiary of Parent Holdco is a party or by which it is bound in any case obligating Parent Holdco or any Subsidiary of Parent Holdco to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional equity interests of Parent or any Voting Debt of Parent Holdco or other voting securities of Parent Holdco, or obligating Parent Holdco or any Subsidiary of Parent Holdco to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(e)                                  All outstanding shares of Parent Holdco Units are validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA) and not subject to any preemptive rights. All outstanding Parent Holdco Units have been issued in compliance in all material respects with applicable securities or other Legal Requirements.

4.4                               Parent SEC Filings.

(a)                                 Since April 26, 2017, Parent has filed all forms, reports, registration statements and other documents required to be filed by it with the SEC. Each of the forms,

reports, registration statements and other documents filed or furnished by Parent with the SEC (such forms, reports, registration statements, and other documents, whether or not available through EDGAR, are collectively referred to herein as the “Parent SEC Reports”) (i) as of the date of the filing of such report, complied with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received by Parent from the SEC or its staff, and, to the Knowledge of Parent, none of the Parent SEC Reports is the subject of ongoing SEC review.

(b)                                 Parent is, and since April 26, 2017, has been, in compliance with the applicable NYSE Rules. Parent is, and since April 26, 2017 has been, in compliance with the provisions of SOX applicable to an “emerging growth company” within the meaning of the federal securities laws.

(c)                                  Parent and its Subsidiaries have implemented and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information related to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to the principal executive officer and principal financial officer of Parent to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms.

(d)                                 Parent and its Subsidiaries have implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(e)                                  Based on its most recent evaluation of its internal controls prior to the date hereof, Parent has disclosed to its auditors and its audit committee (A) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report its consolidated financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

4.5                               Financial Statements.

(a)                                 Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Parent SEC Reports (collectively, the “Parent Financial Statements”) complied with the rules and regulations of the SEC as of the date of the filing of such reports, was prepared from, and is in accordance with, the books and records of Parent and its Subsidiaries, was prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in Parent Financial Statements or the notes thereto), and fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flow of Parent and its Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X and (ii) normal, recurring year-end adjustments. No financial statements of any Person other than Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.

(b)                                 Absence of Liabilities. There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would otherwise be required by GAAP to be reflected in a consolidated balance sheet of Parent and its Subsidiaries, other than: (i) liabilities adequately provided for on the balance sheet of Parent dated as of March 31, 2017 (including the notes thereto) contained in Parent’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017; (ii) liabilities incurred in the ordinary course of business subsequent to March 31, 2017; (iii) current liabilities for fees and expenses incurred in connection with the Transactions; (iv) liabilities incurred as permitted under Section 5.2(b)(viii); and (v) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.6                               Absence of Certain Changes and Events. Since December 31, 2016 and through the date of this Agreement, (a) Parent and each of its Subsidiaries have conducted their respective businesses only in the ordinary course of business, and (b) there has not been any circumstance, development, change, event, effect or occurrence that would reasonably be expected to have a Parent Material Adverse Effect.

4.7                               Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Information Statement will, at the date it is mailed to stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, to the extent it relates to Parent or its Subsidiaries or other information supplied by Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by any Parent Group Party with respect to statements made therein based on information supplied by the Company or Company Holdco specifically for inclusion or incorporation by reference therein.

4.8                               Intellectual Property.

(a)                                 Section 4.8(a) of the Parent Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of all U.S., state and foreign: (i) Patents owned by Parent or any of its Subsidiaries, (ii) Registered Trademarks owned by Parent or any of its Subsidiaries, and (iii) Registered Copyrights owned by Parent or any of its Subsidiaries. To the Knowledge of Parent, the Owned Parent IP is valid, subsisting, and enforceable as permitted by applicable Legal Requirements.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries collectively own all right, title, and interest in, or have the right to use, all of the Parent IP free and clear of all Encumbrances and (ii) Parent and its Subsidiaries are the sole beneficial owners, and, with respect to applications and registrations, record owners, of all the Owned Parent IP. Parent and its Subsidiaries have taken reasonable actions to protect the confidentiality of their Trade Secrets and other confidential information in their possession.

(c)                                  To the Knowledge of Parent, no third party is in default of any material obligation related to an express grant to such third party of a right to use the Intellectual Property set forth on Section 4.8(a) of the Parent Disclosure Schedule. To the Knowledge of Parent, use by Parent and its Subsidiaries of any Parent IP, and the conduct of their respective businesses, does not infringe, misappropriate, or otherwise violate and has not infringed, misappropriated or otherwise violated any Intellectual Property of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole. No Legal Proceeding is pending or, to the Knowledge of Parent, has been threatened in writing against Parent or any of its Subsidiaries with regard to Parent’s or its any of its Subsidiaries’ alleged infringement, misappropriation, or other violation of Intellectual Property or the validity or enforceability of any Owned Parent IP, except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.

(d)                                 To the Knowledge of Parent, no Person, directly or indirectly, is infringing, misappropriating, diluting or otherwise violating or has infringed, misappropriated, diluted or otherwise violated any rights of Parent or any of its Subsidiaries in or to any Parent IP in any material respect. No Legal Proceeding is pending or, to the Knowledge of Parent, has been threatened in writing by Parent or any of its Subsidiaries against any Person with regard to such Person’s alleged infringement, misappropriation, or other violation any Owned Parent IP, except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole.

4.9                               Property.

(a)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries (i) have good, valid and indefeasible title to, or a valid and subsisting leasehold interest or other comparable Contract rights in or relating to, all of the Parent Real Property Interests, including all of the real property that they purport to own in fee (the “Parent Owned Real Property”) or lease (the “Parent Leased

Real Property”), as applicable, or that is necessary for the conduct of their business as currently conducted, including good, valid and indefeasible title to all Parent Owned Real Property and a valid and subsisting leasehold or comparable interest in all Parent Leased Real Property reflected in the Parent SEC Reports as being owned or leased by Parent and its Subsidiaries or acquired after the date thereof (other than Parent Owned Real Property and Parent Leased Real Property sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date thereof), in each case free and clear of all Encumbrances except Permitted Liens, and (ii) are collectively the lessee of all Parent Leased Real Property material to the business of Parent and its Subsidiaries which is purported to be leased by Parent and its Subsidiaries and are in undisturbed and peaceable possession of such properties, subject only to Permitted Liens, and each lease for such real property is valid and in full force and effect, without material default (or matters which, with notice or the passage of time, or both, would constitute a material default) thereunder by the lessee or, to the Knowledge of Parent, the lessor and enforceable in accordance with its terms, except as such enforcement may be limited by the Bankruptcy and Equity Exception.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries, (i) have good and valid title to, or a valid and subsisting leasehold interest or other comparable Contract rights in or relating to, all of the material personal properties and assets, tangible and intangible, that they purport to own or lease or hold an easement interest in and that are used in or necessary for the conduct of their business as currently conducted, including good and valid title to, or (as applicable) a valid and subsisting leasehold or comparable interest in, all material personal properties and assets, tangible and intangible, and all other assets, reflected in the latest audited Parent Financial Statements as being owned or leased by Parent and its Subsidiaries or acquired after the date thereof (other than personal property sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date thereof), free and clear of all Encumbrances except Permitted Liens and (ii) are collectively the lessee of all personal property material to the business of Parent and its Subsidiaries which is purported to be leased by Parent and its Subsidiaries, and each lease for such personal property is valid and in full force and effect.

4.10                        Benefit Plans.

(a)                                 Section 4.10(a) of the Parent Disclosure Schedule includes a true and complete list of each of the following (collectively referred to as the “Parent Benefit Plans,” and each individually referred to as a “Parent Benefit Plan”) that is sponsored, maintained or contributed to or by Parent or any of its Subsidiaries or with respect to which Parent could have any liability, or has been so sponsored, maintained or contributed to within the last six (6) years by Parent or any of its Subsidiaries:

(i)                                     each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

(ii)                                  each material equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity based compensation arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, change in control plan or agreement, retention plan, agreement or arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, policy, practice or understanding that is not described in Section 4.10(a)(i).

(b)                                 Parent has made available to the Company, upon request, true, correct and complete copies of each of the Parent Benefit Plans, including all amendments thereto. Parent has also made available to Company, with respect to each Parent Benefit Plan and to the extent applicable, true, correct and complete copies of: (i) the most recent annual or other reports filed with each Governmental Body and all schedules thereto, (ii) the insurance contract and other funding agreement, and all amendments thereto, (iii) the most recent determination letter or opinion letter issued by the IRS, and (iv) all material notices, letters or other correspondence from any Governmental Body.

(c)                                  Neither Parent nor any of Parent’s ERISA Affiliates contributes to or has any obligation to contribute to, or has at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, and no Parent Benefit Plan is (i) a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Parent Benefit Plan is funded through a trust that is intended to be exempt from U.S. federal income taxation pursuant to Section 501(c)(9) of the Code.

(d)                                 Except as would not reasonably be expected to result in material liability to Parent or any of its Subsidiaries:

(i)                                     Parent and its Subsidiaries have performed all material obligations, whether arising by operation of any Legal Requirement or by contract, required to be performed by it or them in connection with the Parent Benefit Plans, and there have been no defaults or violations by any other party to the Parent Benefit Plans;

(ii)                                  (A) all material reports and disclosures relating to the Parent Benefit Plans required to be filed with or furnished to Governmental Bodies, Parent Benefit Plan participants or Parent Benefit Plan beneficiaries have been filed or furnished in accordance with applicable Legal Requirements in a timely manner, (B) each Parent Benefit Plan has been documented, operated and administered in substantial compliance with its governing documents and applicable Legal Requirements, and (C) each Parent Benefit Plan that could be a “nonqualified deferred compensation” arrangement under Section 409A of the Code is in compliance with Section 409A of the Code, and no service provider is entitled to a Tax gross-up or similar payment for any Tax or interest that may be due under Section 409A of the Code;

(iii)                               each of the Parent Benefit Plans intended to be qualified under Section 401(a) of the Code (A) satisfies the requirements of Section 401(a) of the Code, (B) is maintained pursuant to a prototype document approved by the IRS, and is entitled to rely on a favorable opinion letter issued by the IRS with respect to such prototype document, or has received a favorable determination letter from the IRS regarding such qualified status, (C) has been amended as required by applicable Legal Requirements to maintain qualified status, and (D) has not been amended or operated in a way that would adversely affect such qualified status;

(iv)                              there are no claims pending (other than routine claims for benefits) or, to the Knowledge of Parent, threatened against, or with respect to, any of the Parent Benefit Plans or their assets;

(v)                                 all contributions required to be made to the Parent Benefit Plans pursuant to their terms and provisions or pursuant to applicable Legal Requirements have been timely made and all benefits accrued under any unfunded Parent Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP;

(vi)                              as to any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of the Parent Benefit Plan within the meaning of Section 411(d)(3) of the Code;

(vii)                           no act, omission or transaction has occurred which would result in imposition on Parent, directly or indirectly, of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a penalty assessed pursuant to Section 502 of ERISA or (C) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

(viii)                        there is no matter pending (other than routine qualification determination filings) with respect to any of the Parent Benefit Plans before any Governmental Body; and

(ix)                              the execution and delivery of this Agreement and the consummation of the Transactions will not (A) require Parent or any of its Subsidiaries to make a larger contribution to, or pay greater compensation, payments or benefits under, any Parent Benefit Plan or under any Contract than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Parent Benefit Plan or under any Contract.

(e)                                  Neither Parent nor any of its Subsidiaries is a party to any Contract, nor has Parent or any of its Subsidiaries established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any Person performing services for Parent or any of its Subsidiaries upon termination of such services that would not be payable or provided in the absence of the consummation of the Transactions.

(f)                                   In connection with the consummation of the Transactions, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made under this Agreement, under any agreement, plan or other program contemplated in this Agreement, under the Parent Benefit Plans or under any Contract that, in the aggregate, would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(g)                                  Neither Parent nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Parent Benefit Plan. Each Parent Benefit Plan that is an “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

(h)                                 Except to the extent required pursuant to Section 4980B(f) of the Code and the corresponding provisions of ERISA or other applicable Legal Requirements, no Parent Benefit Plan or Contract provides retiree medical or retiree life insurance benefits to any Person, and Parent is not contractually or otherwise obligated (whether or not in writing) to, and Parent has never represented that it will, provide any Person with life insurance or medical benefits upon retirement or termination of employment.

4.11                        Taxes.

(a)                                 All material Tax Returns required to be filed (taking into account extensions of time for filing) by or with respect to Parent or any of its Subsidiaries have been duly filed. All material Taxes that are due and payable by Parent or any of its Subsidiaries have been timely paid in full. All material Tax withholding and deposit requirements imposed on or with respect to Parent or any of its Subsidiaries have been satisfied. There are no Encumbrances (other than Permitted Liens for current period Taxes not yet due and payable) on any of the assets of Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)                                 There is no outstanding material claim, assessment or deficiency against Parent or any of its Subsidiaries for any Taxes that has been asserted or threatened in writing by any Governmental Body, and no written claim has been made, within the preceding three years, by a Governmental Body in a jurisdiction where Parent or any of its Subsidiaries, as applicable, does not file Tax Returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination or other proceeding (and Parent and its Subsidiaries have not received notice in writing of any proposed or threatened audit, examination or other proceeding) relating to the assessment or collection of any material Taxes due from Parent or any of its Subsidiaries.

(c)                                  There is not in force any waiver or agreement for any extension of time (other than extensions to file Tax Returns obtained in the ordinary course) for the assessment or payment of any material Tax by Parent or any of its Subsidiaries.

(d)                                 None of Parent nor any of its Subsidiaries is a party to or bound by any material Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (1) an agreement or arrangement solely among the members of a group the common parent of which is Parent or any of its Subsidiaries or (2) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business consistent with past practice and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). None of Parent or any of its Subsidiaries has any liability for the unpaid Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Legal

Requirements), as a transferee or successor, by Contract or otherwise. Other than the consolidated group the common parent of which is Parent, none of Parent or any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. tax purposes.

(e)                                  None of Parent of any of its Subsidiaries has requested, has received or is subject to any written ruling of a Governmental Body relating to Taxes that will be binding on it for any taxable period beginning on or after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Legal Requirements).

(f)                                   Neither Parent nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(g)                                  None of Parent or any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-deferred treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(h)                                 Parent is not an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(i)                                     Parent Holdco is and has been since its formation properly treated as a partnership for U.S. federal and applicable state and local income tax purposes, and not as an association or publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(j)                                    After reasonable diligence, none of Parent or any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would prevent the Corporate Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.12                        Environmental Matters.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a)                                 Parent and its Subsidiaries are, and during the relevant time periods specified pursuant to all applicable statutes of limitations were, in compliance with, and are not currently in material violation of, any applicable Environmental Laws;

(b)                                 Parent and its Subsidiaries possess all material permits, certificates, licenses, registrations, exemptions, orders, approvals and other authorizations required under Environmental Laws to operate and conduct their respective businesses as currently operated and conducted;

(c)                                  there is no Contamination of or at the Parent Facilities (including soils, groundwater, surface water, buildings, or other structures) with respect to which any remedial or corrective action is or may be required under Environmental Laws;

(d)                                 neither Parent nor any of its Subsidiaries is subject to material liability for a Release of any Hazardous Substance or Contamination on, under, from or to the property of any third Person;

(e)                                  neither Parent nor any of its Subsidiaries has Released any Hazardous Substance into the environment in material violation of Environmental Laws;

(f)                                   neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim, or request for information, and neither Parent nor any of its Subsidiaries is aware of any pending or threatened notice, demand, letter, claim, or request for information, alleging that Parent or any of its Subsidiaries may be in material violation of, liable under, or have unfulfilled obligations under any Environmental Law;

(g)                                  neither Parent nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Body or to any indemnity or other agreement with any third Person relating to a material liability or obligation under any Environmental Law or assigning liability to Parent or any of its Subsidiaries in respect of Hazardous Substances; and

(h)                                 to the Knowledge of Parent, there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, obligations, investigations, costs, or restrictions on the ownership, use, or transfer of any property of Parent or any of its Subsidiaries pursuant to any Environmental Law.

4.13                        Compliance with Legal Requirements.

(a)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are, and since January 1, 2015 have been, in compliance with, and are not in default or in violation of, any Legal Requirement. Neither Parent nor any of its Subsidiaries has received, at any time since January 1, 2015, any written notice or, to the Knowledge of Parent, other communication from any Governmental Body or any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any material Legal Requirement, or (B) any actual or alleged obligation on the part of Parent or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries hold all of the permits, certificates, licenses, variances, exemptions, orders and other Governmental Authorizations that are necessary to operate the business of Parent and its Subsidiaries in accordance with applicable Legal Requirements (collectively, the “Parent Permits”), (ii) Parent and its Subsidiaries are, and at all times since January 1, 2015, have been, in compliance with all Parent Permits and (iii) each Parent Permit is valid and in full force and effect.

4.14                        Legal Proceedings. Except for such matters as would not be reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Legal Proceeding pending, or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or (b) judgment, decree, injunction, ruling or order of any Governmental Body or arbitrator outstanding against Parent or any of its Subsidiaries. To the Knowledge of Parent, as of the date of this Agreement, no officer or director of Parent is a defendant in any material Legal Proceeding in connection with his or her status as an officer or director of Parent or any of its Subsidiaries. There is no judgment, settlement, order, decision, direction, writ, injunction, decree, stipulation or legal or arbitration award of, or promulgated or issued by, any Governmental Body in effect to which any of Parent or any of its Subsidiaries is a party or subject that materially interferes with, or would be reasonably likely to materially interfere with, the business of Parent or any of its Subsidiaries as currently conducted.

4.15                        Contracts; No Defaults.

(a)                                 Section 4.15 of the Parent Disclosure Schedule contains a complete and accurate list of all Parent Material Contracts to or by which Parent or any of its Subsidiaries is a party or is bound as of the date of this Agreement (provided, however, that Parent not be required to list any such agreements in Section 4.15 of the Parent Disclosure Schedule that are filed as exhibits to the Parent SEC Documents). For purposes of this Agreement, “Parent Material Contract” means each Parent Contract (including any amendment thereto):

(i)                                     that is required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)                                  to which or with respect to which any director, officer or Affiliate of Parent or any of its Subsidiaries are parties or express beneficiaries;

(iii)                               evidencing Indebtedness of Parent or any of its Subsidiaries having an outstanding principal amount in excess of $1,000,000;

(iv)                              that expressly (A) restricts or prohibits the business activity of Parent or any of its Subsidiaries, (B) limits the freedom of Parent or its Subsidiaries to engage in any line of business or to compete with any other Person or in any geographic area, excluding, in each case clauses in commercial contracts entered into in the ordinary course of business consistent with past practice restricting the disclosure of confidential information, or (C) includes any provisions in respect of exclusivity, most favored nations pricing, minimum purchase or sale guarantees, non-solicitation of any Person or similar concepts that are material to Parent and its Subsidiaries;

(v)                                 relating to the employment of, or the performance of services by, any employee or consultant, or pursuant to which Parent or any of its Subsidiaries is or may become obligated to make any severance, termination, or similar payment to any current or former employee or director in excess of $250,000; or pursuant to which Parent or any of its Subsidiaries is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $250,000 to any single current or former employee, director, or consultant or in excess of $1,000,000 to any group of current or former employees, directors, or consultants;

(vi)                              providing for indemnification of any officer, director, employee, or agent;

(vii)                           (A) relating to the acquisition, issuance, voting, registration, sale, or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any securities, or (C) providing Parent or any of its Subsidiaries with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(viii)                        that requires Parent or any of its Subsidiaries to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, in excess of $500,000;

(ix)                              that relates to the sale, transfer or other disposition of a business, real or personal property, or assets by Parent or any of its Subsidiaries in excess of $1,000,000;

(x)                                 that relates to the purchase or acquisition of a business or assets where the remaining payment obligations as of the date of this Agreement are in excess of $1,000,000;

(xi)                              pursuant to which Parent or any of its Subsidiaries has any potential continuing indemnification obligations in excess of $1,000,000;

(xii)                           pursuant to which Parent or any of its Subsidiaries has any potential continuing guarantee, “earnout” or other contingent, deferred or fixed payment obligations in excess of $500,000;

(xiii)                        that grants any third Person, or obligates Parent or any of its Subsidiaries to exercise, an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property of Parent or any of its Subsidiaries;

(xiv)                       any Contract that relates to or involves future expenditures, receipts or payments by Parent or any of its Subsidiaries of more than $2,000,000 in any one (1) year period that cannot be terminated on less than sixty (60) days’ notice without material payment or penalty; and

(xv)                          any other Contract, if a breach or termination of such Contract could have a Parent Material Adverse Effect.

(b)                                 Each Parent Material Contract is valid and in full force and effect and is enforceable in accordance with its terms against Parent or its Subsidiaries, as applicable, and, to the Knowledge of Parent, the other parties thereto (in each case subject to the Bankruptcy and Equity Exception), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)                                  Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i)                                     neither Parent nor any of its Subsidiaries has violated or breached in any respect, or committed any default under, any Parent Material Contract; and, to the Knowledge of Parent, no other Person has violated or breached in any respect, or committed any default under, any Parent Material Contract; and

(ii)                                  neither Parent nor any of its Subsidiaries has received any written notice or, to the Knowledge of Parent, other communication that there has been any violation or breach of, or default under, any Parent Material Contract by Parent or any of its Subsidiaries.

4.16                        Insurance. Section 4.16 of the Parent Disclosure Schedule sets forth all material insurance policies issued in favor of Parent or any of its Subsidiaries (the “Parent Insurance Policies”). The Parent Insurance Policies are each valid and currently effective insurance policies issued in favor of Parent or its Subsidiary, as applicable, and is adequate and otherwise customary for companies of similar size, financial condition and operational risk profile. All Parent Insurance Policies are in full force and effect, all premiums due thereon have been paid, and Parent and its Subsidiaries have complied with the provisions of such policies. As of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Parent Insurance Policy. As of the date of this Agreement, there is no claim by Parent or any of its Subsidiaries pending under any Parent Insurance Policy that, to the Knowledge of Parent, has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or that, if not paid, would not be material to Parent and its Subsidiaries, taken as a whole. Neither Parent nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier that there will be a cancellation or nonrenewal of any Parent Insurance Policy.

4.17                        Labor and Employment Matters.

(a)                                 Since January 1, 2015, neither Parent nor any of its Subsidiaries has been a party to, or bound by, any collective bargaining agreement, or other Contract with a labor union or labor organization or other representative of employees.

(b)                                 Since January 1, 2015, there have been no strikes, lockouts or work stoppages existing or, to Parent’s Knowledge, threatened, with respect to any employees of Parent or any of its Subsidiaries.

(c)                                  Since January 1, 2015, there have been no union certification or representation petitions or demands with respect to any employees of Parent or its Subsidiaries and, to Parent’s Knowledge, no union organizing campaign or similar effort is pending or threatened with respect to any employees of Parent or its Subsidiaries.

(d)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no complaint, charge, grievance, investigation, audit, or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, consultant, former employee, retiree, labor organization, or other representative of its employees or relating to its employees or employment practices

(including charges of or relating to: unfair labor practices, failure to pay wages, discrimination, retaliation or employee leave practices) or working conditions is pending or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries.

(e)                                  Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries are, and since January 1, 2015, have been, in compliance with all applicable Legal Requirements relating to labor and employment, including all such Legal Requirements relating to the engagement of leased employees, consultants, and independent contractors, non-discrimination, non-retaliation, affirmative action, terms and conditions of employment, collective bargaining, hours of work, wage and hour requirements (including the proper classification of, compensation paid to, and related withholding with respect to employees, leased employees, consultants, and independent contractors), overtime pay, immigration, recordkeeping, leaves of absence, WARN Act compliance, reasonable accommodation of disabilities, occupational health and safety requirements, workers’ compensation, payment of employment-related Taxes, and all other employment practices.

4.18                        Brokers. No broker, finder, investment banker, or other Person is or may be entitled to any brokerage, finder’s, or other fee or commission in connection with the Transactions based upon arrangements or authorizations made by or on behalf of Parent or any of its Subsidiaries.

4.19                        Financing. Parent has delivered to the Company a complete and correct copy of the Debt Commitment Letter pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to lend the amounts set forth therein to Parent (the provision of such funds as set forth therein, “Debt Financing”). As of the date of this Agreement, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto.

4.20                        Customers and Suppliers. Parent has made available to the Company a list of the 20 largest customers (by revenues received) and the 20 largest suppliers (by amounts spent) of Parent and its Subsidiaries, taken as a whole, in each case for the fiscal quarter ended March 31, 2017. Since March 31, 2017 and through the date of this Agreement, to the Knowledge of Parent, (a) no such Parent customer or supplier has cancelled or otherwise terminated its relationship with Parent or any of its Subsidiaries, and (b) no such Parent customer or supplier has threatened in writing to cancel or otherwise terminate its relationship with Parent or any of its Subsidiaries or its usage of the services of Parent or any of its Subsidiaries.

4.21                        Ownership of Company Common Stock. No Parent Group Party beneficially owns any shares of Company Common Stock as of the date hereof.

4.22                        No Other Representations and Warranties.

(a)                                 Except for the representations and warranties made in this Article 4, no Parent Group Party nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the

Transactions, and each Parent Group Party hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, no Parent Group Party nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by any Parent Group Party in this Article 4, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent or its Subsidiaries, the negotiation of this Agreement or in the course of the Transactions.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, each Parent Group Party acknowledges and agrees that none of the Company, Company Holdco or any other Person has made or is making any representations or warranties relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company and Company Holdco in Article 3, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries furnished or made available to Parent, or any of its Representatives and that each Party Group Party expressly disclaims reliance upon any such other representation or warranty not set forth in this Agreement. Each Parent Group Party expressly disclaims any obligation or duty by the Company or Company Holdco to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in this Agreement. Without limiting the generality of the foregoing, each Parent Group Party acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

ARTICLE 5

CERTAIN COVENANTS

5.1                               Operation of the Company’s Business.

(a)                                 Until the Closing, except as set forth on Section 5.1(a) of the Company Disclosure Schedule, as explicitly permitted or required by this Agreement, as required by applicable Legal Requirements or with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned by Parent), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice, including by using commercially reasonable efforts to preserve substantially intact its current business organizations, retain its key officers and key employees, and maintain its relations and goodwill with key suppliers and customers.

(b)                                 Until the Closing, except as set forth on Section 5.1(b) of the Company Disclosure Schedule, as explicitly permitted or required by this Agreement, as required by applicable Legal Requirements or with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned by Parent), the Company shall not, and shall not permit any of its Subsidiaries to:

(i)                                     (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its capital stock or other equity or voting interests, except (1) for dividends or distributions expressly required by the Organizational Documents of the Company or any of its Subsidiaries and set forth on Section 5.1(b)(i) of the Company Disclosure Schedule, (2) by (x) a direct or indirect wholly owned Subsidiary of the Company to the Company or a direct or indirect wholly owned Subsidiary of the Company or (y) a direct or indirect wholly owned Subsidiary of Company Holdco to Company Holdco or a direct or indirect wholly owned Subsidiary of the Company Holdco (other than the Specified Business), (3) for tax distributions under Section 6.2(a) of the Company Holdco LLC Agreement (but not any advances under Section 6.2(b) of the Company Holdco LLC Agreement) or (4) as required by the Registration Rights Agreement, (B) split, combine, or reclassify any of its capital stock or other equity or voting interests or (C) purchase, redeem, or otherwise acquire any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any securities convertible into or exchangeable for such shares of capital stock or other securities or any options, warrants, calls, or rights to acquire any such shares or other securities, except as expressly required by the terms of any of any capital stock or equity interest of a Subsidiary or for acquisitions of shares of Company Common Stock tendered by holders of Company Stock Options and Company Restricted Stock Awards in accordance with the terms of the Company Equity Plan and the applicable award agreements as in effect on the date of this Agreement to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto;

(ii)                                  offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of the Company Common Stock, Company Stock Options, Company Restricted Stock Awards or the value of the Company or any part thereof, other than (A) the issuance of shares of Company Common Stock upon the vesting of any Company Restricted Stock Awards or the exercise of Company Stock Options, in each case that are outstanding as of the date of this Agreement and in accordance with their present terms or (B) Permitted Liens;

(iii)                               amend its Organizational Documents (including by merger, consolidation or otherwise);

(iv)                              consummate or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization, or merger, consolidate, combine or amalgamate with any other Person (except, solely with respect to the Company’s Subsidiaries (other than Company Holdco), as otherwise permitted pursuant to Section 5.1(b)(v) and Section 5.1(b)(vii));

(v)                                 acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing, or by any other manner), any business or any Person or other business organization or division thereof, in each case other than (A) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement and set forth on Section 5.1(b)(v) of the Company Disclosure Schedule, or (B) acquisitions for which the purchase price is $5,000,000 individually and $10,000,000 in the aggregate;

(vi)                              make capital expenditures that are, with respect to any fiscal quarter, in the aggregate greater than 110% of the aggregate amount of capital expenditures scheduled to be made in the Company’s capital expenditure budget for such fiscal quarter as set forth on Section 5.1(b)(vi) of the Company Disclosure Schedule, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(vii)                           sell, lease, exchange or otherwise dispose of any portion of its assets or properties, other than, (A) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement and set forth on Section 5.1(b)(vii) of the Company Disclosure Schedule, (B) sales, leases or dispositions of inventory and the granting of nonexclusive licenses in the ordinary course of business consistent with past practice (which, for avoidance of doubt, shall be deemed to exclude, without limitation, the sale, exchange or other disposition of any equity interests in any of the Company’s Subsidiaries) and that would not exceed $250,000 individually or $1,000,000 in the aggregate, (C) any disposition of obsolete or worn-out equipment or other assets that are no longer used, in each case in the ordinary course of business consistent with past practice, (D) transactions solely among the Company, Company Holdco and their respective wholly owned Subsidiaries (other than the Specified Business) or (E) the consummation of any Required Divestiture;

(viii)                        other than in the ordinary course of business consistent with past practice, incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person (other than Indebtedness among the Company, Company Holdco and their respective wholly owned Subsidiaries (other than the Specified Business)) or create any material Encumbrances on any property or assets of the Company or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Liens; provided, however, that the foregoing shall not restrict the incurrence of Indebtedness under existing credit facilities;

(ix)                              make any (A) loans, advances, extension of credit other than trade credit to customers in the ordinary course of business consistent with past practice or (B) capital contributions to, or investments in, any other Person, other than any direct or indirect wholly owned Subsidiary of the Company or any direct or indirect wholly owned Subsidiary of Company Holdco (other than the Specified Business);

(x)                                 subject to Section 5.16, (A) settle any Legal Proceeding against the Company or any of its Subsidiaries (including claims of stockholders and any stockholder litigation relating to this Agreement, the Transactions or otherwise) in excess of $1,000,000 individually and $2,000,000 in the aggregate, in each case net of insurance proceeds; provided, however, that neither the Company nor any of its Subsidiaries shall settle or compromise any Legal Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by the Company or any of its Subsidiaries or (3) has a restrictive impact on the business of the Company and its Subsidiaries, taken as a whole, in any material respect, or (B) waive or release any material claim or Legal Proceeding brought by the Company or any of its Subsidiaries against another Person, other than in the ordinary course of business consistent with past practice;

(xi)                              except in the ordinary course of business consistent with past practice, (A) enter into any Contract that would be a Company Material Contract or (B) modify, amend, terminate or assign, or waive or assign any material rights under, any Company Material Contract; provided, however, that any Contract entered into in compliance with the foregoing shall not (x), as a result of the consummation of the Transactions, give rise to a right of, or result in, termination, cancellation, or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed rights or entitlements under, any provision of such Contract; or (y) in any way purport to materially restrict the business activity of the Company or any of its Subsidiaries or to materially limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person or in any geographic area;

(xii)                           adopt or enter into any collective bargaining agreement or other Contract with a labor union or representative of employees that is applicable to the employees of the Company or any of its Subsidiaries;

(xiii)                        (A) grant any increases in the compensation (including incentive, severance, change-in-control or retention compensation) or benefits paid, payable, provided or to become payable or provided to, or grant any cash- or equity-based awards to, any current or former directors, officers, employees or other individual service providers of the Company or its Subsidiaries, except as required by a Company Benefit Plan in accordance with its terms as in effect as of the date of this Agreement; (B) grant or provide any change-in-control, severance or retention payments or benefits to any current or former directors, officers, employees or other individual service providers of the Company or any of its Subsidiaries; (C) establish, adopt, enter into, amend or terminate any Company Benefit Plan or any other plan, policy, program, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof; (D) enter into, amend or terminate any collective bargaining agreement or similar agreement; (E) hire, promote or terminate the employment or service (other than for cause) of any employee or other individual service provider of the Company or any of its Subsidiaries with a total annual compensation opportunity in excess of $250,000; or (F) take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any Company Benefit Plan;

(xiv)                       other than in the ordinary course of business consistent with past practice, (A) change, make or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company or one of its Subsidiaries has the authority to make such binding election in its discretion, but excluding any election that must be made periodically and is made consistent with past practice), (B) settle or compromise any material Legal Proceeding relating to Taxes, or (C) change any material method of Tax accounting;

(xv)                          except as required by GAAP, change its fiscal year or make any material changes in financial accounting methods, principles, or practices;

(xvi)                       fail to keep in full force, or find a substantially comparable replacement for, any Company Insurance Policy;

(xvii)                    modify, amend, terminate or assign, or waive or assign any rights under the Registration Rights Agreement;

(xviii)                 enter into or amend any Related Party Transaction, other than (A) in the ordinary course of business consistent with past practice or (B) a Required Divestiture to an Affiliate of the Company;

(xix)                       file any registration statement with the SEC or take any actions in furtherance of an initial public offering of the Company Common Stock or any other securities of the Company; provided, however, the Company shall not be required to withdraw any registration statement filed with the SEC prior to the date of this Agreement;

(xx)                          take any action that has the effect of (A) transferring any assets of the Company or any of its Subsidiaries (other than Specified Business) to the Specified Business, or transferring any liabilities of the Specified Business to the Company or any of its Subsidiaries (other than Specified Business) or (B) causing the Company or any of its Subsidiaries (other than Specified Business) to assume any liability (contingent or otherwise) with respect to (1) the Specified Business, (2) a Required Divestiture (excluding in connection with representations and warranties and any customary related indemnification for such limited representations and warranties solely with respect to the authority to make the Required Divestiture and the ownership of the equity securities of the Specified Business) or (3) any pre-Closing or post-Closing activities of the Specified Business; or

(xxi)                       authorize any of, or commit, resolve, or agree to take any of, the foregoing actions.

5.2                               Operation of Parent’s Business.

(a)                                 Until the Closing, except as set forth on Section 5.2(a) of the Parent Disclosure Schedule, as explicitly permitted or required by this Agreement, as required by applicable Legal Requirements or with the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned by the Company), Parent shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice, including by using commercially reasonable efforts to preserve substantially intact its current business organizations, retain its key officers and key employees, and maintain its relations and goodwill with key suppliers and customers.

(b)                                 Until the Closing, except as set forth on Section 5.2(b) of the Parent Disclosure Schedule, as explicitly permitted or required by this Agreement, as required by applicable Legal Requirements or with the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned by the Company), Parent shall not, and shall not permit any of its Subsidiaries to:

(i)                                     (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its capital stock or other equity or voting interests, except (1) for dividends or distributions expressly required by the Organizational Documents of Parent or any of its Subsidiaries and set forth on Section 5.2(b)(i) of the Parent Disclosure Schedule, (2) by (x) a direct or indirect wholly owned Subsidiary of Parent to Parent or a direct or indirect wholly owned Subsidiary of Parent or (y) a direct or indirect wholly owned Subsidiary of Parent Holdco to Parent Holdco or a direct or indirect wholly owned Subsidiary of Parent Holdco, (3) as may be required under any registration rights agreement in effect on the date of this Agreement and (4) tax distributions under the Parent Holdco LLC Agreement or (B) split, combine, or reclassify any of its capital stock or other equity or voting interests;

(ii)                                  offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of the Parent Common Stock or any equity awards of Parent or the value of Parent or any part thereof, other than (A) the issuance of shares of Parent Common Stock upon the vesting of any equity awards of Parent, in each case that are outstanding as of the date of this Agreement and in accordance with their present terms and (B) the issuance of shares of Parent Common Stock in connection with any acquisition of any assets or securities of all or a portion of the business or property of another Person, or any merger, consolidation or other business transaction permitted by this Agreement or (C) Permitted Liens;

(iii)                               amend its Organizational Documents (including by merger, consolidation or otherwise);

(iv)                              consummate or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization, or merger, consolidate, combine or amalgamate with any other Person (except, solely with respect to Parent’s Subsidiaries (other than Parent Holdco), as otherwise permitted pursuant to Section 5.2(b)(v) and Section 5.2(b)(vii));

(v)                                 acquire by merger or otherwise, or lease any assets or securities or all or any portion of the business or property of any entity or merge, consolidate or enter into any other business combination transaction with any Person, in each case other than (A) pursuant to an agreement of Parent or any of its Subsidiaries in effect on the date of this Agreement and set forth on Section 5.2(b)(v) of the Parent Disclosure Schedule, or (B) acquisitions for which the purchase price is $7,500,000 individually and $15,000,000 in the aggregate;

(vi)                              make capital expenditures that are, with respect to any fiscal quarter, in the aggregate greater than 110% of the aggregate amount of capital expenditures scheduled to be made in Parent’s capital expenditure budget for such fiscal quarter as set forth on Section 5.2(b)(vi) of the Parent Disclosure Schedule, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(vii)                           sell, lease, exchange or otherwise dispose of any portion of its assets or properties, other than, (A) pursuant to an agreement of Parent or any of its Subsidiaries in effect on the date of this Agreement and set forth on Section 5.2(b)(vii) of the Parent Disclosure Schedule, (B) sales, leases or dispositions of inventory and the granting of nonexclusive licenses in the ordinary course of business consistent with past practice (which, for avoidance of doubt, shall be deemed to exclude, without limitation, the sale, exchange or other disposition of any equity interests in any of Parent’s Subsidiaries) and that would not exceed $250,000 individually or $1,000,000 in the aggregate during any fiscal quarter, (C) any disposition of obsolete or worn-out equipment or other assets that are no longer used, in each case in the ordinary course of business consistent with past practice or (D) transactions solely among Parent, Parent Holdco and their respective wholly owned Subsidiaries;

(viii)                        other than in the ordinary course of business consistent with past practice, incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person (other than Indebtedness among Parent, Parent Holdco and their respective wholly owned Subsidiaries) or create any material Encumbrances on any property or assets of Parent or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Liens; provided, however, that the foregoing shall not restrict the incurrence of Indebtedness (A) under existing credit facilities or (B) in connection with (1) the repayment of any Indebtedness of Parent and its Subsidiaries, (2) any financing in connection with the consummation of the Transactions or (3) in connection with any acquisition by Parent or any of its Subsidiaries permitted by Section 5.2(b)(v);

(ix)                              make any (A) loans, advances, extension of credit other than trade credit to customers in the ordinary course of business consistent with past practice or (B) capital contributions to, or investments in, any other Person, other than any direct or indirect wholly owned Subsidiary of Parent or any direct or indirect wholly owned Subsidiary of Parent Holdco;

(x)                                 (A) settle any Legal Proceeding against Parent or any of its Subsidiaries (including claims of stockholders and any stockholder litigation relating to this Agreement, the Transactions or otherwise) in excess of $1,000,000 individually and $3,000,000 in the aggregate, in each case net of insurance proceeds; provided, however, that neither Parent nor any of its Subsidiaries shall settle or compromise any Legal Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Parent or any of its Subsidiaries or (3) has a restrictive impact on the business of Parent and its Subsidiaries, taken as a whole, in any material respect, or (B) waive or release any material claim or Legal Proceeding brought by Parent or any of its Subsidiaries against another Person, other than in the ordinary course of business consistent with past practice;

(xi)                              except in the ordinary course of business consistent with past practice, (A) enter into any Contract that would be a Parent Material Contract or (B) modify, amend, terminate or assign, or waive or assign any material rights under, any Parent Material Contract; provided, however, that any Contract entered into in compliance with the foregoing shall not, as a result of the consummation of the Transactions, give rise to a right of, or result in, termination, cancellation, or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of Parent or any of its Subsidiaries or Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed rights or entitlements under, any provision of such Contract;

(xii)                           adopt or enter into any collective bargaining agreement or other Contract with a labor union or representative of employees that is applicable to the employees of Parent or any of its Subsidiaries;

(xiii)                        (A) grant any increases in the compensation (including incentive, severance, change-in-control or retention compensation) or benefits paid, payable, provided or to become payable or provided to, or grant any cash- or equity-based awards to, any current or former directors, officers, employees or other individual service providers of Parent or its Subsidiaries, except (1) as required by a Parent Benefit Plan in accordance with its terms as in effect as of the date of this Agreement or (2) for increases to employees and non-executive officers in the ordinary course of business (including promotions in the ordinary course of business); (B) grant or provide any change-in-control, severance or retention payments or benefits to any current or former directors, officers, employees or other individual service providers of Parent or any of its Subsidiaries; (C) establish, adopt, enter into, amend or terminate any Parent Benefit Plan or any other plan, policy, program, agreement or arrangement that would be a Parent Benefit Plan if in effect on the date hereof; (D) enter into, amend or terminate any collective bargaining agreement or similar agreement; (E) hire, promote or terminate the employment or service (other than for cause) of any employee or other individual service provider of Parent or any of its Subsidiaries with a total annual compensation opportunity in excess of $250,000; or (F) take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any Parent Benefit Plan;

(xiv)                       other than in the ordinary course of business consistent with past practice, (A) change, make or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where Parent or one of its Subsidiaries has the authority to make such binding election in its discretion, but excluding any election that must be made periodically and is made consistent with past practice), (B) settle or compromise any material Legal Proceeding relating to Taxes, or (C) change any material method of Tax accounting;

(xv)                          except as required by GAAP, change its fiscal year or make any material changes in financial accounting methods, principles, or practices;

(xvi)                       fail to keep in full force, or find a substantially comparable replacement for, any Parent Insurance Policy; or

(xvii)       authorize any of, or commit, resolve, or agree to take any of, the foregoing actions.

5.3          Access to Information.

(a)           Each Party shall, and shall cause each of its Subsidiaries to, afford to the Other Party and its Representatives, until the LLC Merger Effective Time, reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish as promptly as reasonably practicable to the Other Party and its Representatives such information concerning its and its Subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the Other Party. Each Party and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Other Party or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Other Party and its Subsidiaries of their normal duties. Notwithstanding the foregoing provisions of this Section 5.3(a), each Party shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to the Other Party or any of its Representatives to the extent that such information is subject to attorney-client privilege or the attorney work-product doctrine or that such access or the furnishing of such information is prohibited by applicable Legal Requirements or an existing Contract or agreement. Notwithstanding the foregoing, each Party shall not have access to personnel records of the Other Party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in the Other Party’s good faith opinion the disclosure of which could subject the Other Party or any of its Subsidiaries to risk of liability. Notwithstanding the foregoing, each Party shall not be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of the Other Party or its Subsidiaries without the prior written consent of the Other Party, which may be granted or withheld in the Other Party’s sole discretion. Each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.3(a) for any purpose unrelated to the consummation of the Transactions.

(b)           The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder; provided, however, that the Financing Sources shall be included under the definition of “Representatives” therein. All information provided to any Party or its representatives pursuant to or in connection with this Agreement is deemed to be “Confidential Information” as defined under the Confidentiality Agreement.

5.4          Notification. The Company shall give notice to Parent as promptly as reasonably practicable upon becoming aware of any condition, event or circumstance that will result in any of the conditions in Section 6.2(a) or 6.2(b) not being met, and Parent shall give notice to the Company as promptly as reasonably practicable upon becoming aware of any condition, event or circumstance that will result in any of the conditions in Section 6.3(a) or 6.3(b) not being met; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

5.5          No Solicitation by the Company. The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Company Acquisition Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of the Company or its Subsidiaries and immediately prohibit any access by any Person (other than Parent and its Representatives) to any physical or electronic data room relating to a possible Company Acquisition Proposal. The Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause any Representative of the Company or any of its Subsidiaries not to, directly or indirectly, (i) solicit, initiate, facilitate, knowingly encourage (including by way of furnishing confidential information), or induce or take any other action that could reasonably be expected to lead to any inquiries, proposals or indications of interest that constitute the making, submission, or announcement of any Company Acquisition Proposal, (ii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse, or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction.  The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Company or any of its Subsidiaries is a party, and will enforce or cause to be enforced each such agreement at the request of Parent.

5.6          No Solicitation by Parent. Parent shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Parent Acquisition Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of Parent or its Subsidiaries and immediately prohibit any access by any Person (other than the Company and its Representatives) to any physical or electronic data room relating to a possible Parent Acquisition Proposal. Parent shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause any Representative of Parent or any of its Subsidiaries not to directly or indirectly, (i) solicit, initiate, facilitate, knowingly encourage (including by way of furnishing confidential information), or induce or take any other action that could reasonably be expected to lead to any inquiries, proposals or indications of interest that constitute the making, submission, or announcement of any Parent Acquisition Proposal, (ii) furnish any nonpublic information regarding Parent or any of its Subsidiaries to any Person in connection with or in response to a Parent Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to a Parent Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Parent Acquisition Proposal, (iv) approve, endorse, or recommend any Parent Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction.

5.7          Information Statement. Each Party shall cooperate with the Other Party in the preparation of the preliminary and the definitive Information Statement, including all amendments or supplements thereto. Parent shall prepare and file with the SEC the preliminary Information Statement as promptly as reasonably practicable following the date of this Agreement. No filing of, or amendment or supplement to, the Information Statement will be made by Parent without first providing the Company a reasonable opportunity to review and comment thereon, and Parent shall consider in good faith all reasonable additions, deletions and changes suggested by the Company in connection therewith. Parent shall notify the Company of the receipt of any comments from the SEC with respect to the preliminary Information Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Company, as promptly as reasonably practicable, copies of all written correspondence between Parent or any of its Representatives and the SEC with respect to the Information Statement. If any comments are received from the staff of the SEC with respect to the preliminary Information Statement, Parent shall respond as promptly as reasonably practicable to such comments. The Company shall, as promptly as reasonably practicable, provide Parent with such information as may be required to be included in the Information Statement or as may be reasonably required to respond to any comment of the SEC. As promptly as reasonably practicable after all comments received from the staff of the SEC have been cleared by the SEC, Parent shall file the definitive Information Statement with the SEC and cause such definitive Information Statement to be mailed to its stockholders of record. If at any time prior to the LLC Merger Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the Other Party, and Parent shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Legal Requirements, disseminate such amendment or supplement to the stockholders of Parent.

5.8          Cooperation; Regulatory Approvals.

(a)           Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article 5, the Parties shall cooperate fully with each other and shall use reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable (including by using reasonable best efforts to cause the conditions to closing set forth in Article 6 to be satisfied). Without limiting the generality of the foregoing, the Parties (i) shall make all filings (if any) and give all notices (if any) required to be made by such Party with any Governmental Body in connection with the Transactions, and shall submit as promptly as reasonably practicable any additional information requested in connection with such filings and notices, (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Transactions, and (iii) shall use reasonable best efforts to oppose or to lift, as the case may be, any restraint, injunction, or other legal bar to the Transactions. The Company shall as promptly as reasonably practicable deliver to Parent a copy of each such filing made, each such notice given, and each such Consent obtained, by the Company (other than such filings, notices and Consents related to the HSR Act, the obligations with respect to which are set forth in Section 5.8(b)). Parent shall as promptly as reasonably practicable deliver to the Company a copy of each such filing made, each such notice given, and each such Consent obtained, by Parent (other than such filings, notices and Consents related to the HSR Act, the obligations with respect to which are set forth in Section 5.8(b)).

(b)           Without limiting the generality of Section 5.8(a), the Company and Parent shall, as promptly as reasonably practicable after the date of this Agreement prepare and in no event later than ten (10) Business Days after the date of this Agreement, file the notifications required under the HSR Act.  Without limiting the foregoing, the Company and Parent shall take all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction, or any other person, may assert under any Legal Requirement with respect to the Transactions, and to avoid or eliminate, and minimize the impact of, each and every impediment under any Legal Requirement that may be asserted by any Governmental Body with respect to the Mergers, in each case so as to enable the Closing to occur as promptly as reasonably practicable (and in any event no later than the End Date); provided, however, that the Parties shall not be required to take any such action that would cause a Substantial Detriment; provided further, that Parent may take any reasonable action to resist or reduce the scope of any action that has been proposed by any such Governmental Body so long as it does not delay the consummation of the Transactions to a date later than the End Date.  The Company and Parent shall respond as promptly as reasonably practicable to any inquiries or requests received from any Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the Other Party notice as promptly as reasonably practicable of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Transactions, (ii) keep the Other Party informed as to the status of any such Legal Proceeding or threat, and (iii) as promptly as reasonably practicable inform the Other Party of any material communication concerning Antitrust Laws to or from any Governmental Body regarding the Transactions (provided, however, that the parties shall be permitted to redact any communication to the extent such communication contains competitively sensitive information, including information relating to the valuation of the Transactions). Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other Antitrust Law. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with any Governmental Body concerning the effect of applicable Antitrust Laws on the Transactions. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act, the Company will permit authorized Representatives of Parent to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion, or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

5.9          Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or disclosure with respect to the

Transactions and neither shall issue any press release or make any public statement or disclosure regarding the Transactions without the prior approval of the other (which approval shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Legal Requirements or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public statement or disclosure shall first, to the extent practicable, consult with the Other Party about, and allow the Other Party reasonable time to comment in advance on, such press release, public announcement, or disclosure.

5.10        Tax Matters. The Parties acknowledge and agree that, for U.S. federal and applicable state and local income tax purposes, (a) the Corporate Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (b) the LLC Merger is intended to be treated as an “assets-over” partnership merger transaction under Treasury Regulations Sections 1.708-1(c)(1) and 1.708-1(c)(3)(i), whereby Company Holdco is treated as the terminating partnership and Parent Holdco is treated as the resulting partnership and any cash paid in lieu of fractional Parent Holdco Units is treated as a “sale within a merger” pursuant to Treasury Regulations Section 1.708-1(c)(4). Each of the Parties will use its reasonable best efforts to cause the Mergers to qualify or be treated, and will not take (and will use its reasonable best efforts to prevent any Affiliate of such Party from taking) any actions that would reasonably be expected to prevent the Mergers from qualifying or being treated, as applicable, as described in the preceding sentence. Each of Parent and the Company will use its reasonable best efforts and will cooperate with one another to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e). In connection therewith, (x) Parent shall deliver to each such counsel a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render its opinions described in Sections 6.2(e) and 6.3(e), as applicable (the “Parent Tax Certificate”), and (y) the Company shall deliver to each such counsel a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render its opinions described in Sections 6.2(e) and 6.3(e), as applicable (the “Company Tax Certificate”), in each case dated as of the Closing Date, and Parent and the Company shall provide such other information as reasonably requested by each such counsel for purposes of rendering the opinions described in Sections 6.2(e) and 6.3(e), as applicable.

5.11        Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in the Corporate Merger (including shares issuable under any Parent Stock Options) pursuant to this Agreement to be approved for listing (subject to official notice of issuance) on the NYSE.

5.12        Takeover Laws and Provisions. The Parties shall not take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws. If any Takeover Laws become applicable to the Transactions, the Parties shall use their respective reasonable best efforts to ensure that such Transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law on the Transactions.

5.13        Company Stockholder Consent.

(a)           In connection with the Company Stockholder Consent, the Company shall comply with Section 228 and Section 262 of the DGCL and the Organizational Documents of the Company, including mailing any notices required thereby (the “Company Notices”).

(b)           Each Party shall cooperate with the Other Party in the preparation of any Company Notices, including all amendments or supplements thereto. The Company shall prepare the Company Notices as promptly as reasonably practicable following the date of this Agreement. No mailing of any Company Notice (or any amendment or supplement thereto) will be made by the Company without first providing Parent a reasonable opportunity to review and comment thereon, and the Company shall consider in good faith all reasonable additions, deletions and changes suggested by Parent in connection therewith. Parent shall, as promptly as reasonably practicable, provide the Company with such information as may be required to be included in any Company Notice. As promptly as reasonably practicable after the date of this Agreement, the Company shall mail or cause to be mailed the Company Notices to its stockholders of record that have not executed the Company Stockholder Consent. If at any time prior to the LLC Merger Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to a Company Notice, so that such Company Notice would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the Other Party, and the Company shall promptly, to the extent required by applicable Legal Requirements, disseminate such amendment or supplement to the stockholders of the Company. The Parties shall cooperate to cause the mailing of the Company Notices and the filing of the definitive Information Statement to occur on or about the same date.

5.14        Employee Benefits.

(a)           Following the LLC Merger Effective Time, and for at least 12 months thereafter, the Surviving Corporation shall provide or cause to be provided to those individuals employed by the Surviving Corporation or any of its Subsidiaries immediately after the LLC Merger Effective Time (each, a “Continuing Employee”) employee benefits that, in the aggregate, are substantially comparable to either (i) the employee benefits provided by the Company on the date of this Agreement or (ii) the employee benefits provided by Parent to similarly situated employees of Parent and its Subsidiaries; provided, however, that nothing in this Section 5.14 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate the employment of any individual or to amend or terminate any employee benefit plan, program, or arrangement. Nothing in this paragraph shall be interpreted to require Parent to provide for the participation of any Continuing Employee in any Parent Benefit Plan. This Section 5.14 is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, to create any agreement of employment with any Person or otherwise to create any third-party beneficiary hereunder, or to be interpreted as an amendment to any plan of Parent or any affiliate of Parent. Furthermore, nothing in this Agreement shall be construed to create a right in any Continuing Employee to employment with Parent, the Surviving Corporation, or any other Subsidiary of Parent and, subject to any agreement between a Continuing Employee and

Parent, the Surviving Corporation or any other Subsidiary of Parent, the employment of each Continuing Employee shall be “at will” employment.

(b)           Effective no later than the day immediately preceding the Closing Date, the Company shall terminate (or shall cause any of its Subsidiaries to terminate) any Company Benefit Plans maintained by the Company that Parent has requested to be terminated by providing written notice to the Company at least thirty (30) days prior to the Closing Date, so long as such Company Benefit Plans can be terminated in accordance with their terms and applicable Legal Requirements without any adverse consequences with respect to any employee benefit plan maintained by the Company or any of its ERISA Affiliates. No later than the day immediately preceding the Closing Date, the Company shall provide Parent with evidence that such Company Benefit Plans have been terminated.

(c)           Parent acknowledges and agrees that, subject to the satisfaction of applicable terms and conditions referenced in Section 5.14(c) of the Company Disclosure Schedule, the Continuing Employees shall be eligible to receive the retention and severance benefits specified in Section 5.14(c) of the Company Disclosure Schedule from Parent or its Affiliate.

5.15        Indemnification of Officers and Directors.

(a)           From the Corporate Merger Effective Time and until the six year anniversary of the Corporate Merger Effective Time (the “Tail Period”), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) indemnify and hold harmless, to the fullest extent permitted by applicable Legal Requirements, each present and former director and officer of the Company or any of its Subsidiaries and each natural person who served as a director, officer, member, trustee or fiduciary of another Person if such service was at the request of the Company or any of its Subsidiaries (collectively, and together with such Person’s heirs, executors or administrators, the “Indemnified Persons”), against any costs or expenses, including attorneys’ fees (including the advancement of such costs and expenses), judgments, fines, losses, claims, damages, liabilities or settlements incurred in connection with any Legal Proceeding arising out of or related to such Indemnified Persons’ service as a director or officer of the Company or its Subsidiaries or services performed by such natural persons at the request of the Company or its Subsidiaries at or prior to the Corporate Merger Effective Time, whether asserted or claimed prior to, at or after the Corporate Merger Effective Time, including actions to enforce this provision or any other indemnification or advancement right of any Indemnified Person.

(b)           All rights to indemnification, advancement or expenses and exculpation from liabilities for acts or omissions under the Company’s Organizational Documents or indemnification Contracts or undertakings existing in favor of the Indemnified Persons shall survive the Corporate Merger and shall be observed by the Surviving Corporation in the Corporate Merger without any further action. Without limiting the foregoing, Parent, from and after the Corporate Merger Effective Time, shall cause, unless otherwise required by applicable Legal Requirements, the Organizational Documents of the Surviving Corporation to contain provisions no less favorable to the Indemnified Persons with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Organizational Documents of the Company, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Persons.

(c)           Parent shall purchase, or shall make arrangements for the Surviving Corporation to purchase, on or prior to the Corporate Merger Effective Time, and the Surviving Corporation shall maintain, tail policies to the current directors’ and officers’ liability insurance maintained on the date of this Agreement by the Company, which tail policies shall be from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance and shall be effective from the Corporate Merger Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Corporate Merger Effective Time, with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing director and officer policies disclosed in Section 3.15 of the Company Disclosure Schedule with respect to claims arising from facts, events, acts or omissions that occurred on or prior to the Corporate Merger Effective Time. If Parent or the Surviving Corporation for any reason fails to obtain such tail insurance policies as of the Corporate Merger Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) continue to maintain in effect for the Tail Period the directors’ and officers’ liability insurance and fiduciary liability insurance maintained as of the date of this Agreement, or (ii) purchase comparable directors’ and officers’ liability insurance and fiduciary liability insurance for the Tail Period, in each case with terms, conditions, retentions and limits of liability that are at least as favorable as those provided in the Company’s existing director and officer policies disclosed in Section 3.15 of the Company Disclosure Schedule. Notwithstanding the foregoing, if the coverage described above cannot be obtained or maintained, or can only be obtained or maintained by paying aggregate premiums in excess of 300% of the annual amount currently paid by the Company for such coverage, the Surviving Corporation shall only be required to provide as much coverage as can be obtained or maintained by paying aggregate premiums equal to 300% of the aggregate annual amount currently paid by the Company for such coverage.

(d)           If Parent or the Surviving Corporation or any of its respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, respectively, shall assume all of the obligations set forth in this Section 5.15. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.15 is not prior to, or in substation for, any claims under any such policies.

(e)           This Section 5.15 shall survive the consummation of the Merger and continue in full force and effect and is intended to benefit, and shall be enforceable by each Indemnified Person as a third-party beneficiary. The rights of the Indemnified Persons under this Section 5.15 are in addition to any rights such Indemnified Persons may have under the

Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Legal Requirements.

5.16        Transaction Litigation. Each Party shall give the Other Party the opportunity to participate in the defense or settlement of any securityholder litigation against such Party and/or its directors relating to the Transactions, and no such settlement shall be agreed to without the prior written consent of the respective Other Party. Each Party shall cooperate, shall cause its respective Subsidiaries to cooperate and shall use its reasonable best efforts to cause their respective Representatives to cooperate, in the defense against such litigation.

5.17        Registration Rights Agreement.

(a)           At the Closing, the Company shall assign and Parent shall assume the Company’s rights and obligations under the Registration Rights Agreement, including any obligation to file with the SEC a shelf registration statement on Form S-1, or such other form under the Securities Act then available to Parent, as necessary, providing for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to Rule 415 under the Securities Act, from time to time, by the holders thereof.

(b)           As promptly as reasonably practicable after the Closing, Parent shall file with the SEC a shelf registration statement on Form S-1, or such other form under the Securities Act then available to Parent, as necessary, providing for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to Rule 415 under the Securities Act, from time to time, by the holders thereof. Parent shall use its commercially reasonable efforts to cause such shelf Registration Statement to be declared effective by the SEC as promptly as practicable after the Closing.

5.18        Financing Cooperation.

(a)           Prior to the Closing, Company shall, and shall cause its Subsidiaries and its and their officers, directors and employees to, and shall use its reasonable best efforts to cause its other Representatives to, use reasonable best efforts to provide all reasonable cooperation requested by Parent in connection with the Debt Financing, and such reasonable best efforts shall include (i) furnishing Parent with financial and other pertinent information regarding the Company and its Subsidiaries, including providing Parent with the information required pursuant to the Debt Commitment Letter (all such information, the “Required Information”), and any supplements to the Required Information reasonably requested by Parent; (ii) participating in a reasonable number of meetings and due diligence sessions; (iii) furnishing Parent with pertinent information regarding the assets and operations of the Company and its Subsidiaries as is customary in connection with the Debt Financing and any security required therefor; (iv) using reasonable best efforts to obtain such UCC, bankruptcy, litigation and similar lien searches reasonably requested by Parent and consistent with the requirements of Parent or its lenders; (v) taking all corporate actions (including amendments to the Organizational Documents of the Company’s wholly owned Subsidiaries) reasonably requested by Parent to permit the consummation of the Debt Financing; (vi) causing the Company to execute and deliver any pledge and security documents, definitive financing documents or other certificates or documents or otherwise facilitate the pledging of collateral for delivery at the consummation of the Debt

Financing on and as of the Closing, in each case as may be reasonably requested by Parent; (vii) using reasonable best efforts to provide, if requested by Parent, authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders; (viii) using reasonable best efforts to provide, at least ten (10) Business Days prior to the Closing, all documentation and other information about Company and each of its Subsidiaries as is reasonably requested in writing by Parent which relates to applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT ACT, provided, that if any request is made with respect to such materials less than thirty (30) Business Days prior to the Closing, such documentation and information shall be provided as soon as practicable after a reasonable request therefor; and (ix) using reasonable best efforts to take all actions reasonably necessary to permit the Financing Sources to evaluate Company’s inventory, current assets, cash management and accounting systems, policies and procedures relating thereto.  Any information provided by Company in connection with this Section 5.18(b) shall be prepared in good faith.

(b)           Nothing in Section 5.18(a) shall require the Company to (i) take any action to the extent that it would unreasonably interfere with its ongoing business or operations, (ii) enter into any agreement or document related to the financing that would be effective prior to the Closing (including amendments to Organizational Documents) or (iii) pay any commitment or other fees unless promptly reimbursed in accordance with Section 5.18(c).

(c)           Parent shall (i) promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with providing the assistance contemplated by this Section 5.18 and (ii) indemnify and hold harmless the Company and its Subsidiaries from and against any losses, damages, obligations or liabilities suffered or incurred in connection with the Debt Financing or any assistance or activities in connection therewith (other than with respect to information relating to the Company and its Subsidiaries provided by the Company pursuant to this Section 5.18 or to the extent such liability or obligation arise from gross negligence, willful misconduct or bad faith of the Company, its Subsidiaries or any of its and their Representatives).

5.19        Financing. Parent shall use reasonable best efforts to do, or cause to be done, all things reasonably necessary or advisable to consummate the Debt Financing on the terms and conditions described in the Debt Commitment Letter (subject to any “flex” provisions applicable thereto) on or prior to the Closing, including using reasonable best efforts to (a) maintain in effect the Debt Commitment Letter (other than as otherwise permitted by this Section 5.19) and negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on terms and conditions contained in the Debt Commitment Letter (or with other terms agreed by Parent and the Financing Sources, subject to the restrictions on amendments of the Debt Commitment Letter as set forth in this Section 5.19), (b) satisfy on a timely basis (or, at the option of Parent, seek waiver of) all conditions to the Debt Financing (or any definitive agreements related thereto) that are applicable Parent and within its control (but excluding any condition where the failure to be so satisfied is a result of any of the Company’s failure to comply with Section 5.18), (c) upon satisfaction of such conditions, consummate the Debt Financing and (d) pay any and all commitment and other fees in a timely manner that become payable by Parent under the Debt Commitment Letter following the date of this Agreement.  If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter (including any related flex terms), Parent shall use reasonable best efforts to arrange to obtain alternative debt financing on terms in the aggregate not materially less favorable to Parent than the Debt Financing contemplated by the Debt Commitment Letter.  Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Parent may not (A) amend or modify the Debt Commitment Letter (other than to add financing sources) if such amendment or modification would (x) reduce the aggregate amount of the maximum Debt Financing or (y) impose new or additional conditions to the Debt Financing if such new or additional conditions would reasonably be expected to materially delay or prevent the consummation of the Transactions or (B) terminate the Debt Commitment Letter, unless such Debt Commitment Letter is replaced in a manner consistent with the preceding sentence.  In the event that new debt commitment letters are entered into in connection with any amendment, replacement, supplement or other modification of the Debt Commitment Letter permitted pursuant to this Section 5.19, such new commitment letters shall be deemed to be a part of the “Debt Financing” for all purposes of this Agreement.

5.20        Board Observer. Parent agrees to use its commercially reasonably efforts to enter into an agreement with White Deer Energy L.P. (“White Deer”) pursuant to which, from and after the Corporate Merger Effective Time, White Deer shall have the right to appoint a single representative as a board observer with respect to the Parent Board; provided, however, that such agreement shall (x) terminate on the date on which White Deer and its Affiliates no longer beneficially own at least 50% of the shares of Parent Common Stock that they beneficially own as of the Closing and (y) include reasonable confidentiality obligations.

5.21        Required Divestiture. The Company shall use reasonable efforts to consummate, as promptly as reasonably practicable after the date hereof, a Required Divestiture.  The Company shall keep Parent reasonably apprised regarding the status of the Required Divestiture, and Parent shall have the right to review and comment upon the definitive transaction documents for such Required Divestiture. Upon the execution of any definitive transaction documents with respect to a Required Divestiture, the Company shall, and shall cause its Subsidiaries to use reasonable best efforts to, perform their respective obligations thereunder and cause the closing conditions with respect thereto to be timely satisfied.

ARTICLE 6

CONDITIONS PRECEDENT

6.1          Conditions to Each Party’s Obligations. The respective obligation of each Party to effect the Mergers and otherwise consummate the Transactions is subject to the satisfaction at or before the Closing, of each of the following conditions, any or all of which, to the extent permitted by applicable Legal Requirements, may be waived, in whole or in part, jointly by the Parties:

(a)           Information Statement. The Information Statement shall have been mailed to Parent’s stockholders in accordance with Section 5.7 at least twenty (20) days prior to the Closing Date and the consummation of the Parent Stock Issuance and the Parent Charter

Amendment shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(b)           Listing. The shares of Parent Class A Common Stock to be issued in the Corporate Merger pursuant to this Agreement (including shares issuable under any Parent Stock Options) shall have been approved for listing (subject to official notice of issuance) on the NYSE.

(c)           Antitrust Laws. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

(d)           No Restraints. No temporary restraining Order, preliminary or permanent injunction, or other Order of a Governmental Body prohibiting the consummation of the Mergers shall be in effect, and no Legal Requirement shall be in effect that makes consummation of the Mergers illegal or otherwise prohibits the consummation of the Mergers.

6.2          Conditions of Parent Group Parties. The obligations of the Parent Group Parties to effect the Mergers and otherwise consummate the Transactions are subject to the satisfaction, or waiver by Parent, at or before the Closing, of each of the following conditions:

(a)           Accuracy of Representations. Each of the representations and warranties of the Company and Company Holdco (i) set forth in Section 3.5(b) (Absence of Certain Changes and Events) shall be true and correct in all respects as of the date of this Agreement, and as of the Closing as though made on the Closing, (ii) set forth in Section 3.3(a) and (d) (Capitalization) shall be true and correct in all respects as of the date of this Agreement, and as of the Closing as though made on the Closing, except for any de minimis inaccuracies, (iii) set forth in Section 3.1(b) (Organization and Good Standing), Section 3.2(a) (Authority), Section 3.3(b), (c), (e) and (f) (Capitalization), Section 3.17 (Brokers) and Section 3.19 (Anti-Takeover Statutes) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing, in all material respects and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided in each case that representations and warranties made as of a specific date shall be required to be so true and correct (subject to the qualifications set forth in this section) as of such date only.

(b)           Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company or Company Holdco, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

(c)           Certificate. The Company shall have provided Parent with a certificate from the chief executive officer of the Company, on behalf of the Company and Company Holdco, certifying that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d)           No Material Adverse Effect. There shall not have occurred after the date of this Agreement any circumstance, development, change, event, effect or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Tax Opinion. Parent shall have received an opinion from Vinson & Elkins LLP, or if Vinson & Elkins LLP is unable or unwilling to deliver such opinion, from another nationally-recognized law firm experienced in such matters reasonably acceptable to the Parties, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Corporate Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.2(e), Vinson & Elkins LLP or such other nationally-recognized law firm shall have received and may rely upon the Parent Tax Certificate and the Company Tax Certificate and such other information reasonably requested by and provided to it by Parent or the Company for purposes of rendering such opinion.

(f)            FIRPTA Certificates. The Company shall have (i) provided to Parent and Corporate Merger Sub a properly completed and duly executed certificate, meeting the requirements of Treasury Regulations Sections 1.897-2(h)(1) and 1.1445-2(c)(3) and dated as of the Closing Date, to the effect that the Company is not, and has not been during the applicable time period set forth in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” and, accordingly, the shares of Company Common Stock are not “United States real property interests”, in each case within the meaning of Section 897 of the Code, and (ii) filed (and provided to Parent and Corporate Merger Sub reasonable proof of such filing) a properly completed and duly executed notice to the IRS that corresponds to such certificate pursuant to Treasury Regulations Section 1.897-2(h)(2). Company Holdco shall have provided to Parent Holdco and LLC Merger Sub (i) a properly completed and duly executed certificate of non-foreign status with respect to Company Holdco meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2) and dated as of the Closing Date and (ii) a properly completed and duly executed certificate stating that the Company Holdco Units are not “United States real property interests” for purposes of withholding under Section 1445 of the Code pursuant to Treasury Regulations Section 1.1445-11T(d)(2)(i).

(g)           Required Divestiture. A Required Divestiture shall have been consummated in accordance with this Agreement.

6.3          Conditions of the Company. The obligations of the Company and Company Holdco to effect the Mergers and otherwise consummate the Transactions are subject to the satisfaction, or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Accuracy of Representations. Each of the representations and warranties of the Parent Group Parties (i) set forth in Section 4.6(b) (Absence of Certain Changes and Events) shall be true and correct in all respects as of the date of this Agreement, and as of the Closing as though made on the Closing, (ii) set forth in Section 4.3(a) and (d) (Capitalization) shall be true and correct in all respects as of the date of this Agreement, and as of the Closing as though made on the Closing, except for any de minimis inaccuracies, (iii) set forth in Section 4.2(a) (Authority), Section 4.3 (Capitalization) (other than Section 4.3(a) and (d) and Section 4.18 (Brokers) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing, in all material respects and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided in each case that representations and warranties made as of a specific date shall be required to be so true and correct (subject to the qualifications set forth in this section) as of such date only.

(b)           Performance of Covenants. Each of the covenants and obligations in this Agreement that Parent, Parent Holdco, Corporate Merger Sub or LLC Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

(c)           Certificate. Parent shall have provided the Company with a certificate from the chief executive officer of Parent, on behalf of Parent and Parent Holdco, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d)           No Material Adverse Effect. There shall not have occurred after the date of this Agreement any circumstance, development, change, event, effect or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e)           Tax Opinion. The Company shall have received an opinion from Baker Botts L.L.P., or if Baker Botts L.L.P. is unable or unwilling to deliver such opinion, from another nationally-recognized law firm experienced in such matters reasonably acceptable to the Parties, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Corporate Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.3(e), Baker Botts L.L.P. or such other nationally-recognized law firm shall have received and may rely upon the Parent Tax Certificate and the Company Tax Certificate and such other information reasonably requested by and provided to it by the Company or Parent for purposes of rendering such opinion.

(f)            Parent Charter Amendment. Parent shall have caused the Parent Charter Amendment to be filed with the Secretary of State.

ARTICLE 7

TERMINATION

7.1          Termination. This Agreement may be terminated prior to the Corporate Merger Effective Time:

(a)           by mutual written consent of the Parties;

(b)           by Parent or the Company if the Mergers shall not have been consummated by 5:00 p.m. Central Time on November 1, 2017; provided, that (x) if, prior to November 1, 2017, all of the conditions to the Closing set forth in Article 6 have been satisfied or waived in accordance with this Agreement (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and (B) the condition set forth in Section 6.2(g)), either the Company or Parent may, prior to 5:00 p.m. Houston, Texas time on October 31, 2017, extend the End Date on one or more occasions to no later than December 31, 2017 or (y) if, prior to November 1, 2017, all of the conditions to the Closing set forth in Article 6 have been satisfied or waived in accordance with this Agreement (other than (A) those conditions that by their nature can be satisfied only at the Closing or immediately prior to the Closing and/or Section 6.2(g), and (B) the conditions set forth in Section 6.1(c) and Section 6.1(d) (but only, in the case of Section 6.1(d), if the failure to meet such condition is as a result of any Antitrust Law)), either the Company or Parent may, prior to 5:00 p.m. Houston, Texas time on October 31, 2017, extend the End Date on one or more occasions to no later than March 31, 2018 (the latest of the foregoing dates, the “End Date”); provided further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party whose failure to perform any material obligation required to be performed by such Party has been a cause of, or results in, the failure of the Mergers to be consummated by the End Date (it being understood that the Parent Group Parties shall be deemed a single party for purposes of the foregoing proviso);

(c)           by Parent or the Company if (i) a court or other Governmental Body of competent jurisdiction shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Mergers, or (ii) a Legal Requirement shall be in effect that permanently makes consummation of the Mergers illegal or otherwise permanently prohibits the consummation of the Mergers; or

(d)           by Parent or the Company if in the event of a breach by the Other Party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) or 6.3(a) or 6.3(b), as applicable, if it was continuing as of the Closing Date and (B) cannot be or has not been cured by the earlier of (1) three (3) Business Days prior to the End Date and (2) thirty (30) days after the giving of written notice to the breaching Party of such breach and the basis for such notice, and the date of the proposed termination (a “Terminable Breach”); provided, however, that the terminating Party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement.

Any termination pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall be effected by written notice from the terminating Party to the Other Party.

7.2          Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 5.3(b) (Confidentiality), Section 7.3 (Expenses), and Article 8 (Miscellaneous Provisions) shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any Party from any liability for fraud or any Willful and Intentional Breach of any representation, warranty, covenant, or other provision contained in this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

7.3          Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Mergers are consummated; provided, however, that Parent shall be responsible for any filing fees incurred by Parent and the Company in connection with the filing by Parent and the Company of the pre-merger notification and report forms relating to the Mergers under the HSR Act; provided, further, however, that Parent shall not be responsible for any filing fees incurred in connection with the filing by any other Persons of the pre-merger notification and report forms relating to the Mergers under the HSR Act.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1          Amendment. This Agreement may be amended at any time prior to the Closing by the Parties (by action taken or authorized by their respective boards of directors, in the case of Parent, the Company and Corporate Merger Sub), provided, however, that (x) no amendment may be made which, by applicable Legal Requirement, requires further approval by the Company’s stockholders without such approval, (y)  no amendment may be made which, by applicable Legal Requirement, requires further approval by Parent’s stockholders without such approval and (z) this Section 8.1, Section 8.6, Section 8.7, Section 8.11 and Section 8.16 may not be amended in a manner that adversely impacts in any respect the Financing Sources without the prior written consent of the Financing Sources. This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the Parties.

8.2          Remedies Cumulative; Waiver.

(a)           The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable

Legal Requirements, (i) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b)           At any time prior to the Closing, Parent (with respect to the Company and Company Holdco) and the Company (with respect to Parent, Corporate Merger Sub, Parent Holdco and LLC Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such Party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or any document delivered pursuant to this Agreement, and (iii) waive compliance with any covenants, obligations, or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver, or any consent given under this Agreement, shall be valid only if set forth in a written instrument signed on behalf of such Party.

8.3          Survival. The representations and warranties of the Parties in this Agreement, or in any instrument delivered pursuant to this Agreement, shall terminate and be of no further force and effect as of the Closing. The covenants and agreements of the Parties in this Agreement shall survive the LLC Merger Effective Time to the extent such covenant or agreement by its terms contemplates performance after the Closing. The Confidentiality Agreement shall (a) survive the termination of this Agreement in accordance with its terms and (b) terminate as of the Closing.

8.4          Entire Agreement. This Agreement, including the schedules, exhibits, and amendments hereto, the New Registration Rights Agreement, the TRA Amendments, the Confidentiality Agreement and any other document or instrument referred to herein constitute the entire agreement among the Parties and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.

8.5          Execution of Agreement; Counterparts; Electronic Signatures.

(a)           The Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the Parties and delivered to the Other Party; it being understood that all Parties need not sign the same counterpart.

(b)           The exchange of signed copies of this Agreement or of any other document contemplated by this Agreement (including any amendment or any other change thereto) by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement or other document for all purposes. Signatures of the Parties transmitted by any electronic means referenced in the preceding sentence shall be deemed to be original signatures for all purposes.

(c)           Notwithstanding the E-SIGN Act or any other Legal Requirement relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed this Agreement or any other document contemplated by this Agreement (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or such document on paper by a handwritten original signature with current intention to authenticate this Agreement or such other contemplated document and an original of such signature has been exchanged by the Parties either by physical delivery or in the manner set forth in Section 8.5(b). “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

8.6          Governing Law. This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, without regard to any applicable principles of conflicts of law that might require the application of the Legal Requirements of any other jurisdiction. Notwithstanding the foregoing, with respect to any action including the Financing Persons, this Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the Legal Requirements of the State of New York, without regard to any applicable principles of conflicts of law that might require the application of the Legal Requirements of any other jurisdiction.

8.7          Exclusive Jurisdiction; Venue. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 8.7, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.12 of this Agreement. Notwithstanding the foregoing, each of the Parties agrees that it will not bring or support any suit, action or proceeding arising out of or relating to this Agreement or any of the Transactions against the Financing Persons, including with respect to any dispute arising out of or relating in any way to any of the Debt Financing or the performance thereof, in any forum other than the United States District Court for the Southern District of New York or any court of the State of New York sitting in the Borough of Manhattan in the City of New York.

8.8          WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS.

8.9          Disclosure Schedules.

(a)           The Company Disclosure Schedule and Parent Disclosure Schedule are arranged in sections corresponding to the Sections of this Agreement merely for convenience,

and the disclosure of an item in one section of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent from such item, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Schedule or Parent Disclosure Schedule with respect to such other representations or warranties or an appropriate cross reference thereto.

(b)           The inclusion of any information in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule or the Parent Disclosure Schedule, that such information is required to be listed in the Company Disclosure Schedule or the Parent Disclosure Schedule or that such items are material to the Company or Parent, as the case may be. No disclosure in the Company Disclosure Schedule or Parent Disclosure Schedule relating to any possible or alleged breach or violation of Legal Requirements or Contract shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, or as an admission against any interest of any Party or any of its Subsidiaries or its or their respective directors or officers. In disclosing information in the Company Disclosure Schedule or Parent Disclosure Schedule, the disclosing Party expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The headings, if any, of the individual sections of each of the Company Disclosure Schedule and the Parent Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Schedule and the Parent Disclosure Schedule are qualified in their entireties by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company or Company Holdco or the Parent Group Parties, as applicable, except as and to the extent provided in this Agreement.

(c)           The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

8.10        Assignments and Successors. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the Other Party; provided, however, that Parent may collateral assign its rights under this Agreement to the any Financing Source without the prior written Consent of the Other Party. Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such consent shall be void and of no effect. This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns.

8.11                        No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that (a) from and after the Corporate Merger Effective Time, the Indemnified Persons shall be third-party beneficiaries of, and entitled to enforce, Section 5.15 (provided, that no Consent of the Indemnified Persons shall be required to amend any provision of this Agreement prior to the Closing), (b) from and after the Corporate Merger Effective Time, the holders of Company Common Stock shall be third-party beneficiaries of, and shall be entitled to rely on, Section 2.1, (c) from and after the LLC Merger Effective Time, the holders of Company Holdco Units shall be third-party beneficiaries of, and shall be entitled to rely on, Section 2.2, (d) from and after the Corporate Merger Effective Time, the holders of Company Equity Awards shall be third-party beneficiaries of, and shall be entitled to rely on, Section 2.3 and (e) the Financing Sources (and solely in the case of Section 8.6, Section 8.7 and Section 8.16, the Financing Persons) shall be express third party beneficiaries of Section 8.1, Section 8.6, Section 8.7 and Section 8.16.

8.12                        Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a Party (a) at the time and on the date of delivery, if delivered by hand or by email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.12 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 8.12) and (b) at the end of the first (1st) Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid).

Such communication in each case shall be delivered to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a Party may designate by notice to the Other Party):

Company or Company Holdco:

ROCKWATER ENERGY SOLUTIONS, INC.
515 Post Oak Boulevard, Suite 200
Houston, Texas 77027
Attention:                                         David Isaac
Email:                                                            DIsaac@RockwaterEnergy.com

with a copy to (which shall not constitute notice hereunder):
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002-4995
Attention:                                         J. David Kirkland, Jr.
                                                                                                James Marshall
Email:                                                            david.kirkland@bakerbotts.com
                                                                                                james.marshall@bakerbotts.com

Parent, Parent Holdco, Corporate Merger Sub or LLC Merger Sub:

SELECT ENERGY SERVICES, INC.
1820 N I-35
Gainesville, Texas 76240
Attention:                                         Adam Law
Email:                                                            ALaw@selectenergyservices.com

with a copy to (which shall not constitute notice hereunder):
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002- 6760
Attention:                                         Keith Fullenweider
                                                                                                Stephen M. Gill
Email:                                                            kfullenweider@velaw.com
                                                                                                sgill@velaw.com

8.13                        Construction; Usage.

(a)                                 In this Agreement, unless a clear contrary intention appears:

(i)                                     the singular number includes the plural number and vice versa;

(ii)                                  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)                               reference to any gender includes each other gender;

(iv)                              reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)                                 reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Legal Requirement means that provision of such Legal

Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such Section or other provision;

(vi)                              “hereunder,” “hereof,” “hereto,” “herein,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision;

(vii)                           “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)                        all exhibits or schedules annexed hereto or referred to herein are hereby incorporated herein and made a part of this Agreement as if set forth in full herein;

(ix)                              “or” is used in the inclusive sense of “and/or;”

(x)                                 with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding;”

(xi)                              “provided,” “delivered” or “made available,” when used herein, mean that the information or materials referred to have been physically or electronically delivered to the applicable parties (including information or materials that have been posted to an on-line “virtual data room” established by or on behalf of one of the Parties or documents or other information available in the EDGAR) in each case, on or prior to the date hereof (or, in the case of information or materials that have been posted to an on-line “virtual data room” established by or on behalf of one of the Parties or documents or other information available in the EDGAR, on or prior to the date that is one (1) Business Day prior to the date hereof);

(xii)                           references to days means calendar days;

(xiii)                        references to documents, instruments, or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto (but only to the extent, in the case of documents, instruments, or agreements that are the subject of representations and warranties set forth herein, copies of all addenda, exhibits, schedules, or amendments have been provided on or prior to the date of this Agreement to the Party to whom such representations and warranties are being made).

(b)                                 This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

(c)                                  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.14                        Enforcement of Agreement. The Parties acknowledge and agree that each Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Party could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity, each Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought by a Party in equity to enforce the provisions of this Agreement, no Other Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

8.15                        Severability. If any provision of this Agreement (or portion thereof) is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement (or portion thereof) will remain in full force and effect, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.

8.16                        Lenders. The Company agrees, on behalf of itself and its Affiliates, stockholders and Representatives (collectively, the “Company Related Parties”) that the Financing Persons shall be subject to no liability or claims by the Company Related Parties arising out of or relating to this Agreement, the Debt Financing or the performance of services in connection with the Debt Financing by such Financing Persons; provided, however, that the foregoing shall in no way prevent, limit or restrict the Company’s rights under this Agreement with respect to Parent.

8.17                        Certain Definitions.

“Accredited Investor” means any holder of Company Class A Common Stock, Company Class A-1 Common Stock, Company Class B Common Stock and Company Holdco Units, as applicable, who is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), as determined by Parent in its reasonable discretion.

“Adjustment Value” has the meaning set forth in Section 1.1(a) of the Company Disclosure Schedule.

“Affiliate” of any Person means with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” means the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Legal Requirements under any applicable jurisdictions, whether federal, state, local, or foreign.

“Appraisal Shares” has the meaning set forth in Section 2.7(a).

“Attributed Value” has the meaning set forth in Section 1.1(b) of the Company Disclosure Schedule.

“Bankruptcy and Equity Exception” means (a) applicable bankruptcy, insolvency, reorganization, moratorium and any other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles.

“Blue Sky Laws” has the meaning set forth in Section 3.2(c).

“Book Entry Shares” mean uncertificated shares of Company Common Stock represented by a book entry.

“Book Entry Units” mean uncertificated Company Holdco Units represented by a book entry.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions located in New York, New York are authorized pursuant to a Legal Requirement to be closed and shall consist of the time period from 12:01 a.m. through 12:00 midnight at such location.

“Capitalization Reference Date” has the meaning set forth in Section 3.3(a).

“Chief Executive Officer” has the meaning set forth in Section 1.3(d).

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Proposal” means any bona fide written offer, proposal, inquiry, or indication of interest (other than an offer, proposal, inquiry, or indication of interest by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

“Company Acquisition Transaction” means any transaction or series of transactions involving:

(a)                                 any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (i) in which the Company, or any of its Subsidiaries which collectively constitute or account for 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding voting securities of the Company or any of its Subsidiaries, or (iii) in which the

Company or any of its Subsidiaries issues or sells securities representing more than 20% of the outstanding voting securities of the Company or any of its Subsidiaries; or

(b)                                 any sale (other than sales of inventory in the ordinary course of business consistent with past practice), lease (other than in the ordinary course of business consistent with past practice), exchange, transfer (other than sales of inventory in the ordinary course of business consistent with past practice), license (other than nonexclusive licenses in the ordinary course of business consistent with past practice), acquisition, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries.

“Company Benefit Plans” has the meaning set forth in Section 3.10(a).

“Company Board” has the meaning set forth in the Recitals.

“Company Class A Common Stock” means the Class A Common Stock, $0.01 par value per share, of the Company.

“Company Class A-1 Common Stock” means the Class A-1 Common Stock, $0.01 par value per share, of the Company.

“Company Class B Common Stock” means the Class B Common Stock, $0.01 par value per share, of the Company.

“Company Common Stock” means all classes and series of common stock of the Company, including the Company Class A Common Stock, the Company Class A-1 Common Stock and the Company Class B Common Stock.

“Company Consenting Stockholder” has the meaning set forth in the Recitals.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a party; (b) by which the Company or any of its Subsidiaries or any asset of the Company or any of its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Equity Awards” has the meaning set forth in Section 2.3(b).

“Company Equity Plan” has the meaning set forth in Section 2.3.

“Company Facilities” means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company or any of its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company or any of its Subsidiaries.

“Company Financial Statements” has the meaning set forth in Section 3.4(a).

“Company Holdco” has the meaning set forth in the Preamble.

“Company Holdco Certificate” means a valid certificate representing Company Holdco Units.

“Company Holdco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Company Holdco, dated as of March 31, 2017.

“Company Holdco Unitholder Consent” has the meaning set forth in the Recitals.

“Company Holdco Units” means any of the issued and outstanding units of Company Holdco.

“Company Insurance Policies” has the meaning set forth in Section 3.15.

“Company IP” means all Intellectual Property owned, used, held for use, or exploited by the Company or any of its Subsidiaries, including all Owned Company IP and Licensed Company IP.

“Company Joint Ventures” means any Person that is not a Subsidiary of the Company, in which the Company owns directly or indirectly an equity interest.

“Company Leased Real Property” has the meaning set forth in Section 3.8(a).

“Company Material Adverse Effect” means any circumstances, developments, changes, events, effects or occurrences that (a) have a material and adverse effect on the financial condition, results of operations, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole; provided, however, that adverse effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any circumstance, development, change, event, effect or occurrence resulting from or relating to changes in general economic, oilfield services industry or financial market conditions, except in the event, and only to the extent, that such circumstance, development, change, event, effect or occurrence has had a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons operating in such industry in the same regions and segments as the Company; (ii) circumstance, development, change (including changes in applicable Legal Requirements), event, effect or occurrence that generally affects the industries in which the Company and its Subsidiaries are engaged (including changes in commodity prices, general market prices and regulatory changes affecting such industries generally or Persons operating in such industries in the same regions as the Company), except in the event, and only to the extent, that such circumstance, development, change, event, effect or occurrence has had a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons operating in such industry in the same regions and segments as the Company; (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of such the Company’s or its Subsidiaries’ physical properties to the extent such change or effect would otherwise constitute a Company Material Adverse Effect); (iv) any failure to meet internal or analysts’ estimates, projections or forecasts (it being understood that the underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur); (v) any circumstance, development, change, event, effect or occurrence resulting from or relating to the announcement or pendency of the Transactions; (vi) any change in GAAP, or in the interpretation thereof, as imposed upon the Company, its Subsidiaries or their respective businesses or any change in applicable Legal Requirements, or in the interpretation thereof; or (b) have a material and adverse effect on the ability of the Company to consummate or that would prevent or materially impede, interfere with or delay the consummation by the Company or any of its Subsidiaries of the Transactions prior to the End Date.

“Company Material Contract” has the meaning set forth in Section 3.14(a).

“Company Notices” has the meaning set forth in Section 5.13.

“Company Owned Real Property” has the meaning set forth in Section 3.8(a).

“Company Permits” has the meaning set forth in Section 3.11(b).

“Company Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company.

“Company Real Property Interests” means all interests in real property, including, without limitation, Company Owned Real Property and Company Leased Real Property, surface and subsurface water rights, easements, rights-of-way, permits and other interests (including with respect to any pipeline systems and facilities) related to the gathering, transportation, dehydration, processing, or storage thereof), and all fixtures, buildings and improvements located thereon or appertaining thereto.

“Company Related Parties” has the meaning set forth in Section 8.16.

“Company Requisite Stockholder Approval” means the adoption of this Agreement by the stockholders of the Company by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Company Common Stock.

“Company Restricted Stock Awards” has the meaning set forth in Section 2.3(b).

“Company Stock Certificate” means a valid certificate representing shares of Company Common Stock.

“Company Stock Option” has the meaning set forth in Section 2.3(a).

“Company Stockholder Consent” has the meaning set forth in in the Recitals.

“Company Tax Certificate” has the meaning set forth in Section 5.10.

“Confidentiality Agreement” means the confidentiality agreement entered into by and between the Company and Parent on June 2, 2017.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any Governmental Authorization).

“Contamination” means the presence of, or Release on, under, from, or to, any property of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business consistent with past practice, in compliance with Environmental Laws.

“Continuing Employee” has the meaning set forth in Section 5.14(a).

“Contract” means any written, oral, or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, or commitment or undertaking of any nature.

“Copyrights” means all copyrights, rights in copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights, and rights of ownership of copyrightable works, semiconductor topography works, and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography, and mask work conventions.

“Corporate Certificate of Merger” has the meaning set forth in Section 1.1(c).

“Corporate Merger” has the meaning set forth in the Recitals.

“Corporate Merger Effective Time” has the meaning set forth in Section 1.1(c).

“Corporate Merger Sub” has the meaning set forth in the Preamble.

“Crescent” means Crescent Companies, LLC.

“Crescent Financial Statements” has the meaning set forth in Section 3.4(b).

“Debt Commitment Letter” means the Debt Commitment Letter, dated as of the date of this Agreement, by and among Select Energy Services, LLC and Wells Fargo Bank, N.A., as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Designated Directors” has the meaning set forth in Section 1.3(e).

“DGCL” has the meaning set forth in the Recitals.

“Debt Financing” has the meaning set forth in Section 5.18.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System.

“Encumbrance” means any Lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive or other preferential right, community property interest, third Person right or interest (whether possessory or non-possessory), or covenant, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, and any restriction on the possession, exercise, or transfer of any other attribute of ownership of any asset).

“End Date” has the meaning set forth in Section 7.1(b).

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environmental Law” means any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law relating to the environment, including any statute, regulation, administrative decision, or order pertaining to (a) treatment, storage, disposal, generation, and transportation of industrial, toxic, infectious, biological, radioactive, or hazardous materials or substances or solid, medical, mixed, or hazardous waste, (b) air, water, and noise pollution, (c) groundwater and soil contamination, (d) the release or threatened release into the environment of industrial, toxic, infectious, biological, radioactive, or hazardous materials or substances, or solid, medical, mixed, or hazardous waste, including emissions, discharges, injections, spills, escapes, or dumping of pollutants, contaminants, or chemicals, (e) the protection of wildlife, marine life, and wetlands, including all endangered and threatened species, (f) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles, or (g) manufacturing, processing, using, distributing, treating, storing, disposing, transporting, or handling of materials regulated under any law as pollutants, contaminants, toxic, infectious, biological, radioactive, or hazardous materials or substances or oil or petroleum products or solid, medical, mixed, or hazardous waste.

“ERISA” has the meaning set forth in Section 3.10(a)(i).

“ERISA Affiliate” means, with respect to any entity, trade, or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade, or business, or that is a member of the same “controlled group” as the first entity, trade, or business pursuant to Section 4001(a)(14) of ERISA.

“E-SIGN Act” means the Electronic Signatures in Global and National Commerce Act enacted June 30, 2000, 15 U.S.C. §§ 7001-7006.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(a).

“Exchange Ratio” means 0.7777; provided, however, that if the Adjustment Value is greater than zero, then the Exchange Ratio will be reduced by the quotient of the Adjustment Value divided by $600,000,000, rounded to four decimal places).

“Financing Persons” means the Financing Sources and any of their respective former, current or future general or limited partners, direct or indirect shareholders or equityholders, managers, members, directors, officers, employees, Affiliates, Representatives or agents or any former, current or future general or limited partner, direct or indirect shareholder or equityholder, manager, member, director, officer, employee, Affiliate, representative or agent of any of the foregoing.

“Financing Sources” means Wells Fargo Bank, N.A., and any other arranger or lender that is or may become party to the Debt Commitment Letter and any joinder agreements (including the definitive agreements executed in connection with the Debt Commitment Letter) relating thereto and any other financial sources in connection with alternative debt financing as contemplated by Section 5.19, and their respective successors and assigns.

“GAAP” means generally accepted accounting principles for financial reporting in the United States as of the date of this Agreement, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4(a) and Section 4.5 were prepared.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

“Hazardous Substance” means any substance that is (a) listed, classified, regulated, or which falls within the definition of a “pollutant,” “contaminant,” “solid waste,” “toxic substance,” “hazardous substance,” “extremely hazardous substance,” “hazardous waste,” or “hazardous material” pursuant to any Environmental Law, (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials, or radon, or (c) any other substance which is regulated by any Governmental Body pursuant to any Environmental Law.

“Holdco Exchange Fund” has the meaning set forth in Section 2.6(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, at any time, with respect to any Person, without duplication, all obligations of such Person at such time in respect of (a) indebtedness for borrowed money, (b) indebtedness evidenced by bonds, debentures, notes or similar instruments for the payment of which such Person is responsible or liable, (c) all liabilities of such Person in respect of any lease required to be classified and accounted for under GAAP as a capital lease, (d) letters of credit, banker’s acceptances or similar credit transactions (in each case solely to the extent drawn), (e) all obligations to pay the deferred and unpaid purchase price of any asset, business or company, including earn-outs and any obligations secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (f) any accrued and unpaid interest on, fees owed in respect of, and any prepayment premiums, penalties or similar charges in respect of, any indebtedness, liabilities or obligations described in any other clause in this definition, and (g) (i) any guarantees or other contingent obligations in respect of obligations of any other Person of the type described in any clause of this definition and (ii) obligations of any other Person of the type referred to in any clause of this definition for which such Person has pledged any of its assets as security, or as to which such Person has undertaken or become obligated to maintain or cause to be maintained the financial position of such other Person, or to purchase such other Person’s obligations.

“Indemnified Persons” has the meaning set forth in Section 5.15(a).

“Information Statement” has the meaning set forth in Section 4.2(c).

“Intellectual Property” means collectively, all intellectual property, industrial property and other similar proprietary rights in any jurisdiction throughout the world under any law or international treaty, whether registered or unregistered, including such rights in and to: (a) Trademarks, Internet domain names, other indicia of source and the goodwill associated therewith, (b) Patents and rights in inventions, invention disclosures, discoveries, and improvements, whether or not patentable, (c) Trade Secrets, and rights in confidential information, including rights to limit the use or disclosure thereof by any Person, (d) all rights in works of authorship (whether copyrightable or not), Copyrights, and rights in databases (or other collections of information, data works, or other materials), (e) rights in software, including data files, source code, object code, firmware, mask works, application programming interfaces, computerized databases, and other software-related specifications and documentation, (f) rights in designs and industrial designs, (g) rights of publicity and other rights to use the names and likeness of individuals, and (h) claims, causes of action, and defenses relating to the past, present, and future enforcement of any of the foregoing; in each case of (a) to (h) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Body in any jurisdiction.

“IRS” means the Internal Revenue Service.

“Issued Patents” means all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, supplementary protection certificates, registrations of patents, and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other Governmental Body.

“Knowledge” means the actual knowledge, after reasonable inquiry, of (a) in the case of the Company, the individuals listed in Section 1.1(c) of the Company Disclosure Schedule and (b) in the case of Parent, the individuals listed in Section 1.1(c) of the Parent Disclosure Schedule.

“Last Balance Sheet” has the meaning set forth in Section 3.4(a).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE or any other stock exchange).

“License Agreement” means any Contract, whether written or oral, and any amendments thereto (including license agreements, sub-license agreements, consulting agreements, research agreements, development agreements, distribution agreements, consent to use agreements, customer or client contracts, coexistence, nonassertion or settlement agreements), pursuant to which any interest in, or any right to use or exploit, any Intellectual Property has been granted.

“Licensed Company IP” means the Intellectual Property owned by a third Person that the Company or any of its Subsidiaries has a right to use or exploit by virtue of a License Agreement.

“Licensed Parent IP” means the Intellectual Property owned by a third Person that Parent or any of its Subsidiaries has a right to use or exploit by virtue of a License Agreement.

“Lien” means any pledge, lien, charge, mortgage, encumbrance, or security interest of any kind or nature.

“LLC Certificate of Merger” has the meaning set forth in Section 1.2(c).

“LLC Merger” has the meaning set forth in the Recitals.

“LLC Merger Effective Time” has the meaning set forth in Section 1.2(c).

“LLC Merger Sub” has the meaning set forth in the Preamble.

“Major Customer” means any customer of Company and its Subsidiaries that accounted for greater than ten percent of the revenues received by the Company and its Subsidiaries during either (a) the 12-month period ended December 31, 2016 or (b) the 12-month period ended December 31, 2015.

“Marketing Information” has the meaning set forth on Section 1.1(d) of the Company Disclosure Schedule

“Marketing Period” means a period of 30 consecutive calendar days following receipt by the Financing Sources of the Marketing Information or such shorter period as specified by Parent upon two (2) Business Days notice to Company.

“Mergers” has the meaning set forth in the Recitals.

“New Registration Rights Agreement” has the meaning set forth in the Preamble.

“NYSE” means the New York Stock Exchange.

“NYSE Rules” has the meaning set forth in Section 1.3(e).

“Order” means any order, injunction, judgment, decree, ruling, stipulation, assessment, or arbitration award of any Governmental Body or arbitrator.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Other Party” means (a) when used with respect to the Company or Company Holdco, Parent, Parent Holdco, Corporate Merger Sub and LLC Merger Sub and (b) when used with respect to Parent, Parent Holdco, Corporate Merger Sub or LLC Merger Sub, the Company or Company Holdco.

“Owned Company IP” means the Intellectual Property that is owned or purportedly owned by the Company or any of its Subsidiaries.

“Owned Parent IP” means the Intellectual Property that is owned or purportedly owned by Parent or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Acquisition Proposal” means any bona fide written offer, proposal, inquiry, or indication of interest (other than an offer, proposal, inquiry, or indication of interest by the Company, its Subsidiaries or its Affiliates) contemplating or otherwise relating to any Parent Acquisition Transaction.

“Parent Acquisition Transaction” means any transaction or series of transactions involving:

(a)                                 any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (i) in which Parent, or any of its Subsidiaries which collectively constitute or account for 20% or more of the consolidated net revenues, net income, or assets of Parent and its Subsidiaries, is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding voting securities of Parent or any of its Subsidiaries, or (iii) in which Parent or any of its Subsidiaries issues or sells securities representing more than 20% of the outstanding voting securities of Parent or any of its Subsidiaries; or

(b)                                 any sale (other than sales of inventory in the ordinary course of business consistent with past practice), lease (other than in the ordinary course of business consistent with past practice), exchange, transfer (other than sales of inventory in the ordinary course of business consistent with past practice), license (other than nonexclusive licenses in the ordinary course of business consistent with past practice), acquisition, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income, or assets of Parent or any of its Subsidiaries.

“Parent Benefit Plans” has the meaning set forth in Section 4.10(a).

“Parent Board” has the meaning set forth in the Recitals.

“Parent Charter Amendment” has the meaning set forth in Section 1.1(d)(ii).

“Parent Class A Common Stock” means the Class A Common Stock, $0.01 par value per share, of Parent.

“Parent Class A-1 Common Stock” means the Class A-1 Common Stock, $0.01 par value per share, of Parent. For the avoidance of doubt, “Parent Class A-1 Common Stock” shall include the “Class A-2 Common Stock” (as defined in the Parent Charter Amendment) from and after the Corporate Merger Effective Time.

“Parent Class B Common Stock” means the Class B Common Stock, $0.01 par value per share, of Parent.

“Parent Common Stock” the Parent Class A Common Stock, the Parent Class A-1 Common Stock and the Parent Class B Common Stock.

“Parent Consenting Stockholder” has the meaning set forth in the Recitals.

“Parent Contract” means any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any asset of Parent or any of its Subsidiaries is or may become bound or under which Parent or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any right or interest.

“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by Parent and that has been delivered by Parent to the Company on the date of this Agreement.

“Parent Facilities” means any real property, leaseholds, or other interests currently or formerly owned or operated by Parent or any of its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Parent or any of its Subsidiaries.

“Parent Financial Statements” has the meaning set forth in Section 4.5(a).

“Parent Group Party” has the meaning set forth in the introductory clause to Article 4.

“Parent Holdco” has the meaning set forth in the Preamble.

“Parent Holdco LLC Agreement” means the Eighth Amended and Restated Limited Liability Company Agreement of Parent Holdco, dated as of December 19, 2016.

“Parent Holdco Units” means any of the issued and outstanding units of Parent Holdco.

“Parent Insurance Policies” has the meaning set forth in Section 4.16.

“Parent IP” means all Intellectual Property owned, used, held for use, or exploited by Parent or any of its Subsidiaries, including all Owned Parent IP and Licensed Parent IP.

“Parent Leased Real Property” has the meaning set forth in Section 4.9(a).

“Parent Material Adverse Effect” means any circumstances, developments, changes, events, effects or occurrences that (a) have a material and adverse effect on the financial condition, results of operations, properties, assets or liabilities of Parent and its Subsidiaries, taken as a whole; provided, however, that adverse effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Parent Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any circumstance, development, change, event, effect or occurrence resulting from or relating to changes in general economic, oilfield services industry or financial market conditions, except in the event, and only to the extent, that such circumstance, development, change, event, effect or occurrence has had a disproportionate effect on Parent and its Subsidiaries, taken as a whole, as compared to other Persons operating in such industry in the same regions and segments as Parent; (ii) any circumstance, development, change (including changes in applicable Legal Requirements), event, effect or occurrence that generally affects the industries in which Parent and its Subsidiaries are engaged (including changes in commodity prices, general market prices and regulatory changes affecting such industries generally or Persons operating in such industries in the same regions as Parent), except in the event, and only to the extent, that such circumstance, development, change, event, effect or occurrence has had a disproportionate effect on Parent and its Subsidiaries, taken as a whole, as compared to other Persons operating in such industry in the same regions and segments as Parent; (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of such the Parent’s or its Subsidiaries’ physical properties to the extent such change or effect would otherwise constitute a Parent Material Adverse Effect); (iv) any failure to meet internal or analysts’ estimates, projections or forecasts (it being understood that the underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur); (v) a decline in market price, or a change in trading volume, of the Parent Class A Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur); (vi) any circumstance, development, change, event, effect or occurrence resulting from or relating to the announcement or pendency of the Transactions; (vii) any change in GAAP, or in the interpretation thereof, as imposed upon Parent, its Subsidiaries or their respective businesses or any change in applicable Legal Requirements, or in the interpretation thereof; or (b) have a material and adverse effect on the ability of Parent to consummate or that would prevent or materially impede, interfere with or delay the consummation by Parent or any of its Subsidiaries of the Transactions prior to the End Date.

“Parent Material Contract” has the meaning set forth in Section 4.15(a).

“Parent Owned Real Property” has the meaning set forth in Section 4.9(a).

“Parent Permits” has the meaning set forth in Section 4.13(b).

“Parent Preferred Stock” means the preferred stock, $0.01 par value per share, of Parent.

“Parent Requisite Stockholder Approval” means (a) the approval of the Parent Stock Issuance by the stockholders of Parent in accordance with the NYSE Rules and the Organizational Documents of Parent and (b) the approval of the Parent Charter Amendment by the stockholders of Parent in accordance with the DGCL and the Organizational Documents of Parent.

“Parent Restricted Stock Award” has the meaning set forth in Section 2.3(b).

“Parent SEC Reports” has the meaning set forth in Section 4.4(a).

“Parent Stock Issuance” has the meaning set forth in the Recitals.

“Parent Stock Option” has the meaning set forth in Section 2.3(a).

“Parent Stockholder Consent” has the meaning set forth in the Recitals.

“Parent Subsidiary Consent” has the meaning set forth in the Recitals.

“Parent Tax Certificate” has the meaning set forth in Section 5.10.

“Party” means a party to this Agreement.

“Patent Applications” means all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, including all divisions, continuations, and continuations-in-part thereof, filed with the United States Patent and Trademark Office and any other Governmental Body.

“Patents” means Issued Patents and Patent Applications.

“Permitted Liens” means (a) Encumbrances for Taxes not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) Encumbrances for assessments or other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, workers’ or similar Encumbrances (whether statutory or otherwise), in each case incurred in the ordinary course of business consistent with past practice either in connection with workers’ compensation, unemployment insurance, and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeals bonds, bids, leases, government contracts, performance and return of money bonds, and similar obligations, in each case so long as the payment of or the performance of such obligation is not delinquent or is being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (c) with respect to the Company, Liens specifically identified in the Company Financial Statements or in the notes thereto,(d) with respect to Parent, Liens specifically identified in the Parent Financial Statements or in the notes thereto, (e) Encumbrances incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material way with the ownership, occupancy or use, or materially and adversely affect the value or marketability, of the property encumbered thereby, and (f) any Encumbrance existing as of the date of this Agreement which is filed of record or visible on the ground affecting real property.

“Person” means any individual, Entity, or Governmental Body.

“Registered Copyrights” means all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office or any other Governmental Body.

“Registered Trademarks” means all Trademarks for which registrations have been obtained or applications for registration have been filed in the United States Patent and Trademark Office or any other Governmental Body.

“Registration Rights Agreement” means that certain Registration Rights Agreement made and entered into as of February 16, 2017 between the Company and FBR Capital Markets & Co., a Delaware corporation.

“Regulation S-X” means SEC Regulation S-X.

“Related Party Transaction” means any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any Subsidiary of the Company, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the Company Common Stock or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or any other contract with or binding upon the Company or any Subsidiary of the Company or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

“Release” or “Released” means the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, or any other release, however defined, and whether intentional or unintentional, of any Hazardous Substance. The term “Release” shall include any threatened release.

“Representatives” means officers, directors, employees, managers, agents, attorneys, accountants, advisors, and representatives.

“Required Information” has the meaning set forth in Section 5.18(a).

“Required Divestiture” has the meaning set forth in Section 1.1(e) of the Company Disclosure Schedule.

“SEC” means the United States Securities and Exchange Commission.

“Secretary of State” has the meaning set forth in Section 1.1(c).

“Securities Act” means the Securities Act of 1933.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Specified Business” has the meaning set forth in Section 1.1(f) of the Company Disclosure Schedule.

“Subsidiary” means an Entity of which another Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity. For purposes of clarity, (x) Parent Holdco is a Subsidiary of Parent and (y) Company Holdco is a Subsidiary of the Company. The Specified Business shall not be considered a Subsidiary of the Company after the consummation of a Required Divestiture.

“Substantial Detriment” means (i) any material limitation, restriction or prohibition on the ability of Parent or any of its Subsidiaries effectively to acquire, hold or exercise full rights of ownership (including with respect to voting) of equity interests of the Surviving Corporation or the Surviving LLC to be acquired or owned pursuant to the Transactions or the assets of the Company and its Subsidiaries, (ii) a loss by Parent or any of its Subsidiaries of a material benefit or material benefits (including, without limitation, revenue or cost synergies), after taking into account the adverse effect of the proposed actions on Parent and its Subsidiaries (including, for these purposes, the Surviving Company, the Surviving LLC and its Subsidiaries), arising from or relating to the Transactions or (iii) an impact that is materially adverse to the assets, business, results of operation or financial condition of Parent and its Subsidiaries, taken as a whole and determined after giving effect to the Transactions.

“Surviving Corporation” has the meaning set forth in Section 1.1(a).

“Surviving LLC” has the meaning set forth on Section 1.2(a).

“Tail Period” has the meaning set forth in Section 5.15(a).

“Takeover Law” means “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal Legal Requirements.

“Tax Receivable Agreements” means (a) that certain Tax Receivable Agreement, dated as of December 19, 2016, by and among Parent, Crestview Partners II SES Investment B, LLC and Crestview Partners II GP, L.P. and (b) that certain Tax Receivable Agreement, dated as of December 19, 2016, by and among Parent, SES Legacy Holdings, LLC and Crestview Partners II GP, L.P.

“Tax Return” means any return, report, statement, information return, claim for refund, or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Taxes” means (a) any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Body, including income, franchise, profits, gross receipts, modified gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto or with respect to any Tax Return, whether disputed or not, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a combined, unitary or consolidated group for any period, and (c) any liability of for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of Legal Requirements or any express or implied obligation to indemnify any other Person.

“Terminable Breach” has the meaning set forth in Section 7.1(d).

“TRA Amendments” has the meaning set forth in the Recitals.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Legal Requirements.

“Trademarks” means all (a)  trademarks, service marks, marks, logos, insignias, designs, names, or other symbols, (b) applications for registration of trademarks, service marks, marks,

logos, insignias, designs, names, or other symbols, and (c) trademarks, service marks, marks, logos, insignias, designs, names, or other symbols for which registrations has been obtained.

“Transactions” has the meaning set forth in the Recitals.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

“U.S.C.” means the United States Code of 1926.

“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1989, 29 U.S.C. §§ 2101-2109, and any comparable state or local Legal Requirement.

“White Deer” has the meaning set forth in Section 5.20.

“Willful and Intentional Breach” means a material breach that is a consequence of an act or an omission by the breaching Party with the actual knowledge that the taking of, or failure to take, such act would constitute a material breach of this Agreement.

In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

SELECT ENERGY SERVICES, INC.

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	Chairman and Chief Executive Officer

RAPTOR MERGER SUB, INC.

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	President

SES HOLDINGS, LLC

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	President and Chief Executive Officer

RAPTOR MERGER SUB, LLC

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	President

[Signature Page to Agreement and Plan of Merger]

ROCKWATER ENERGY SOLUTIONS, INC.

By:	/s/ Holli Ladhani
Name:	Holli Ladhani
Title:	Chairman, President and Chief Executive Officer

ROCKWATER ENERGY SOLUTIONS, LLC

By:	/s/ Holli Ladhani
Name:	Holli Ladhani
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

[See attached.]

FORM OF

SECOND AMENDED AND RESTATED(1)

CERTIFICATE OF INCORPORATION

OF

[SELECT ENERGY SOLUTIONS (RW), INC.](2)

ARTICLE I
NAME

Section 1.1.                                 Name. The name of the corporation is Select Energy Solutions (RW), Inc. (the “Corporation”).

ARTICLE II
REGISTERED AGENT

Section 2.1.                                 Registered Agent. The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc, 1675 South State Street, Suite B, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

ARTICLE III
PURPOSE

Section 3.1.                                 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV
CAPITALIZATION

Section 4.1.                                 Number of Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value of one cent ($0.01) per share.

ARTICLE V
BYLAWS

Section 5.1.                                 Bylaws. In furtherance of, and not in limitation of, the powers conferred by the DGCL, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the bylaws of the Corporation.

(1)  To be attached to the Corporate Certificate of Merger.

(2)  To be confirmed.

ARTICLE VI
DIRECTORS

Section 6.1.                                 Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

Section 6.2.                                 Number. The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation.  Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot.

ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY

Section 7.1.                                 Limitation of Director Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article VII shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE VIII
AMENDMENT OF CERTIFICATE OF INCORPORATION

Section 8.1.                                 Amendments. The Corporation reserves the right at any time, and from time to time, to amend, change, or repeal any provision contained in this certificate of incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon directors, stockholders, or any other persons by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B

[See attached.]

FORM OF

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SELECT ENERGY SERVICES, INC.

Select Energy Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.                                      The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on November 21, 2016.

2.                                      The Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”), which restated and amended the Original Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on December 19, 2016.

3.                                      The Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate of Incorporation”), which restated and amended the A&R Certificate of Incorporation, was filed with the Secretary of State of the State of Delaware on April 4, 2017.

4.                                      Upon the effectiveness of the registration statement filed by the Corporation with the Securities and Exchange Commission (such event being a Conversion End Date) (as defined in the Second A&R Certificate of Incorporation), on June 13, 2017, each share of Class A-1 Common Stock (as defined in the Second A&R Certificate of Incorporation) outstanding as of such date automatically converted into a share of Class A Common Stock.

5.                                      This Third Amended and Restated Certificate of Incorporation, which restates and integrates and also further amends the Second A&R Certificate of Incorporation, to, among other things, rename the “Class A-1 Common Stock” (as defined in the Second A&R Certificate of Incorporation) to “Class A-2 Common Stock”, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL. References to this “Amended and Restated Certificate of Incorporation” herein refer to the Third Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

6.                                      The Second Amended A&R Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

ARTICLE I
NAME

SECTION 1.1.                                     Name. The name of the Corporation is Select Energy Services, Inc.

ARTICLE II
REGISTERED AGENT

SECTION 2.1.                                     Registered Agent. The address of its registered office in the State of Delaware is 1675 South State, Suite B, City of Dover, County of Kent, Delaware 19901. The name of the Corporation’s registered agent at such address is CAPITOL SERVICES, INC.

ARTICLE III
PURPOSE

SECTION 3.1.                                     Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.

ARTICLE IV
CAPITALIZATION

SECTION 4.1.                                     Number of Shares. The total number of shares of stock that the Corporation shall have the authority to issue is 590,000,000 shares of stock, consisting of (A) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (B) 350,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), (C) 40,000,000 shares of Class A-2 common stock, par value $0.01 per share (“Class A-2 Common Stock”) and (D) 150,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock and the Class A-2 Common Stock, the “Common Stock”).

SECTION 4.2.                                     Provisions Relating to Preferred Stock.

(A)                               Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”).

(B)                               Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted by the Board providing for the issuance thereof the designations and the powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

(1)                                 whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;

2

(2)                                 the number of shares to constitute the series and the designations thereof;

(3)                                 the powers, preferences, privileges and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, if any, with respect to any series;

(4)                                 whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(5)                                 whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(6)                                 the dividend rate, whether dividends are payable or issuable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable or issuable, the preference to or the relation to the payment or issuance of dividends payable or issuable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall cumulate, and whether such dividends shall be compounded and if so the rate of such compounding;

(7)                                 the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(8)                                 whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9)                                 such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.

(C)                               The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

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SECTION 4.3.                                     Provisions Relating to Common Stock.

(A)                               Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation (including for the avoidance of doubt the terms of Section 4.3(D)), each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as otherwise required by this Amended and Restated Certificate of Incorporation (including Section 4.4(D) with respect to Class A-2 Common Stock and any Preferred Stock Designation) or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share on all matters which the stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders, other than as provided in the applicable Preferred Stock Designation. Except as otherwise required in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).

(B)                               Notwithstanding the foregoing, except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(C)                               Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock and Class A-2 Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock and the number of shares of Class A-2 Common Stock held by them, such dividends and distributions (payable or issuable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor; provided, that Special Dividends, when and if accruing or paid, shall accrue and be paid only upon shares of Class A-2 Common Stock in accordance with terms of Section 4.4. Dividends and other distributions shall not be declared or paid on the Class B Common Stock unless (1) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (2) a dividend consisting of shares of Class A Common Stock, shares of Class A-2 Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock or Class A-2 Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock and Class A-2 Common Stock. If dividends are declared on the Class A Common Stock, the Class A-2 Common Stock or the Class B Common Stock that are payable or issuable in shares of Class A

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Common Stock, Class A-2 Common Stock, Class B Common Stock or securities convertible into, or exercisable or exchangeable for Class A Common Stock, Class A-2 Common Stock or Class B Common Stock, the dividends payable or issuable to the holders of Class A Common Stock and Class A-2 Common Stock, as applicable, shall be paid only in shares of Class A Common Stock or Class A-2 Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for Class A Common Stock or Class A-2 Common Stock, respectively), the dividends payable or issuable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, Class A-2 Common Stock and Class B Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, the Class A-2 Common Stock and Class B Common Stock, respectively); provided, that Special Dividends, when and if accruing or paid, shall accrue and be paid only upon shares of Class A-2 Common Stock in accordance with terms of Section 4.4. In no event shall the shares of any of Class A Common Stock, Class A-2 Common Stock or Class B Common Stock be split, divided, or combined unless the outstanding shares of the Class A Common Stock, the Class A-2 Common Stock, or Class B Common Stock, as applicable, be proportionately split, divided or combined.

(D)                               In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof as provided in the applicable Preferred Stock Designation, the holders of shares of Class A Common Stock and shares of Class A-2 Common Stock (on an as-if-converted to Class A Common Stock basis) shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock and Class A-2 Common Stock (on an as-if-converted to Class A Common Stock basis) held by them. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (D), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(E)                                Units of SES Holdings and shares of Class B Common Stock shall be exchangeable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Eighth Amended and Restated Limited Liability Agreement of SES Holdings, LLC dated and made effective as of December 19, 2016, as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding units of SES Holdings and shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange of units

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of SES Holdings and shares of Class B Common Stock pursuant to the LLC Agreement by delivering to the holder of such units of SES Holdings and such shares of Class B Common Stock upon such exchange, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that shall be issued upon any such exchange will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.

(F)                                 The number of authorized shares of Class A Common Stock, Class A-2 Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Class A Common Stock, Class A-2 Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(G)                               No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in the terms of a series of Preferred Stock

SECTION 8.1.                                     Provisions Relating to Class A-2 Common Stock.

Definitions. As used in this Section 4.4, the following terms shall have the following meanings:

“Commission” means the United States Securities and Exchange Commission.

“Compounding Date” means the date on which the cumulative number of days (which need not be consecutive) on which Special Dividends have accrued equals 365 days or 730 days.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“holder” (synonymously for like terms “hold,” “holding,” and “held”) means a person who has beneficial ownership of a share or shares, as determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

“National Securities Exchange” means the New York Stock Exchange, the Nasdaq Global Select Market or another similar national securities exchange.

“Registration Rights Agreement” means the Registration Rights Agreement, dated February 16, 2017, entered into by and between Rockwater Energy Solutions, Inc.

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(“Rockwater”) and FBR Capital Markets & Co, which was assigned by Rockwater to the Corporation on [            ](1).

“Resale Shelf” means a shelf registration statement on Form S-1 or such other form under the Securities Act of 1933, as amended (the “Securities Act”) then available to the Corporation for the registration of the shares of Class A Common Stock to be issued upon conversion of the shares of Class A-2 Common Stock that are registrable under the Registration Rights Agreement for the purpose of registering such registrable shares of Class A Common Stock.

(A)                               Special Dividends. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, Special Dividends (as defined in this Section 4.4(A) below) shall cumulate and accrue on each issued and outstanding share of Class A-2 Common Stock on a daily basis, at a rate of seven percent (7%) per annum, based on a 365-day year, compounded on the Compounding Date, commencing on April 1, 2018, if the Resale Shelf has not been declared effective by the Commission by March 31, 2018 (such event, beginning on April 1, 2018 and including each day of such event until (and not inclusive of) the date of a Special Dividend Satisfaction Event (as defined below), the “Special Dividend Accrual Event”). Any dividend that accrues on a share of Class A-2 Common Stock on a daily basis during the Special Dividend Accrual Event pursuant to this Section 4.4 is referred to as a “Special Dividend.” For any other dividends or distributions, Class A-2 Common Stock will participate with Class A Common Stock on an as-converted basis in accordance with Section 4.3. A share of Class A-2 Common Stock shall not, solely by means of sale, transfer or other disposition, become separated from the right to receive payment of Special Dividends that have accrued on such share or that may accrue and be paid upon such share under this Section 4.4(A).

(B)                               Accrual. Special Dividends shall, commencing upon the occurrence of the Special Dividend Accrual Event be cumulative and accrue on a daily basis, and shall cease cumulating and accruing upon (1) the date of the satisfaction of the condition set forth in Section 4.4(A) that gave rise to such Special Dividend (any such date, a “Special Dividend Satisfaction Date”), (2) any Conversion End Date (as defined below, and which includes the final date of the Maximum Accrual Period), and (3) the date on which the cumulative number of days (which need not be consecutive) on which Special Dividends have accrued in respect of the Special Dividend Accrual Event equals 1,095 days (the “Maximum Accrual Period”). Special Dividends shall cumulate and accrue and when issued shall be issued in additional shares of Class A-2 Common Stock.

(C)                               Payment. Shares of Class A-2 Common Stock that accrue as a result of Special Dividends and are issuable as payment of Special Dividends are referred to in unissued form as “PIK Class A-2 Common Shares.” Special Dividends shall not accrue on or be issuable in respect of PIK Class A-2 Common Shares. Accrued but unpaid Special Dividends shall be paid through the issuance of the number of PIK Class A-2 Common Shares due on the applicable issued and outstanding shares of Class A-2 Common Stock under Section 4.4(A) and 4.4(B) upon (1) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (but prior to any such voluntary or involuntary liquidation, dissolution or winding up), (2) a

(1)  To be the Closing Date.

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Compounding Date and (3) a Conversion End Date (but prior to the Conversion, in accordance with Section 4.4(F)) (each event in clause (1), (2) and (3), a “Payment Date”). The number of accrued PIK Class A-2 Common Shares to be issued to a holder of shares of Class A-2 Common Stock on a Payment Date in additional shares of Class A-2 Common Stock shall be equal to (1) the number of issued and outstanding shares of Class A-2 Common Stock held by such holder and upon which payment of Special Dividends is due, multiplied by (2)(a) Accrual Days multiplied by (b)(i) .07 divided by (ii) 365. The “Accrual Days” means the whole number that is equal to the cumulative number of days (which need not be consecutive) on which Special Dividends have accrued as a result of the Special Dividend Accrual Event and are unpaid. The PIK Class A-2 Common Shares issuable in payment of Special Dividends shall be issued in the form of shares of Class A-2 Common Stock and, when issued, shall be deemed to be validly issued, fully paid, outstanding, and non-assessable.

(D)                               Other Rights. A share of Class A-2 Common Stock confers upon the holder of such share the benefit of any PIK Class A-2 Common Shares that are accrued but unpaid upon such share of Class A-2 Common Stock, as if such PIK Class A-2 Common Shares had been issued on (1) the business day immediately prior to a record date declared by the Corporation with respect to any matter submitted to stockholders for a vote at a meeting of stockholders of the Corporation (for so long as shares of Class A-2 Common Stock remain issued and outstanding), such that the holder of such shares of Class A-2 Common Stock (in such capacity) shall be entitled to a number of votes at such meeting equal to the number of all shares of Class A-2 Common Stock plus all accrued and unpaid PIK Class A-2 Common Shares to which such holder is entitled as of such record date in respect of such shares of Class A-2 Common Stock, provided that any fractional PIK Class A-2 Common Share to which such holder would be entitled (after the aggregation of all PIK Class A-2 Common Shares to which such holder is entitled) will be rounded down to the nearest whole number for purposes of voting at any such meeting; (2) the business day immediately prior to a record date declared by the Corporation with respect to any dividend benefitting the shares of Class A-2 Common Stock (except a Special Dividend), such that the holder of such shares of Class A-2 Common Stock (in such capacity) shall be entitled to receive dividends in respect of the Class A-2 Common Stock held in an amount equal to the aggregate amount payable on all shares of Class A-2 Common Stock and all accrued and unpaid PIK Class A-2 Common Shares to which such holder is entitled as of such record date; (3) the date of any sale, transfer or other disposition of such share of Class A-2 Common Stock, subject to Section 4.4(E), below.

(E)                                Transfer. Any holder of a share of Class A-2 Common Stock electing to sell or transfer such share, prior to any Payment Date, to a buyer or transferee, shall be obligated to transfer with such share, to the same buyer or transferee, any PIK Class A-2 Common Share (or Shares) that is or are issuable but unpaid in respect of such share of Class A-2 Common Stock. An issuable PIK Class A-2 Common Share shall not be issued and paid to any holder who is not also the holder of the underlying share of Class A-2 Common Stock in respect of which such PIK Class A-2 Common Share became accrued and issuable. The holder of a share of Class A-2 Common Stock that is to be permissibly transferred must notify the Secretary of the Corporation and any transfer agent for the Class A-2 Common Stock, according to instructions provided by the Corporation or any such transfer agent, of such proposed sale, transfer or other disposition at least three (3) business days in advance of the effective date of such permitted sale, transfer or other disposition.

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(F)                                 Conversion. Upon the Conversion End Date, any PIK Class A-2 Common Shares that remain issuable but unpaid as of such date shall be issued and paid, prior to the Conversion. Immediately thereafter, each share of Class A-2 Common Stock shall automatically be converted into the right to receive one (1) fully paid and non-assessable share of Class A Common Stock (including fractional shares) (the “Conversion”). The “Conversion End Date” shall mean the earlier to occur of (1) the end of the Maximum Accrual Period and (2) the date on which a Resale Shelf is declared effective by the Commission and the Class A Common Stock is listed on a National Securities Exchange.

(G)                               Mechanics of Conversion. The issuance of shares of Class A Common Stock to holders of shares of Class A-2 Common Stock pursuant to Section 4.4(F) shall be conditioned on delivery by such holders to the Corporation or any transfer agent or exchange agent designated by the Corporation of any transmittal form or transfer instruction and supplemental material as may be required by the Corporation or such designated transfer agent or exchange agent. Such transmittal form or transfer instruction shall state the number of shares of Class A-2 Common Stock held by such holder; provided, that the Corporation shall certify the number of shares of Class A-2 Common Stock held by such holder to facilitate such Conversion. Thereupon, the Corporation shall (1) promptly issue and deliver, or cause its designated transfer agent or exchange agent to issue and deliver, to such holder the number of whole shares of Class A Common Stock to which such holder is entitled, in book-entry form (or, at the election of the holder, in certificated form) and (2) pay to such holder in cash (based on the Class A Common Stock’s fair market value determined by the Board as of the date of Conversion) the value of any fractional share of Class A Common Stock that would be otherwise issuable to such holder. Such Conversion shall be deemed to have been made at the close of business on the Conversion End Date, and the person entitled to receive the shares of Class A Common Stock issuable upon such Conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

(H)                              Notice. Subject to Section 4.4(J), the Corporation shall make available to each holder of Class A-2 Common Stock information regarding the occurrence of any (1) Special Dividend Accrual Event (for the first day on which the Special Dividends accrue and for the day on which such Special Dividends cease), (2) Special Dividend Satisfaction Date, and (3) Conversion End Date, in each case within three (3) business days following such occurrences.

(I)                                   Protective Provisions. So long as any share of Class A-2 Common Stock is issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the issued and outstanding shares of Class A-2 Common Stock, in addition to any other vote or consent required herein or by law, amend, alter or repeal of any provision of this Amended and Restated Certificate of Incorporation that materially adversely alters or changes the voting, dividend or rights to Conversion of the Class A-2 Common Stock or materially adversely alters or changes any other rights, powers, preferences, privileges or restrictions of the Class A-2 Common Stock.

(J)                                   Information. Subject to the final sentence of this Section 4.4(J), the Corporation shall take commercially reasonable efforts to ensure that a holder of any shares of Class A-2 Common Stock may access information, that shall be as current as reasonably practicable for the Corporation, regarding the number of such shares held by, issuable to, and

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issued to such holders (the “Information”); provided, that the Corporation shall retain full discretion regarding timing and any delay for releasing such the Information to such holders of such shares. The Corporation shall ensure that any such holder of such shares shall be capable of obtaining certification of Information pertaining to such holder’s beneficial ownership of shares upon written request by such holder to the Secretary of the Corporation or by other means as shall be specified by the Corporation in its sole discretion. The Corporation may contract with one or more third-party service providers to provide Information and services referenced in this Section 4.4(J), and shall retain full discretion in determining the nature of and technical details with respect to the Corporation’s provision of Information and services referenced in this Section 4.4(J).

ARTICLE V
DIRECTORS

SECTION 5.1.                                                                  Term and Classes.

(A)                               The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (as they may be amended and restated from time to time, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(B)                               From and after the date of the effectiveness of this Amended and Restated Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be elected annually, and each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

SECTION 5.2.                                                                  Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled solely by the affirmative vote of a majority of the remaining members of the Board, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 5.3.                                                                  Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a

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meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws.

SECTION 5.4.                                                                  Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Unless and except to the extent that the Bylaws so provide, the election of directors need not be by written ballot. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI
STOCKHOLDER ACTION

SECTION 6.1.                                                                  Written Consents.

(A)                               Prior to the first date on which members of the Legacy Group (as defined in Article XI) no longer individually or collectively beneficially own (or otherwise have the right to vote or direct the vote of) more than 35% of the outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(B)                               On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

ARTICLE VII
SPECIAL MEETINGS

SECTION 7.1.                                                                  Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

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ARTICLE VIII
BYLAWS

SECTION 8.1.                                                                  Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the Bylaws may be adopted, altered, amended or repealed by the stockholders of the Corporation only with the affirmative vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

ARTICLE IX
LIMITATION OF DIRECTOR LIABILITY

SECTION 9.1.                                                                  Limitation of Director Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE X
CORPORATE OPPORTUNITY

SECTION 10.1.                                                           Corporate Opportunities. Members of the SES Group (defined below) and SCF Group (defined below) own and will own substantial equity interests in other entities (existing and future) that participate in the energy industry (as applicable, “Portfolio Companies”) and may make investments and enter into advisory service agreements and other agreements from time to time with those Portfolio Companies. Certain members of the Board may also serve as employees, partners, officers or directors of members of the SES Group, the SCF Group or Portfolio Companies and, at any given time, members of the SES Group, the SCF Group or Portfolio Companies may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Corporation, to the SES Group, the SCF Group or Portfolio Companies or any directors or officers of the Corporation who are also employees, partners, members, managers, officers or directors of any of the SES Group, the SCF Group or Portfolio Companies. As a result of such waiver, no member of the SES Group or the SCF Group, nor any director or officer of the

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Corporation who is also an employee, partner, member, manager, officer or director of any member of the SES Group, the SCF Group or Portfolio Companies, shall, to the fullest extent permitted by law, have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (B) investing in or owning any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its subsidiaries (including any member of the SES Group or the SCF Group, a “Competing Person”); (C) developing a business relationship with any Competing Person; or (D) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of  (A) through (D)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (the activities described in  (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Corporation hereby renounces pursuant to Section 122(17) of the DGCL (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any member of the SES Group, the SCF Group or Portfolio Companies or any director or officer of the Corporation who is also an employee, partner, member, manager, officer or director of any member of the SES Group, the SCF Group or Portfolio Companies.

SECTION 10.2.                                                           Definitions. For purposes of this Article X, the following terms have the following definitions:

(A)                               “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to any SES Group or SCF Group member, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended) of such SES Group or SCF Group member, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such SES Group or SCF Group member, including any Portfolio Company.

(B)                               “SCF Group” means SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. and their respective Affiliates (other than the Corporation).

(C)                               “SES Group” means Legacy Owner Holdco, Crestview Holdco, Crestview Entities, B-29 Investments LP, Sunray Capital, LP, and Proactive Investments, LP and their respective Affiliates (other than the Corporation).

(D)                               “Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, or other entity.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have

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notice of, and to have consented to, the provisions of this Article X. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the Bylaws or any applicable law.

ARTICLE XI
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

SECTION 11.1.                                                           Section 203 of the DGCL. The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.

SECTION 11.2.                                                           Interested Stockholder Transactions. Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Incorporation, the Corporation shall not engage in any Business Combination (as defined below) at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Exchange Act”), with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(A)                               prior to such time, the Board approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder; or

(B)                               at or subsequent to such time the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of each class of capital stock of the Corporation that are not owned by such Interested Stockholder.

SECTION 11.3.                                                           Definitions.  For purposes of this Article XI, the following terms have the following definitions:

(A)                               “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(B)                               “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(C)                               “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a

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dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation.

(D)                               “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock or other equity interests, by contract or otherwise.

(E)                                “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding shares of capital stock of the Corporation that are entitled to vote at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XI to the contrary, the term “Interested Stockholder” shall not include: (x) any member of the Legacy Group, (y) any Person who acquires voting stock of the Corporation directly from any member of the Legacy Group or any of its respective Affiliates, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering or (z) any member of the SCF Group. The “Legacy Group” means any or all of: (i) SES Legacy Holdings, LLC (“Legacy Owner Holdco”); (ii) Crestview Partners II SES Investment, LLC (“Crestview Holdco”); (iii) any funds, limited partnerships or other investment entities or vehicles managed by Crestview Advisors, L.L.C. or controlled by Crestview Partners II GP, L.P., (the “Crestview Entities”); (iv) B-29 Investments LP; (v) Sunray Capital, LP; (vi) Proactive Investments, LP; (vii) any or all of Robert Delaney, Gary Gillette, Adam Klein, Eric Mattson, Cody Ortowski, John Schmitz, and any officers or directors of the Corporation; (viii) successors in interest to, assigns of, third-party transferees of all or substantially all of the ownership interests of, and Affiliates (as defined in Section 10.2, and other than the Corporation) of any of the persons referenced in the immediately preceding clauses (i) through (viii); and (ix) any person (1) who holds equity interests in Legacy Owner Holdco or Crestview Holdco and (2) executes an agreement for purposes of maintaining shared control over the governance, business and affairs of the Corporation, with any of Crestview Holdco, B-29 Investments LP or Sunray Capital, LP in a form mutually acceptable to the parties thereto, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering. The “SCF Group” means any and all of (a) SCF-VI, L.P.; (b) SCF-VII, L.P.; (c) SCF-VII(A), L.P.; and (d) any funds, limited partnership or other investment entities or vehicles managed or controlled by SCF Partners, Inc.  For purposes of this Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

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(F)                                 “Person” means any individual, corporation, partnership, unincorporated association or other entity.

ARTICLE XII
AMENDMENT OF CERTIFICATE OF INCORPORATION

SECTION 12.1.                                                           Amendments.

(A)                               The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation, from time to time, to amend this Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

(B)                               Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation.

ARTICLE XIII
FORUM SELECTION

SECTION 13.1.                                                           Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws, or (D) any action asserting a claim against the Corporation or any directors, officers or employees or agents of the Corporation governed by the internal affairs doctrine, except as to each of (A) through (D) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

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If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

SECTION 13.2.                                                           Stockholder Consent to Personal Jurisdiction. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 13.1 above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 13.1 above (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation as of this [   ] day of [          ].

SELECT ENERGY SERVICES, INC.

By:
Name:	[ ]
Title:	[ ]

EXHIBIT C

[See attached.]

FORM OF

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SELECT ENERGY SOLUTIONS (RW), LLC

A Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF SELECT ENERGY SOLUTIONS (RW), LLC (this “Agreement”), dated as of [                  ], is adopted, executed and agreed to by the Member (as defined below).

RECITALS

WHEREAS, Rockwater Energy Solutions, LLC (the “Company”) was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on March 30, 2017, and is currently governed by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 31, 2017 (the “Existing LLC Agreement”);

WHEREAS, on July 18, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Select Energy Services, Inc., a Delaware corporation (“Select”), Rockwater Energy Solutions, Inc., a Delaware corporation, SES Holdings, LLC, a Delaware limited liability company and a subsidiary of Striker (“SES Holdings”), Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Striker, Raptor Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of SES Holdings (“LLC Merger Sub”), pursuant to which, among other things, LLC Merger Sub was merged (the “Merger”) with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of SES Holdings (SES Holdings, in its capacity as sole member of the Company, together with any substitute sole member, each in its capacity as a member of the Company, the “Member”);

WHEREAS, on the date hereof, the Company changed its name to “Striker Energy Solutions (RW), LLC”;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Member desires to amend and restate the Existing LLC Agreement; and

WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety effective as of the LLC Merger Effective Time (as defined in the Merger Agreement).

ARTICLE I

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 1.1            Formation.  The Company has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

Section 1.2            Term.  The Company shall have perpetual existence.

Section 1.3            Purposes.  The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

ARTICLE II

MEMBER; MANAGEMENT

Section 2.1            Sole Member.  SES Holdings was admitted to the Company as a member of the Company upon consummation of the Merger, and hereby continues as the sole member of the Company.

Section 2.2            Management.  The management of the Company is fully reserved to the Member, and the Company shall not have “managers,” as that term is used in the Act.  The Member may appoint a President, Executive Chairman, Chief Executive Officer, Chief Financial Officer, one or more Senior Vice Presidents, a Secretary and/or one or more other officers as it deems necessary, desirable or appropriate, with such authority and upon such terms and conditions as the Member deems appropriate.  Any such officer shall serve at the pleasure of the Member and may be removed, with or without cause, by the Member.

ARTICLE III

CONTRIBUTIONS

Section 3.1            Contributions.  Without creating any rights in favor of any third party, the Member may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

ARTICLE IV

DISTRIBUTIONS

Section 4.1            Distributions.  The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

ARTICLE V

DISSOLUTION

Section 5.1            Dissolution.  The Company shall dissolve and its affairs shall be wound up upon the earliest to occur of the following: (i) at such time, if any, as the Member may elect, or (ii) at any time the Company has no members, unless the Company is continued without dissolution in accordance with this Agreement or the Act.  To the fullest extent permitted by law, no other event (including, without limitation, an event described in Section 18-801(a)(5) of the Act) will cause the Company to dissolve.

ARTICLE VI

LIABILITY; INDEMNITY

Section 6.1            Liability of the Member.  The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided for in the Act.

Section 6.2            Exculpation and Indemnity.  The Member or officers of the Company shall not be liable or accountable in damages or otherwise to the Company for any act done or omitted by the Member or officers of the Company in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of this Agreement on the part of the Member or officers of the Company.  The Company shall indemnify the Member or officers of the Company to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Member or officers of the Company (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the Member or officers in connection with the Company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Member or officers of the Company.

ARTICLE VII

PLEDGES OF INTERESTS

Section 7.1            Pledgee’s Rights.  Notwithstanding anything contained herein to the contrary, the Member shall be permitted to pledge or hypothecate any or all of its limited liability company interests (“Interests”), including, without limitation, all economic rights and privileges, all control rights, authority, and powers, and all status rights as a Member, to any lender to the Company or any affiliate of the Company, or to any agent acting on such lender’s behalf, and any transfer of such Interests pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder.  Notwithstanding anything contained herein to the contrary, subject to the terms of the financing giving rise to any pledge or hypothecation of Interests, the lender (or agent) shall have the right, to the extent set forth in the applicable pledge or hypothecation agreement, and without further approval of the Member and without becoming a Member (unless such lender (or agent) expressly elects in writing to become a Member), to exercise the membership voting rights of the Member granting such pledge or hypothecation.  Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a pledge or hypothecation, to the extent set forth in the applicable pledge or hypothecation agreement, (a) the lender (or agent) or transferee of such lender (or agent), as the case may be, shall, if it so elects, become a Member under this Agreement and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the Company, and shall be bound by all of the obligations, of a Member under this Agreement without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging Member shall cease to be a Member and shall have no further rights or powers under this Agreement.  Notwithstanding anything contained herein to the contrary, no legal opinion shall be required in connection with any pledge or hypothecation of Interests, or any transfer or exercise of rights or remedies pursuant hereto.  The execution and delivery of this Agreement by a Member shall constitute any necessary approval of such Member under the Act to the foregoing provisions of this Article VII and any of the actions permitted pursuant to this Article VII.

Section 7.2            Interests to be General Intangibles.  So long as any pledge or hypothecation  of any Interests is in effect, the Company shall not elect that its Interests become governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction without the prior written consent of all pledgees of such Interests or the delivery of any applicable limited liability company certificate or control agreement necessary to perfect each such pledgee’s interests in the applicable Interests.

Section 7.3            Amendments to Article VII.  This Article VII may not be amended or modified so long as any of the Interests is subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent.  Each recipient of a pledge or hypothecation of the Interests shall be a third party beneficiary of the provisions of this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware without regard to its principle of conflict-of-laws.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date written first above.

SES HOLDINGS, LLC

By:
Name:
Title:

Exhibit 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of July 18, 2017, by and among Select Energy Services, Inc., a Delaware corporation (the “Company”), the parties identified as “Investors” on the signature page hereto and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 11 hereof (each, including the Investors, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.

WHEREAS, the Company and certain of its stockholders (the “Existing Investors”) are party to that certain Registration Rights Agreement, dated as of December 20, 2016 (the “Existing Agreement”);

WHEREAS, this Agreement is made in connection with the Agreement and Plan of Merger (as such agreement may amended from time to time, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Raptor Merger Sub, Inc., SES Holdings, LLC, Raptor Merger Sub, LLC, Rockwater Energy Solutions, Inc., a Delaware corporation (“Rockwater”), and Rockwater Energy Solutions, LLC;

WHEREAS, the Company and the Existing Investors desire to amend and restate the Existing Agreement as set forth herein;

WHEREAS, pursuant to Section 12 of the Existing Agreement, the Existing Agreement may be amended if the Company shall have obtained the written consent to such amendment by Holders of at least a majority of the Registrable Securities outstanding at the time of such amendment; and

WHEREAS, such written consent of a majority of the Existing Investors having been obtained by virtue of the Existing Investors executing this Agreement, this Agreement is binding on each other Existing Investor to the same extent as if each such other Existing Investor had executed and delivered a counterpart of this Agreement, and references herein to “parties” to this Agreement shall include such other Existing Investors.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby amend and restate the Existing Agreement in its entirety and hereby agree as follows, to be effective as of the Closing (as defined in the Merger Agreement):

1.                                      Definitions.

“Additional Demand Registration” has the meaning specified in Section 2(k).

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” has the meaning specified in the first paragraph hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

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“Block Trade” has the meaning specified in Section 2(j).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

“Certification” has the meaning specified in Section 15(o).

“Class A-2 Common Stock” means the Class A-2 common stock of the Company, par value $0.01 per share.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

“Class B Common Stock” means the Class B common stock of the Company, par value $0.01 per share.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Company” has the meaning specified in the first paragraph hereof.

“Company Notice” has the meaning specified in Section 2(c).

“Consenting Holder” has the meaning specified in Section 2(l)(i).

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Counsel to the Holders” means, with respect to any Shelf Takedown, the counsel selected by the Holders of a majority of the Registrable Securities requested to be included in such Shelf Takedown.

“Demand Notice” has the meaning specified in Section 2(c).

“Demand Holders” means SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC and SCF. For the avoidance of doubt, each Person included in the definition of “SCF” shall collectively constitute one Demand Holder for purposes of this Agreement.

“Determination Date” has the meaning specified in Section 2(g).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Existing Agreement” has the meaning specified in the recitals hereof.

“Existing Investors” has the meaning specified in the recitals hereof.

“Follow-On Registration Notice” has the meaning specified in Section 2(h)(i).

“Follow-On Shelf” has the meaning specified in Section 2(h)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i)  transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

(ii)  transactions pursuant to which a Holder sells short Registrable Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position;

(iii)  transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act; and

(iv)   a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a prospectus.

“Holder” and “Holders” have the meanings give to those terms in the first paragraph hereof.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Investors” has the meaning specified in the first paragraph hereof.

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“Legacy Holders” means SES Legacy Holdings, LLC and Crestview Partners II SES Investment B, LLC.

“Losses” has the meaning specified in Section 8(d).

“Merger Agreement” has the meaning specified in the recitals hereof.

“Other Holders” has the meaning specified in Section 3(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Takedown” has the meaning specified in Section 3(a).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include:  (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (iv) any Shares that become eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect), assuming the Holder of such Shares is not an affiliate (as defined in Rule 144(a)(1)) of the Company.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including, without limitation, (i) Commission, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on a national securities exchange, (vi) the fees and expenses incurred in connection with any road show for underwritten offerings reasonably expected to be in excess of $25 million in proceeds and (vii) fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Rockwater” has the meaning specified in the recitals hereof.

“Rockwater 144A Registration Rights Agreement” means that certain Registration Rights Agreement by and between Rockwater and FBR Capital Markets & Co., dated February 16, 2017.

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“Rockwater 144A Shelf Registration Statement” means that registration statement required to be filed pursuant to the 144A Registration Rights Agreement.

“SCF” means, collectively, SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Select 144A Registration Rights Agreement” means that certain Registration Rights Agreement by and between the Company and FBR Capital Markets & Co., dated December 19, 2016.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Shares” means the (i) shares of Class A Common Stock that may be delivered in exchange for (x) Units or (y) shares of Class B Common Stock, in the case of clause (x) and (y), held by the Holders as of the Closing or (ii) shares of Class A Common Stock held by the Holders as of the Closing (including any shares of Class A Common Stock issued to any Holders pursuant to the Merger Agreement). For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange for shares of Class B common stock or otherwise or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Registration Statement” has the meaning specified in Section 2(a).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Stockholders Agreement” means that certain Stockholders Agreement of Rockwater, dated June 1, 2011, by and among Rockwater and the stockholders party thereto.

“Suspension Period” has the meaning specified in Section 2(e)(ii).

“Takedown Lock-Up Period” has the meaning specified in Section 4(a).

“Trading Volume Event” means any consecutive 4-week period in which the average weekly trading volume of the Class A Common Stock for such period is less than 5% of the total number of shares of Class A Common Stock held by non-Affiliates of the Company (based on share information most recently reported in any annual or quarterly report or registration statement filed by the Company).

“Underwritten Shelf Takedown” has the meaning specified in Section 2(b).

“Units” has the meaning given to such term in the Eighth Amended and Restated Limited Liability Company Agreement of SES Holdings, LLC, dated as of December 19, 2016, as amended.

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“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

“White Deer” means WDC Aggregate LLC.

2.                                      Shelf Registrations.

(a)                                 Filing. As soon as reasonably practicable following the Company’s eligibility to effect a Shelf Registration using Form S-3 or a similar short-form registration, the Company shall prepare and file a registration statement to permit the public resale of the Registrable Securities (the “Shelf Registration Statement”).  The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable following the filing thereof, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective until the earlier of (A) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (B) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence.

(b)                                 Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf Registration Statement has been declared effective by the Commission, any one or more Demand Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that in the case of each such Underwritten Shelf Takedown such Demand Holder or Demand Holders will be entitled to make such demand only if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $50 million.

(c)                                  Demand Notices. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within five (5) days after receipt of any Demand Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 2(d) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after sending the Company Notice.

(d)                                 Priority on Underwritten Shelf Takedowns. The Company shall not include in any Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown. If the managing underwriters for such Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities

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requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and (ii) second, other securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

(e)                                  Restrictions on Underwritten Shelf Takedowns and Use of Registration Statement.

(i)                                     The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns during any period of 12 consecutive months and shall not be obligated to effect an Underwritten Shelf Takedown within 100 days after the pricing of a previous Underwritten Shelf Takedown or a primary offering of Class A Common Stock by the Company, and each Demand Holder may not request more than two Underwritten Shelf Takedowns during any period of 12 consecutive months.

(ii)                                  The Company shall not be obligated to effect more than five Underwritten Shelf Takedowns in the aggregate pursuant to this Agreement.

(iii)                               Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Company determines in its reasonable good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided that (A) there are no more than five (5) Suspension Periods in any 12-month period, (B) the duration of all Suspension Periods may not exceed 120 days in the aggregate in any 12-month period, and (C) the Company shall use its good faith efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable unless such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company.

(f)                                   Selection of Underwriters. The Demand Holder requesting to include the greatest number of Registrable Securities in any Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable, nationally-recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

(g)                                  Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than twenty (20) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii)

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the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement; provided, that the obligation in this Section 2(g) shall not apply with respect to Registrable Securities included in an effective Registration Statement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than thirty (30) Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within twenty (20) days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than thirty (30) days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

(h)                                 Additional Selling Stockholders and Additional Registrable Securities.

(i)                                     If the Company is not a Well-Known Seasoned Issuer, within thirty (30) days after a written request by a Demand Holder to register for resale any additional Registrable Securities owned by such Holders not included in an effective Registration Statement, the Company shall file a Registration Statement substantially similar to the Shelf Registration Statement then effective, if any (each, a “Follow-On Shelf”), to register for resale such Registrable Securities. The Company shall give written notice of the filing of the Follow-On Shelf at least 25 days prior to filing the Follow-On Shelf to all Holders of Registrable Securities (the “Follow-On Registration Notice”) and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (x) if the aggregate amount of Registrable Securities requested to be registered on such Follow-On Shelf by all Holders that have not yet been registered represent less than 1% of the then outstanding Class A Common Stock or (y) if the Company is not then eligible for use of Form S-3 for secondary offerings and the Company has filed a Follow-On Shelf in the prior 180 days. The Company shall use commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable and in any event within ninety (90) days of filing such Follow-On Shelf. Any Registrable Securities requested to be registered pursuant to this Section 2(h)(i) that have not been registered on a Shelf Registration Statement or pursuant to Section 3 below at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.

(ii)                                  If the Company is a Well-Known Seasoned Issuer, within twenty (20) Business Days after a written request by one or more Demand Holders to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 2(g).

(iii)                               If a Shelf Registration Statement or Automatic Shelf Registration Statement is effective, within five (5) Business Days after written request therefor by a Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such

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Holder as a selling stockholder in such Shelf Registration Statement or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

(i)                                     Other Registration Rights. Except for the Select 144A Registration Rights Agreement, the Rockwater 144A Registration Rights Agreement and the Stockholders Agreement, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Any Holders party to the Stockholders Agreement hereby waive any and all registration rights such Holders may have under the Stockholders Agreement (including any and all rights under Exhibit B thereto).

(j)                                    Notwithstanding anything contained herein, in the event a Shelf Takedown is an underwritten transaction not involving (i) any “road show” or a (ii) lock-up agreement of more than 45 days to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), (1) the requesting Holder shall (i) give at least four business days prior notice in writing of such transaction to (A) the Company; and (B) any holder of Registrable Securities that is a party to this Agreement and (x) holds more than 5% of the Class A Common Stock if able to be identified through public filings or (y) is identified by the Company as an Affiliate of the Company; and (ii) with respect to any Block Trade, identify the potential underwriter(s) in such notice with contact information for such underwriter(s) and (2) the Company shall cooperate with such requesting Holder or Holders to the extent it is reasonably able and shall not be required to give notice thereof to other Holders of Registrable Securities or permit their participation therein unless reasonably practicable. Any Block Trade shall be for at least $10 million in expected gross proceeds. The Company shall not be required to effectuate more than three Block Trades in any 90-day period.

(k)                                 Additional Demand Registration.  Subject to the provisions hereof, at any time prior to the time that the Company is eligible under applicable law to register resales of Registrable Securities on the Shelf Registration Statement, any one or more Demand Holders shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Registrable Securities of such Demand Holder under the Securities Act (an “Additional Demand Registration”) by delivering a written request therefor to the Company (A) specifying the number of Registrable Securities to be included in such registration, and (B) containing all information about such Demand Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register.  The Company shall not be obligated to effect more than one Additional Demand Registration pursuant to this Agreement and any Additional Demand Registration shall constitute an Underwritten Shelf Takedown solely for purposes of Section 2(e)(ii).

(l)                                     Special Demand Registration.

(i)                                     At any time within 6 months following the closing of the transactions contemplated by the Merger Agreement, White Deer shall have the right to request one Underwritten Shelf Takedown pursuant to Section 2(b) or Additional Demand Registration pursuant to Section 2(k), in each case subject to the terms included therein; provided, that any such Underwritten Shelf Takedown or Additional Demand Registration initiated by White Deer pursuant to this Section 2(l)(i) may only be made if a Demand Holder (the “Consenting Holder”), in its sole discretion, agrees in writing to make such Underwritten Shelf Takedown or Additional Demand Registration jointly with White Deer. Any Underwriting Shelf Takedown made pursuant to this Section 2(l)(i) shall constitute an Underwritten Shelf Takedown by the Consenting Holder

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for purposes of Section 2(e), and any Additional Demand Registration made pursuant to this Section 2(l)(i) shall constitute an Underwritten Shelf Takedown by the Consenting Holder for purposes of Section 2(e)(ii).

(ii)                                  At any time after 6 months following the closing of the transactions contemplated by the Merger Agreement and so long as White Deer has not exercised its rights under Section 2(l)(i), White Deer shall have the right to request one Underwritten Shelf Takedown pursuant to Section 2(b) or Additional Demand Registration pursuant to Section 2(k), in each case subject to the terms included therein; provided, that any such Underwritten Shelf Takedown or Additional Demand Registration initiated by White Deer pursuant to this Section 2(l)(ii) may only be made if a Trading Volume Event has occurred in the period immediately prior to White Deer exercising its rights pursuant to this Section 2(l)(ii).

3.                                      Piggyback Takedowns

(a)                                 Right to Piggyback. Whenever the Company proposes to register any of its securities, or proposes to offer any of its Class A Common Stock pursuant to a registration statement in an underwritten offering of Class A Common Stock under the Securities Act (a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Sections 3(b) and (c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown.

(b)                                 Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown (pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder), and (iii) third, other securities requested to be included in such Piggyback Takedown.

(c)                                  Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities (“Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i)

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first, the securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of any such securities and Registrable Securities on the basis of the number of securities and Registrable Securities so requested to be included therein by each such holder, and (ii) second, other securities requested to be included in such registration.

(d)                                 Selection of Underwriters. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

(e)                                  Compliance with Rockwater 144A Registration Rights Agreement. The Holders shall not be entitled to a Piggyback Takedown or similar piggyback rights in connection with the Rockwater 144A Shelf Registration Statement.

4.                                      Holdback Agreements.

(a)                                 Holders of Registrable Securities. In connection with any Shelf Takedown or other underwritten public offering of equity securities by the Company, no Holder who “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) five percent (5%) or more of the outstanding shares of Class A-2 Common Stock, Class A Common Stock and Class B Common Stock (taken together as a single class as-if converted to Class A common stock) shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Company, during the seven (7) days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown (the “Takedown Lock-Up Period”), except as part of the Shelf Takedown, and (i) unless the underwriters managing the Shelf Takedown or other underwritten public equity offering by the Company otherwise agree by written consent and (ii) only if such Takedown Lock-Up Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company; provided that nothing herein will prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4(a). Each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant Shelf Takedown shall be third party beneficiaries of this Section 4(a). The provisions of this Section 4(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b)                                 The Company. In connection with any Shelf Takedown that is underwritten, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during (i) the seven (7) days prior to (except in the case of a Block Trade) and (ii) the 90-day period (45-day period in the case of a Block Trade) beginning on the date of pricing of such Shelf Takedown; provided that the Company shall not be restricted from effecting any sale or distribution for more than 90 days in any 180 day period beginning on the date of pricing of such Shelf Takedown unless a shorter time is agreed to by the managing underwriter or underwriters of such Shelf Takedown or unless otherwise agreed to by the Company. Section 2(d) and Section 2(e)(i) and (ii) shall not apply with respect to Block Trades.

5.                                      Company Undertakings.  Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the

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sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)                                 before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the counsel to such Holders;

(b)                                 notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under the Registration Statement applicable to such Shelf Registration or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)                                  furnish to each seller of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(d)                                 use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)                                  notify each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to

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Section 2(e)(iii) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective.

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities (i) if the Class A Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included, (ii) if the Class A Common Stock is not then listed on a securities exchange or included for quotation in a recognized trading market, to, as promptly as practicable be listed on a national securities exchange, and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(g)                                  provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(h)                                 enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a majority of the Registrable Securities included in such Shelf Takedown or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the underwriters, if any; provided, that the Company shall have no obligation to participate in “road shows” in connection with any Underwritten Shelf Takedown in which the total offering price of the Registrable Securities to be sold therein is less than $25,000,000; provided, further, that the Company shall have no obligation to participate in more than two “road shows” in any twelve-month period;

(i)                                     for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company as are

13

reasonably requested for such purposes, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(j)                                    permit any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to reasonable and customary participation (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(k)                                 in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Class A Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(l)                                     in connection with any Shelf Takedown, obtain and furnish to each such Holder of Registrable Securities including Registrable Securities in such Shelf Takedown a signed counterpart of (i) a cold comfort letter from the Company’s independent public accountants and (ii) a legal opinion of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown reasonably request;

(m)                             with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 15(p);

(n)                                 provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(o)                                 promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (i) when such Registration Statement

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or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post effective amendment has been filed, and, with respect to any such Registration Statement or any post effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(p)                                 (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority.

(q)                                 cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;

(r)                                    within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(s)                                   if requested by any participating Holder of Registrable Securities or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(t)                                    in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities; and use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(u)                                 use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

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6.                                      Registration Expenses.  All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

7.                                      Hedging Transactions.

(a)                                 The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Counsel to the Holders, it is necessary or desirable to have a Registration Statement under the Securities Act cover such Hedging Transaction or sales or transfers (whether short or long) of Registrable Securities in connection therewith, then the Company shall use its commercially reasonable efforts to take such actions (which may include the filing of a prospectus supplement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution, but shall not include the filing of a post-effective amendment to a Registration Statement) as may reasonably be required to have such Hedging Transaction or sales or transfers of Registrable Securities in connection therewith covered by a Registration Statement under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder.

(b)                                 All Registration Statements in which Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7. The selection of any Hedging Counterparty shall not be subject to Section 2(f), but the Hedging Counterparty shall be selected by the Holders of a majority of the Registrable Securities subject to the Hedging Transaction that is proposed to be effected.

(c)                                  If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(d)                                 The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Schedule I hereto and to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Holders and the Hedging Counterparty describing such Hedging Transaction.

(e)                                  In connection with a Hedging Transaction, each Hedging Counterparty shall be treated in the same manner as a managing underwriter for purposes of Section 5 of this Agreement.

8.                                      Indemnification; Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are

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based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein including, without limitation, any notice and questionnaire, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 2(e)(iii) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than

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reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation.

(d)                                 In the event that the indemnity provided in Section 8(a) or Section 8(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering of the Class A Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d),

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no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).

(e)                                  The provisions of this Section 8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 8 hereof, and will survive the transfer of Registrable Securities.

(f)                                   To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.

9.                                      Participation in Underwritten Offering/Sale of Registrable Securities.

(a)                                 No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 8(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling persons in Section 8(b) hereof.

(b)                                 Each Person that has securities registered on a Registration Statement filed hereunder agrees that, upon receipt of any notice contemplated in Section 2(e)(ii), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

10.                               Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company

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covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

11.                               Transfer of Registration Rights. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

12.                               Amendment, Modification and Waivers; Further Assurances.

(a)                                 Amendment. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holders of at least a majority of the Registrable Securities then outstanding to such amendment, action or omission to act; provided that no such amendment, action or omission that adversely affects, alters or changes the interests of any Holder shall be effective against such Holder without the prior written consent of such Holder.

(b)                                 Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(c)                                  Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

13.                               Effectiveness.  This Agreement shall not be effective unless and until the Closing occurs under the Merger Agreement, whereupon it shall become effective automatically. In the event that the Merger Agreement is terminated pursuant to its terms, this Agreement automatically shall terminate and shall be of no further force or effect on the date of such termination.

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14.                               Lockup.  SCF agrees that for so long as each Legacy Holder is subject to its lock-up agreement, dated December 13, 2016 in favor of FBR Capital Markets & Co., SCF shall be restricted from (a) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company (including by exercising any registration rights pursuant to Section 2 or otherwise under this Agreement), or (b) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of the equity securities of the Company, whether any such transaction described in clause (a) or clause (b) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise. Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s certificate of incorporation, SCF may transfer any securities of the Company as follows: (i) as a transfer or distribution or exchange to Affiliates of SCF, provided that such Affiliates agree to be bound in writing by the same restrictions set forth in this Section 14; or (ii) with respect to sales of securities acquired in the open market.

15.                               Miscellaneous.

(a)                                 No Inconsistent Agreements. Other than the Select 144A Registration Rights Agreement and the Rockwater 144A Registration Rights Agreement, the Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(b)                                 Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(c)                                  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

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(d)                                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e)                                  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(f)                                   Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(g)                                  Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(h)                                 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied or sent by facsimile to the recipient, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder of Registrable Securities at the address set forth on the signature page hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

If to the Company:	Select Energy Services, Inc.
Attention: Adam Law
1820 N I-35
Gainesville, Texas 76240

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With copy to:

Vinson & Elkins L.L.P.
Attention: David P. Oelman
1001 Fannin Street, Suite 2500
Houston, Texas 77002

If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(i)                                     Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j)                                    Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15(j) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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(k)                                 Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(l)                                     Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (a) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(m)                             Entire Agreement. This Agreement, together with Schedule I attached hereto, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(n)                                 Attorneys’ Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including, without limitation, reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.

(o)                                 Certification. Within fifteen (15) Business Days following receipt of written request from the Company by any Holder (which request shall not be made more than twice in any calendar year), such Holder shall certify to the Company that such Holder continues to hold Registrable Securities (the “Certification”). If a Holder fails to provide the Certification within the fifteen (15) Business Day period referred to in the immediately preceding sentence, the Company reserves the right, in its sole discretion, to remove such Holder’s Registrable Securities from a Registration Statement within fifteen (15) Business Days after receipt by such Holder of a second written notice specifying that the Holder may be removed from such Registration Statement unless such Holder provides the Certification within such subsequent fifteen (15) Business Day period.

(p)                                 FWP Consent.  No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(q)                                 Notification of Status. Each Holder shall provide written notice to the Company within ten (10) Business Days from the first day on which the Holder no longer holds Registrable Securities.

(r)                                    Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 8, shall terminate with respect to the Company and such Holder as soon as both (A) such Holder no longer holds any Registrable Securities and (B) such Holder is no longer an Affiliate of the Company or otherwise subject to the volume limitations set forth in Rule 144(e) promulgated under the Securities Act or any successor provision.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

Select Energy Services, Inc.

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	Chairman and Chief Executive Officer

INVESTORS:

SES Legacy Holdings, LLC

By:	/s/ John D. Schmitz
Name:	John D. Schmitz
Title:	President

Address for notice:

1820 N. I-35

Gainesville, Texas 76214

Crestview Partners II SES Investment B, LLC

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

Address for notice:

667 Madison Ave., 10th Floor
New York, NY 10065

Signature Page to Registration Rights Agreement

SCF-VI, L.P.

By: SCF-VI, G.P., Limited Partnership
its general partner

By: L.E. Simmons & Associates, Incorporated,
its general partner

By:	/s/ Sean D. Rice
Name:	Sean D. Rice
Title:	Managing Director

Address for notice:

600 Travis Street, Suite 6600
Houston, Texas 77002

SCF-VII, L.P.

By: SCF-VII, G.P., Limited Partnership
its general partner

By: L.E. Simmons & Associates, Incorporated,
its general partner

By:	/s/ Sean D. Rice
Name:	Sean D. Rice
Title:	Managing Director

Address for notice:

600 Travis Street, Suite 6600
Houston, Texas 77002

Signature Page to Registration Rights Agreement

SCF-VII(A), L.P.

By: SCF-VII(A), G.P., Limited Partnership
its general partner

By: L.E. Simmons & Associates, Incorporated,
its general partner

By:	/s/ Sean D. Rice
Name:	Sean D. Rice
Title:	Managing Director

Address for notice:

600 Travis Street, Suite 6600
Houston, Texas 77002

Signature Page to Registration Rights Agreement

WDC AGGREGATE LLC

By: White Deer Energy L.P.,
its managing member

By: Edelman & Guill Energy L.P.,
its general partner

By: Edelman & Guill Energy Ltd.,
its general partner

By:	/s/ Ben A. Guill
Name:	Ben A. Guill
Title:	Directer

Address for notice:

700 Louisiana Street, Suite 4770
Houston, Texas 77002

Signature Page to Registration Rights Agreement

SCHEDULE I

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

(a)                                 enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;

(b)                                 itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short position;

(c)                                  enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or

(d)                                 loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.

Exhibit 99.1

NEWS RELEASE

Contacts: Select Energy Services
Gary Gillette, CFO & SVP Justin Briscoe, VP, Corporate Development (940) 668-0259 IR@selectenergyservices.com

FOR IMMEDIATE RELEASE

Dennard • Lascar Associates Ken Dennard / Lisa Elliott 713-529-6600 WTTR@dennardlascar.com

SELECT ENERGY SERVICES ENTERS INTO DEFINITIVE

AGREEMENT WITH ROCKWATER ENERGY SOLUTIONS IN

STOCK-FOR-STOCK MERGER TRANSACTION

•                  Further strengthens one of the leading water solutions companies across all unconventional basins

•                  Highly complementary strengths across pre-frac and other water-related service lines plus addition of completion and production chemicals business

•                  Strong, unlevered balance sheet allows financial flexibility for continued infrastructure development projects and acquisition opportunities

•                  Conference call is scheduled for Wednesday, July 19, 2017 at 9:00 a.m. Eastern Time

GAINESVILLE, TX — July 18, 2017 — Select Energy Services, Inc. (NYSE: WTTR) (“Select”), a leading provider of total water solutions to the U.S. unconventional oil and gas industry, today announced that it has entered into a definitive merger agreement with privately-held Rockwater Energy Solutions, Inc. (“Rockwater”) in a stock-for-stock transaction.  Select will issue 37.95 million shares of common stock in exchange for all outstanding shares of Rockwater common stock.  Upon consummation of the transactions, current Select shareholders will own approximately 64.4% of the combined company and Rockwater shareholders will own approximately 35.6%, with a total of 106.73 million Select common shares outstanding.  Crestview Partners will be the largest shareholder post-merger, followed by SCF Partners and Mr. John Schmitz, currently Chairman and CEO of Select.  The requisite stockholders of Select and Rockwater have approved the transactions, and the transaction is expected to close in the third quarter of 2017, subject to customary closing conditions, including U.S. governmental approval under the Hart-Scott-Rodino Act.

Rockwater is a leading provider of comprehensive water management solutions to the North American unconventional oil and gas industry, providing complementary chemical products and expertise related to water solutions. Rockwater’s water management solutions include water sourcing, transfer, treatment and storage; flowback and well testing; fluids conditioning and recycling; and field fluids logistics.  Rockwater also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well.

Upon completion of the merger, John Schmitz, currently Chairman & CEO of Select, will become the full-time Executive Chairman and Holli Ladhani, currently the Chairman, President & CEO of Rockwater, will become the President & CEO of Select.  All water-related services of the combined company will consolidate under the Select brand name and Rockwater’s chemicals business unit will retain the Rockwater brand name.

Commenting on the merger, Mr. Schmitz said, “This is a very exciting opportunity to combine two companies that are highly-focused on the challenge of providing world-class water-related services to the major shale basins.  As we are experiencing a strong recovery in many of our markets, we have the opportunity to combine our equipment, management teams, and over 3,200 field personnel to provide more comprehensive services to our customers.  I believe the combined expertise and scale we are creating in this merger will generate substantial benefits for Select and our shareholders.”

Ms. Ladhani added, “We are combining two entrepreneurial companies with similar cultures and aspirations.  Our service lines are very complementary and as the industry continues to relentlessly increase frac intensity, the demand for creative solutions to water-related issues is expected to grow significantly as well.  We intend to be at the forefront in providing those solutions.”

The two companies have updated their internal financial projections as part of the merger analysis.  Rockwater’s stand-alone revenue and adjusted EBITDA for the three-month period ended June 30, 2017, are expected to be in a range of $178 million to $180 million and $17 million to $18 million, respectively.  Select’s stand-alone revenue and adjusted EBITDA for the three-month period ended June 30, 2017, are expected to be in a range of $132 million to $134 million and $26 million to $27 million, respectively.  Rockwater’s stand-alone adjusted EBITDA over the second half of 2017 is expected to be in a range of $45 million to $47 million.  The combination is expected to be meaningfully accretive to earnings per share, free cash flow per share and EBITDA per share on a fourth quarter 2017 and full years 2018 and 2019 basis, before any contribution from synergies.

The combined company’s pro-forma annualized revenue based on expected second quarter 2017 results is expected to be in a range of $1.2 billion to $1.3 billion, with approximately 70% of the revenue derived from water solutions, 16% from chemical services, and 14% from other services including Select’s Peak and Affirm business units.  Additionally, the combined company expects to realize consolidation benefits in a range of $15 million to $20 million on an annualized basis, which should be fully realized in 2018.

From a balance sheet perspective, the combined company will be in a strong position with estimated pro forma net bank debt outstanding at June 30, 2017 of approximately $10 million.  Concurrent with the signing of the merger agreement, Select has received committed financing for a five-year $150

2

million asset backed revolving loan (ABL) facility from one of its current lenders.  In connection with the closing of the merger, the Company expects to increase the size of the facility to $300 million with a syndicate of lenders, with a borrowing base that is expected to provide in excess of $200 million of available undrawn liquidity.

The merger agreement provides for the expansion of the Select Board of Directors to nine members, adding four directors from the current Rockwater Board of Directors to join the five current members of the Select Board. The Audit and Compensation Committees will be chaired by existing Select Board members while the Nominating & Governance Committee will be chaired by a Rockwater nominated Director.

Following the consummation of the transaction, Select will file a Registration Statement covering the Select common shares to be issued to the existing holders of Rockwater Class A-1 common stock. As soon as that Registration Statement becomes effective, such shares will automatically convert to Class A common shares of Select.

Simmons & Company International, Energy Specialists of Piper Jaffray & Co., acted as exclusive financial advisor and Vinson & Elkins LLP acted as legal advisor to Select in the transaction. Wells Fargo Securities, LLC acted as financial advisor and Baker Botts LLP acted as legal advisor to Rockwater.

Conference Call

Select and Rockwater have scheduled a conference call on Wednesday, July 19, 2017 at 9:00 a.m. EDT to discuss the merger.  Please dial 201-389-0872 and ask for the Select-Rockwater Merger Conference Call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address http://investors.selectenergyservices.com/events-and-presentations. An accompanying slide presentation to the call will also be located at the same website address.  A telephonic replay of the conference call will be available through July 26, 2017 and may be accessed by calling 201-612-7415 using passcode 13666634#.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Energy Services, Inc.

Select Energy is a leading provider of total water solutions to the U.S. unconventional oil and gas industry.  Select provides for the sourcing and transfer of water (both by permanent pipeline and temporary pipe) prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment, flowback, hauling, and disposal.  For more information, please visit http://selectenergyservices.com.

3

About Rockwater Energy Solutions, Inc.

Rockwater Energy Solutions is a leading provider of comprehensive water management solutions to the North American unconventional oil and gas industry and  believes  it is  the only company that provides complementary chemistry products and expertise in connection with its water solutions. Rockwater’s water management solutions include water sourcing, transfer, treatment, testing, remote monitoring, and storage; site and pit surveys; flowback and well testing; fluids conditioning and recycling and field fluids logistics.  It also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well, which the company believes gives it a unique competitive advantage in the energy industry. The company currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in North America, including the Permian Basin, the Mid-Continent (including the SCOOP/STACK plays), the Bakken, Western Canada, the Marcellus and Utica basins, the Rockies and the Eagle Ford. For more information, please visit http://www.rockwaterenergy.com/

Cautionary Statement Regarding Forward Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results.  We have attempted to identify any forward-looking statements by using words such as “expect”, “will”, “estimate” and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements.

Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in the “Risk Factors” section of the prospectus we filed with the U.S. Securities and Exchange Commission on April 24, 2017, relating to our recently completed initial public offering.

You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Select intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including Select’s information statement in preliminary and definitive form. Stockholders are advised to read all relevant documents filed with

4

the SEC, including Select’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from Select by contacting the Company at 1820 N I-35, Gainesville, TX 76240 or (940)-668-1818.

Non-GAAP Financial Measures

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus taxes, interest expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus/(minus) loss/(income) from discontinued operations, plus any impairment charges or asset write-offs pursuant to GAAP, plus/(minus) non-cash losses/(gains) on the sale of assets or subsidiaries, non-recurring compensation expense, non-cash compensation expense, and non-recurring or unusual expenses or charges, including severance expenses, transaction costs, or facilities-related exit and disposal-related expenditures.

Our board of directors, management and investors use EBITDA and Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP.

EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for an analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure for the periods presented:

5

Select Energy Services, Inc.

($ in millions)	Q2 2017 (Low)	Q2 2017 (High)
Net Income/(Loss)	$(12)	$(11)
Taxes	1	1
Interest Expense	0	0
Depreciation and Amortization	23	23
EBITDA	$12	$13
Net (Income)/Loss from Discounted Operations	0	0
Impairment	0	0
Lease Abandonment costs	0	0
Non-recurring severance expense	0	0
Non-recurring deal costs	0	0
Non-cash incentive (gain)/loss	1	1
Non-cash (gain)/loss on sale of subsidiaries and other assets	0	0
Non-recurring acquisition costs and other	13	13
Adjusted EBITDA	$26	$27

Rockwater Energy Solutions, Inc.

($ in millions)	Q2 2017 (Low)	Q2 2017 (High)
Net Income/(Loss)	$(2)	$(2)
Taxes	0	1
Interest Expense	1	1
Depreciation and Amortization	16	16
EBITDA	$15	$16
Impairment of longed-lived and intangible assets	0	0
Restructuring costs	0	0
Restructuring related severance expenses	0	0
Bad debt expense	0	0
Inventory write downs	0	0
Foreign currency (gains) losses	0	0
(Gain) loss on the valuation of contingent obligations	0	0
Non-cash compensation expense	1	1
Non-cash (gain) loss on sale of subsidiaries and other assets	0	0
Transaction related costs	1	1
Adjusted EBITDA	$17	$18

6

Exhibit 99.2

July 2017 Merger with Rockwater Energy Solutions Exhibit 99.2

SELECT
ENERGY SERVICES

Merger with Rockwater Energy Solutions

July 2017

Disclaimer Statement 2 Cautionary Statement Regarding Forward Looking Statements All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "expect", "will", "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in the "Risk Factors" section of the prospectus we filed with the U.S. Securities and Exchange Commission on April 24, 2017, relating to our recently completed initial public offering. You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law. Additional Information and Where to Find It In connection with the proposed transaction, Select Energy Services, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Company’s information statement in preliminary and definitive form. Stockholders are advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting the Company at 1820 N I-35, Gainesville, TX 76240 or (940)-668-1818.

By merging with Rockwater, Select (WTTR) strengthens its position as the only public company devoted to water solutions for the unconventional oil and gas industry A combination of Select and Rockwater has compelling industrial and financial logic Strategic Rationale for Combination 3 Further strengthens the leading water solutions company in all service lines across all geographies Both companies operate across all major U.S. basins and each has a strong franchise in the Permian Basin Rockwater’s leading positions in the MidCon (SCOOP/STACK) and Marcellus/Utica further complement Select’s additional market leading positions in the Bakken, Eagle Ford, DJ Basin and Haynesville Addition of leading completions & production chemicals business adds unique complement to Select’s core water solutions franchise Enhanced operational scale and footprint provides significant growth and margin expansion opportunities Significant cross selling opportunities due to expanded service lines and minimal customer overlap  No customer greater than ~7% of pro forma 1H17 revenue Significant value creation through operating efficiencies and consolidation savings ($15 – 20 million of near-term cost synergies) Additional growth catalyst as the completions cycle accelerates Strong 2Q17 performance with accelerating momentum heading into 3Q17 Best-in-class balance sheet with significant liquidity and attractive public currency Allows financial flexibility for large scale infrastructure development opportunities The “Acquirer of Choice” in the water space for future M&A transactions Financially accretive transaction for Select shareholders while increasing market cap and public float

Combination of Highly Complementary Businesses 4 Merger expected to be meaningfully accretive to Select’s EPS, CFPS and EBITDA per share in 4Q’17P, 2018P and 2019P before any contribution from synergies Accretive for Shareholders 37,953,214 common shares of Select issued to Rockwater shareholders $516 million total consideration¹, including approximately $60 million of net debt assumed Stock-for-Stock Transaction Largest independent water solutions company serving North American oil and gas markets Addition of chemicals business complements existing water solutions franchise A Total Water Solutions Business Expect $15 to 20 million of annual synergies fully realized during 2018 Material cost synergies related to corporate overhead, geographic overlap and supply chain Potential revenue synergies from cross-selling opportunities Significant Synergies Highly complementary operations in every major oil and gas basin in the U.S. Expands customer base and service offerings Enhanced Revenue Diversity Quality asset base from significant capital investments in 2013 and 2014 as well as continued investment throughout the downturn Pro forma combined company generated $322 million of adjusted EBITDA in 2014² Significant Earnings Capacity ¹ Based on Select stock price as of market close on July 17, 2017. ² Adjusted EBITDA is a non-GAAP measure. Please see page 20 for a reconciliation.

Rockwater: A Leading Water Services & Oilfield Chemicals Company 5 Leading provider of comprehensive water management solutions and complementary chemical products Presence in many of the most active unconventional plays in North America Exposure to the life-cycle of a well from completion to production Focused on providing integrated services supported by technologically differentiated products Public company-ready platform with strong management, governance and controls Note: Throughout this presentation, all figures for Rockwater are reported on a pro forma basis for recent acquisitions unless otherwise noted ¹ Adjusted EBITDA is a non-GAAP measure. See page 20 for a reconciliation ² Annualized Revenue and EBITDA is not intended to reflect a forecast of future performance 2016 Revenue – Breakdown Financial Summary Revenue Adjusted EBITDA¹ (Dollar amounts in millions) Completion Chemicals Production Chemicals Water Sourcing Water Transfer Water Containment & Storage Water Monitoring Water Treatment & Conditioning Well Testing & Flowback Fluids Hauling 2014 2015 2016 2Q17 Annualized 2 2014 2015 2016 2Q17 Annualized 2 Water Solutions 65% Oilfield Chemicals 28% Wellsite Services 7% $676 $393 $ 1,216 $714 - $722 $163 $21 ($6) $68 - $72

Rockwater: A Leading Water Services & Oilfield Chemicals Company

Financial Summary

(Dollar amounts in millions)

Revenue
$ 1,216
$676
$393
$714-$722
2014
2015
2016
2Q17 Annualized[2]
Adjusted EBITDA[1]
$163
$21
($6)
$68-$72
2014
2015
2016
2Q17 Annualized[2]

2016 Revenue – Breakdown

Water Solutions 65%
Water Sourcing
Water Transfer
Water Containment & Storage
Water Monitoring
Water Treatment & Conditioning
Well Testing & Flowback
Fluids Hauling
Oilfield Chemicals 28%
Completion Chemicals
Production Chemicals
Wellsite Services 7%

SELECT ENERGY SERVICES
5

Water Sourcing Strong Strategic Fit 6 Permanent Water Pipeline Infrastructure Saltwater Disposal Wells Hydraulic Fracturing Water Gathering Pipeline Completion Chemicals Production Chemicals Pre-Frac and Well Testing Activities Directly Tied to Well Completions Flowback, Water Hauling and Disposal Activities Select Service Non-Select / Rockwater Service Rockwater Service Temporary Water Transfer Water Containment Pre-Frac Treatment Flowback / Well Testing Fluids Containment Post-Frac Water Treatment Fluids Hauling

Strong Strategic Fit

Pre-Frac and Well Testing Activities Directly Tied to Well Completions
Flowback, Water Hauling and Disposal Activities
Temporary Water Transfer
Water Sourcing
Permanent Water Pipeline Infrastructure
Water Containment
Pre-Frac Treatment
Hydraulic Fracturing
Completion Chemicals
Flowback / Well Testing
Post-Frac Water Treatment
Fluids Containment
Production Chemicals
Fluids Hauling
Saltwater Disposal Wells
Water Gathering Pipeline
Select Service
Rockwater Service
Non-Select / Rockwater Service

SELECT ENERGY SERVICES

6

Complementary Product and Service Offerings 7 Combination will enhance Select’s position across multiple business lines ¹ Excludes unallocated corporate expenses. % of Pro Forma % of Pro Forma Business Line Select Rockwater Q2 '17 Revenue Q2 '17 EBITDA¹ Water Sourcing PPP P Water Transfer PPP PP Water Containment & Storage PP PPP Water Monitoring PPP PP Water Treatment & Conditioning P P Well Testing & Flowback PP PPP Fluids Hauling P P Disposal P Completion Chemicals PPP Production Chemicals PP Accommodations & Rental (Peak) PPP Wellsite Construction (Affirm) PP 82% 6% Wellsite Services Oilfield Chemicals Water Solutions 16% 70% 14% 12% PPP Strong Position PP Significant Presence P Service Capabilities

Complementary Product and Service Offerings

	Business Line	Select	Rockwater	% of Pro Forma Q2 '17 Revenue	% of Pro Forma Q2 '17 EBITDA[1]
Water Solutions	Water Sourcing	✓✓✓	✓	70%	82%
	Water Transfer	✓✓✓	✓✓		
	Water Containment & Storage	✓✓	✓✓✓		
	Water Monitoring	✓✓✓	✓✓		
	Water Treatment & Conditioning	✓	✓		
	Well Testing & Flowback	✓✓	✓✓✓		
	Fluids Hauling	✓	✓		
	Disposal	✓			
Oilfield Chemicals	Completion Chemicals		✓✓✓	16%	6%
	Production Chemicals		✓✓		
Wellsite Services	Accommodations & Rental (Peak)	✓✓✓		14%	12%
	Wellsite Construction (Affirm)	✓✓			

✓✓✓	Strong Position	✓✓	Significant Presence	✓	Service Capabilities

[1] Excludes unallocated corporate expenses.

SELECT ENERGY SERVICES

7

Rockwater develops, manufactures and provides a full suite of chemicals utilized during the well completion and production process, providing exposure to completions intensity as well as long-lived production Rockwater operates three manufacturing facilities and distributes proprietary chemicals to the wellsite through five distribution centers Large oilfield chemical company with in-basin manufacturing capability in Permian and other key basins Service oriented and customer-centric business model allows Rockwater to compete with large diversified chemical manufacturers Capability and track record of developing new chemistry to solve specific technical and economical needs of each individual customer Patented and proprietary products, including polymers, crosslinkers, high viscosity friction reducers, surfactants, buffers, breakers and other chemical technologies Completions chemicals customers of Rockwater include the largest hydraulic fracturing service companies in the U.S. market Rockwater’s Production chemicals customers include many of the largest E&Ps in the U.S. market Differentiated Oilfield Chemicals Franchise 8 Completion Chemicals Production Chemicals Wellsite Distribution

Attractive Relative Valuation 9 Ratio of Enterprise Value to Tangible Adjusted Book Value¹,² ¹ Source: Capital IQ. As of July 17, 2017. ² Tangible adjusted book value defined as shareholders’ equity plus net debt less goodwill and other intangible assets. ³ Tangible adjusted book values as of May 31, 2017. Pro forma excluding potential purchase price accounting adjustments. 4 Median result of CEU, FTK and NR. 5 Median result of FMSA, SND and SLCA. 6 Median result of FRAC, NCSM, PUMP, RES, SOI, SPN and TUSK. Excludes companies that recently emerged from bankruptcy. 2.0x 2.2x 2.3x 2.6x 2.6x 4.9x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x Rockwater³ Pro Forma³ Select³ Frac Sand Companies ? OFS Chemicals ? SMID - Cap Completions Exposure ?

Attractive Relative Valuation

Ratio of Enterprise Value to Tangible Adjusted Book Value[1,2]
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
2.0x
2.2x
2.3x
2.6x
2.6x
4.9x
Rockwater[3]
Pro Forma[3]
Select[3]
Frac Sand Companies[5]
OFS Chemicals[4]
SMID-Cap Completions Exposure[6]

SELECT ENERGY SERVICES

9

Q2 2017 Preliminary Financial Results 10 Represents sequential revenue and incremental adjusted EBITDA margin growth vs Q1 2017 Gross Profit before any depreciation and amortization Adjusted EBITDA is a non-GAAP measure. See page 20 for a reconciliation. Excludes synergies. ($ in millions) Strong Q2 results for both companies driven by continued ramp in completions activity, with significant momentum heading into the third quarter Strong incremental margin growth despite limited contribution from improved pricing in the quarter Select Rockwater Pro Forma Combined Low High Low High Low High Revenue 132 $ 134 $ 178 $ 180 $ 310 $ 314 $ Revenue Growth % 1 32% 34% 35% 36% 34% 35% Gross Profit 2 34 $ 36 $ 29 $ 31 $ 63 $ 67 $ Gross Margin % 26% 27% 16% 17% 20% 21% Adj. EBITDA 3 26 $ 27 $ 17 $ 18 $ 43 $ 45 $ Adj. EBITDA % 20% 20% 10% 10% 14% 14% Incremental Margins 1 38% 39% 30% 31% 33% 34%

Expansion of Earnings Base and Capacity 11 Source: Capital IQ. As of July 17, 2017. Annualized EBITDA is not intended to reflect a forecast of future performance. Total enterprise value WTTR and Pro Forma based on midpoint of Q2 range ($ in millions) Q2 ‘17P Annualized EBITDA¹ (Wall Street Consensus Estimates, Except WTTR; Pro Forma excluding synergies) 2014 EBITDA¹ (Pro Forma excluding synergies) RES SLCA Pro Forma FMSA TTI SPN WTTR FRAC HCLP CJ CEU PUMP TUSK BAS NR SOI NCSM FTK Mkt. Cap. 4,610 $ 2,777 $ 1,282 $ 840 $ 334 $ 1,674 $ 826 $ 1,824 $ 915 $ 2,251 $ 1,271 $ 1,196 $ 730 $ 742 $ 664 $ 557 $ 1,008 $ 532 $ TEV 2 4,506 2,631 1,277 1,487 1,194 2,808 761 1,892 1,041 2,136 1,536 1,128 721 928 751 559 1,097 580 TEV/EBITDA 3 13.0x 8.7x 7.2x 9.1x 8.1x 25.1x 7.2x 19.2x 11.5x 23.9x 19.7x 15.5x 12.6x 16.7x 17.6x 21.2x n/m n/m $1,217 $624 $394 $322 $319 $247 $243 $167 $160 $150 $148 $144 $94 $47 $0 $500 $1,000 $1,500 SPN RES FMSA Pro Forma BAS SLCA CJ NR WTTR CEU TTI HCLP FTK FRAC NCSM PUMP SOI TUSK n/a n/a n/a n/a $346 $303 $163 $148 $112 $99 $91 $89 $78 $73 $55 $43 $26 $2 $0 $0 $100 $200 $300 $400 RES SLCA Pro Forma FMSA TTI SPN WTTR FRAC HCLP CJ CEU PUMP TUSK BAS NR SOI NCSM FTK $172 - $180 $57 $104 - $108

Expansion of Earnings Base and Capacity

($ in millions)

Q2 '17P Annualized EBITDA[1] (Wall Street Consensus Estimates, Except WTTR; Pro Forma excluding synergies)

$400
$300
$200
$100
$0
$346
$303
$172-$180
$163
$148
$112
$104-$108
$99
$91
$89
$78
$73
$57
$55
$43
$26
$2
$0
RES
SLCA
Pro Forma
FMSA
TTI
SPN
WTTR
FRAC
HCLP
CJ
CEU
PUMP
TUSK
BAS
NR
SOI
NCSM
FTK

2014 EBITDA[1] (Pro Forma excluding synergies)

$1,500
$1,000
$500
$0
$1,217
$624
$394
$322
$319
$247
$243
$167
$160
$150
$148
$144
$94
$47
n/a
n/a
n/a
n/a
SPN
RES
FMSA
Pro Forma
BAS
SLCA
CJ
NR
WTTR
CEU
TTI
HCLP
FTK
FRAC
NCSM
PUMP
SOI
TUSK

SELECT ENERGY SERVICES

11

Revenue Mix and Geographic Diversification 12 Source: Management estimates based on midpoint of projected range Regional breakout of estimated revenue for U.S. Water Solutions segment Select Standalone Q2’ 2017 Pro Forma Combined Q2’ 2017 Select Revenue By Business Segment¹ Water Solutions Oilfield Chemicals Wellsite Services Total Revenue: $133 Million Total Revenue: $312 Million Pro Forma Combined Q2’ 2017 Select Revenue By Region¹ Revenue by Region 2 80% 20% 70% 16% 14% Region % of Total Permian 32% Mid-Con 18% Eagle Ford 14% Bakken 13% Rockies 11% Northeast 8% Haynesville 4%

Revenue Mix and Geographic Diversification

Select Revenue By Business Segment[1]

Select Standalone Q2' 2017

Total Revenue: $133 Million

20%
80%

Pro Forma Combined Q2' 2017

Total Revenue: $312 Million

14%
16%
70%
Water Solutions
Oilfield Chemicals
Wellsite Services

Select Revenue By Region[1]

Pro Forma Combined Q2' 2017

Revenue by Region [2]

SELECT ENERGY SERVICES 12

Complementary Customer Relationships 13 Source: Management estimates Estimated top customer revenue for Water Solutions segment through 1st half of 2017 Blue-chip customer base with very complementary overlay across all service lines and geography No customer to represent more than 6.8% of the combined company’s estimated pro forma revenue for 1H17 Selected Customers Top 20 Customers1 Rank Customer % of Total Revenue 1 Customer A 6.8% 2 Customer B 4.1% 3 Customer C 4.1% 4 Customer D 3.6% 5 Customer E 3.6% 6 Customer F 2.9% 7 Customer G 2.8% 8 Customer H 2.5% 9 Customer I 2.5% 10 Customer J 2.2% 11 Customer K 2.0% 12 Customer L 1.9% 13 Customer M 1.9% 14 Customer N 1.8% 15 Customer O 1.7% 16 Customer P 1.7% 17 Customer Q 1.5% 18 Customer R 1.5% 19 Customer S 1.4% 20 Customer T 1.3%

Complementary Customer Relationships

Selected Customers

Anadarko Petroleum Corporation
Antero Resources
Carrizo
Chesapeake Energy
Chevron
Concho
ConocoPhillips
Continental Resources
Diamondback Energy
encana
EP Energy
EXCO
HESS
Marathon Oil
Newfield
noble energy
OXY
Parsley Energy
Pioneer Natural Resources
QEP Resources
Shell
SM Energy
Surge Energy
XTO Energy An ExxonMobil Subsidiary

Top 20 Customers[1]

SELECT ENERGY SERVICES
13

Strong Combined Management Team 14 Select Legacy Rockwater David Nightingale Executive Vice President Wellsite Services Paul Pistono Senior Vice President Oilfield Chemicals Cody Ortowski Executive Vice President Business Strategy Michael Skarke Executive Vice President Water Solutions Adam Law Senior Vice President General Counsel & Corporate Secretary Justin Briscoe Vice President Corporate Development John Schmitz Executive Chairman Holli Ladhani President & Chief Executive Officer Executive Leadership Corporate Leadership Operational Leadership Corporate headquarters in Houston, Texas Water Solutions headquarters in Gainesville, Texas David Stuart Senior Vice President Project Development Eric Mattson Executive Vice President Finance Gary Gillette Senior Vice President Chief Financial Officer Current 5 member Select board will be expanded to add 4 members from current Rockwater board Board of Directors

Strong Combined Management Team

Executive Leadership

John Schmitz
Executive Chairman

Holli Ladhani
President & Chief Executive Officer

Board of Directors

Corporate Leadership

Eric Mattson
Executive Vice President
Finance

Gary Gillette
Senior Vice President
Chief Financial Officer

Justin Briscoe
Vice President
Corporate Development

Adam Law
Senior Vice President
General Counsel & Corporate Secretary

Operational Leadership

Cody Ortowski
Executive Vice President
Business Strategy

Michael Skarke
Executive Vice President
Water Solutions

Paul Pistono
Senior Vice President
Oilfield Chemicals

David Nightingale
Executive Vice President
Wellsite Services

David Stuart
Senior Vice President
Project Development

Select
Legacy Rockwater

SELECT ENERGY SERVICES

14

Stock-for-stock transaction enables all stockholders to participate in future upside Pro forma ownership1: ~64.4% Select and ~35.6% Rockwater Select maintains a strong, unlevered pro forma balance sheet Upsized credit facility with Wells Fargo of $150 million committed at signing with expected expansion to $300 million upon closing Maintenance of strong credit and leverage statistics (Net Debt/Capitalization and Net Debt/EBITDA) Expected to be meaningfully accretive to EPS, CFPS and EBITDA per share for 4Q’17P, 2018P and 2019P before any contribution from synergies Estimated $15 to 20 million of annual cost savings anticipated to be fully realized during 2018P Financially Compelling Transaction 15 Total pro forma shares outstanding of 106,727,095 common shares

Significant Earnings Capacity & Growth Potential 16 The pro forma combined companies generated $2.1 billion of revenue and $322 million of Adjusted EBITDA in 2014 Select and Rockwater have invested over $350 million in combined capital expenditures and acquisitions since 2014, including the buildout of the Bakken pipelines and the acquisition of GRR, significantly increasing earnings capacity ¹ Adjusted EBITDA is a non-GAAP measure. See page 20 for a reconciliation. Excludes synergies ² Q2 Annualized EBITDA is not intended to reflect a forecast of future performance Pro Forma Combined Company Adjusted EBITDA¹ Pro Forma Combined Company Revenue (Dollar amounts in millions) (Dollar amounts in millions) $2,138 $1,212 $695 $0 $500 $1,000 $1,500 $2,000 $2,500 2014 2015 2016 Q2 '17 Annualized² $1,243 - $1,259 $322 $87 $10 $0 $100 $200 $300 $400 $500 2014 2015 2016 Q2 '17 Annualized² $172 - $180

Significant Earnings Capacity & Growth Potential

Pro Forma Combined Company Revenue

(Dollar amounts in millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,138
$1,212
$695
$1,243-$1,259
2014
2015
2016
Q2 '17 Annualized²

Pro Forma Combined Company Adjusted EBITDA[1]

(Dollar amounts in millions)
$500
$400
$300
$200
$100
$0
$322
$87
$10
$172 - $180
2014
2015
2016
Q2 '17 Annualized²

SELECT ENERGY SERVICES

16

Best-in-class balance sheet with significant liquidity and attractive public currency Upsized credit facility allows financial flexibility for large scale infrastructure development opportunities and future M&A transactions Balance Sheet and Liquidity Provides Flexibility 17 Pro Forma Balance Sheet As Of May 31, 2017¹ (Dollar amounts in millions) Includes $300 million ABL facility expected to be in place upon deal closing Combined book equity before potential purchase price accounting adjustments Estimated current borrowing base availability under $300 million ABL facility Cash 83.6 $ Bank Debt 59.3 Accrued Lease Obligations 19.6 Total Debt 78.9 Net Debt (4.7) $ Book Equity 2 1,047.8 Liquidity: Cash 83.6 $ Plus: Available Undrawn Revolver 3 235.0 Less: Bank Debt Outstanding (59.3) Less: Outstanding Letters of Credit (20.5) Total Liquidity 238.8 $

By merging with Rockwater, Select (WTTR) strengthens its position as the only public company devoted to water solutions for the unconventional oil and gas industry A combination of Select and Rockwater has compelling industrial and financial logic Strategic Rationale for Combination 18 Further strengthens the leading water solutions company in all service lines across all geographies Both companies operate across all major U.S. basins and each has a strong franchise in the Permian Basin Rockwater’s leading positions in the MidCon (SCOOP/STACK) and Marcellus/Utica further complement Select’s additional market leading positions in the Bakken, Eagle Ford, DJ Basin and Haynesville Addition of leading completions & production chemicals business adds unique complement to Select’s core water solutions franchise Enhanced operational scale and footprint provides significant growth and margin expansion opportunities Significant cross selling opportunities due to expanded service lines and minimal customer overlap  No customer greater than ~7% of pro forma 1H17 revenue Significant value creation through operating efficiencies and consolidation savings ($15 – 20 million of near-term cost synergies) Additional growth catalyst as the completions cycle accelerates Strong 2Q17 performance with accelerating momentum heading into 3Q17 Best-in-class balance sheet with significant liquidity and attractive public currency Allows financial flexibility for large scale infrastructure development opportunities The “Acquirer of Choice” in the water space for future M&A transactions Financially accretive transaction for Select shareholders while increasing market cap and public float

Appendix: Non-GAAP Reconciliation 19

Non-GAAP Reconciliation 20 We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus taxes, interest expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus/(minus) loss/(income) from discontinued operations, plus any impairment charges or asset write-offs pursuant to GAAP, plus/(minus) non-cash losses/(gains) on the sale of assets or subsidiaries, non-recurring compensation expense, non-cash compensation expense, and non-recurring or unusual expenses or charges, including severance expenses, transaction costs, or facilities-related exit and disposal-related expenditures. Our board of directors, management and investors use EBITDA and Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for an analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of EBITDA and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure for the periods presented:

Non-GAAP Reconciliation 21 Select Energy Services Rockwater Energy Solutions1 Rockwater 2014, 2015 and 2016 figures are reported on a pro forma basis for the March 2017 acquisition of Crescent Companies, LLC Year Ended December 31, 2017 ($ in millions) 2014 2015 2016 Q2 (Low) Q2 (High) Net Income/(Loss) $30 ($117) ($100) ($2) ($2) Taxes 16 (24) 0 0 1 Interest Expense 13 12 9 1 1 Depreciation and Amortization 102 93 73 16 16 EBITDA $161 ($35) ($18) $15 $16 Impairment of longed-lived and intangible assets 2 30 1 0 0 Restructuring costs 0 2 7 0 0 Restructuring related severance expenses 0 4 1 0 0 Bad debt expense 4 7 2 0 0 Inventory write downs (0) 10 1 0 0 Foreign currency (gains) losses 4 3 (0) 0 0 (Gain) loss on the valuation of contingent obligations (9) (1) (0) 0 0 Non-cash compensation expense 2 2 2 1 1 Non-cash (gain) loss on sale of subsidiaries and other assets (1) (1) (2) 0 0 Transaction related costs 0 0 0 1 1 Adjusted EBITDA $163 $21 ($6) $17 $18 Year Ended December 31, 2017 ($ in millions) 2014 2015 2016 Q2 (Low) Q2 (High) Net Income/(Loss) $2 ($82) ($311) ($12) ($11) Taxes 1 0 0 1 1 Interest Expense 17 14 16 0 0 Depreciation and Amortization 128 108 97 23 23 EBITDA $148 $40 ($197) $12 $13 Net (Income)/Loss from Discounted Operations 8 (0) 0 0 0 Impairment 0 21 199 0 0 Lease Abandonment costs 0 0 15 0 0 Non-recurring severance expense 0 3 1 0 0 Non-recurring deal costs 0 3 0 0 0 Non-cash incentive (gain)/loss 4 (1) (0) 1 1 Non-cash (gain)/loss on sale of subsidiaries and other assets (1) (1) (0) 0 0 Non-recurring acquisition costs and other 0 0 0 13 13 Adjusted EBITDA $160 $66 $17 $26 $27